As filed with the Securities and Exchange Commission on March 25, 1998
                                                          Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------

                        HUMPHREY HOSPITALITY TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                            12301 Old Columbia Pike
                         Silver Spring, Maryland 20904
                    (Address of principal executive offices)

                             James I. Humphrey, Jr.
                            12301 Old Columbia Pike
                         Silver Spring, Maryland 20904
                                 (301) 680-4343
                    (Name and address of agent for service)
                                ---------------

                                  Copies to:
Kenneth J. Alcott, Esq.                               James J. Wheaton, Esq.
       Cameron N. Cosby, Esq.                         Willcox & Savage, P.C.
          Hunton & Williams                           1800 NationsBank Center
        951 East Byrd Street                            One Commercial Place
      Richmond, Virginia 23219                         Norfolk, Virginia 23510
            (804) 788-8200                                  (804) 628-5619

         Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





  Title of Securities      Amount Being             Proposed                Proposed Maximum          Amount of
   Being Registered         Registered      Offering Price Per Share    Aggregate Offering Price   Registration Fee
                                                       (2)                        (2)
======================== ================== ========================== =========================== =================

     Common Stock          1,150,000(1)              $11.25                   $12,937,500               $3,816
   ($.01 par value)           shares
======================== ================== ========================== =========================== =================

(1) Includes 150,000 shares that may be purchased pursuant to an over-allotment option granted to the Underwriter.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices of the Common Stock on The Nasdaq National Market on March 17, 1998.

                                ---------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             CROSS REFERENCE SHEET

<CAPTION



Item Number and Caption                                       Heading in Prospectus
-----------------------                                       ---------------------
 1.      Forepart of Registration Statement and Outside
         Front Cover Page of Prospectus..................     Outside Front Cover Page
 2.      Inside Front and Outside Back Cover Pages of
         Prospectus......................................     Inside Cover Page; Outside Back Cover Page
 3.      Summary Information, Risk Factors and Ratio of
         Earnings to Fixed Charges.......................     Outside Front Cover Page; Prospectus Summary; Risk
                                                              Factors; Policies and Objectives With Respect to
                                                              Certain Activities; Shares Available for Future Sale
 4.      Determination of Offering Price.................     Outside Front Cover Page; Underwriting
 5.      Dilution........................................     Dilution
 6.      Selling Security Holders........................     Not Applicable
 7.      Plan of Distribution............................     Outside Front Cover Page; Underwriting
 8.      Use of Proceeds.................................     Use of Proceeds
 9.      Selected Financial Data.........................     Selected Financial Information
10.      Management's Discussion and Analysis of Financial
         Condition and Results of Operations.............     Management's Discussion and Analysis of Financial
                                                              Condition and Results of Operations
11.      General Information as to Registrant............     Prospectus Summary; Management; Business and
                                                              Properties
12.      Policy With Respect to Certain Activities.......     Prospectus Summary; Risk Factors; Policies and Objectives
                                                              with Respect to Certain Activities; Certain Provisions of
                                                              Virginia Law and the Company's Articles of Incorporation
                                                              and Bylaws; Reports to Shareholders
13.      Investment Policies of Registrant...............     Policies and Objectives with Respect to Certain
                                                              Activities; Prospectus Summary; Business and Properties
14.      Description of Real Estate......................     Prospectus Summary; Business and Properties
15.      Operating Data..................................     Business and Properties
16.      Tax Treatment of Registrant and its Security         Prospectus Summary; Federal Income Tax Considerations
         Holders.........................................
17.      Market Price of and Dividends on the Registrant's
         Common Equity and Related Shareholder Matters...     Price Range of Common Stock and Distributions
18.      Description of Registrant's Securities..........     Description of Capital Stock
19.      Legal Proceedings...............................     Business and Properties -- Legal Proceedings
20.      Security Ownership of Certain Beneficial Owners
         and Management..................................     Ownership of the Company's Common Stock
21.      Directors and Executive Officers................     Management
22.      Executive Compensation..........................     Management
23.      Certain Relationships and Related Transactions..     Prospectus Summary; Business and Properties; Management;
                                                              Certain Relationships and Transactions; The Lessee



24.      Selection, Management and Custody of Registrant's
         Investments.....................................     Outside Front Cover Page; Prospectus Summary; Business
                                                              and Properties; Management; Policies and Objectives with
                                                              Respect to Certain Activities
25.      Policies With Respect to Certain Transactions...     Risk Factors; Policies and Objectives with Respect to
                                                              Certain Activities
26.      Limitations of Liability........................     Management
27.      Financial Statements and Information............     Prospectus Summary; Selected Financial Information;
                                                              Financial Statements
28.      Interests of Named Experts and Counsel..........     Experts; Legal Matters
29.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities..     Management




Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                  Subject to completion, dated March 24, 1998
                                1,000,000 Shares
                        HUMPHREY HOSPITALITY TRUST, INC.                [Logo]

                                  Common Stock

         Humphrey Hospitality Trust, Inc. (the "Company") is a self-administered equity real estate investment trust ("REIT") that, through Humphrey Hospitality
Limited Partnership (the "Partnership"), owns interests in 20 existing limited-service hotels (the "Hotels"). The Hotels include twelve Comfort Inn(R) hotels, three Holiday Inn Express(R) hotels, one Best Western(R) hotel, one Best
Western Suites(R) hotel, one Comfort Suites(R) hotel, one Days Inn(R) hotel and one Rodeway Inn(R) hotel, with an aggregate of 1,312 rooms. The Hotels are located in nine states in the eastern United States.

         All of the shares of the Company's common stock, $.01 par value per share (the "Common Stock"), offered hereby are being sold by the Company. The last reported bid price of the Common Stock, which is quoted under the symbol
"HUMP" on the Nasdaq National Market, was $11.00 per share on March __, 1998. To ensure compliance with certain rules relating to the Company's qualification as a REIT, the Company's Articles of Incorporation generally prohibit direct or indirect ownership of more than 9.9% of the outstanding shares of Common Stock by any person. See "Description of Capital Stock A Restrictions on Ownership and
Transfer".

         Assuming an offering price of $11.00, the net proceeds to the Company from this offering will be approximately $10 million, after deducting expenses payable by the Company estimated at $210,000. The Company will contribute all of the net proceeds of this offering to the Partnership and, after such contribution, will own an approximately 87.21% interest in the Partnership. The
Partnership will use the net proceeds of this offering to repay certain indebtedness.

         See "Risk Factors" beginning on page 14 of this Prospectus for a discussion of certain factors that should be considered by prospective purchasers of the shares of Common Stock offered hereby.

                                ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.





                        Price to Public       Selling        Proceeds to
                                           Commission(1)      Company(2)
---------------------------------------------------------------------------
Per Share                      $                 $                $
Total(3) .............          $                $                $
===========================================================================


(1) See "Underwriting" for information concerning indemnification of the Underwriter and other matters.

(2) Before deducting expenses payable by the Company, estimated at $210,000.

(3) The Company has granted the Underwriter an option for 30 days to purchase up to an additional 150,000 shares at the public offering price per share, less the underwriting discount, solely to cover over-allotments. If such option is exercised in full, the total Price to Public, Selling Commission and Proceeds to Company will be $ , $ and $ , respectively. See "Underwriting".

   The shares of Common Stock offered hereby are being offered by Anderson &
Strudwick Incorporated (the "Underwriter"), as and if delivered to and accepted by it, and subject to the right of the Underwriter to reject any order in whole or in part. It is expected that the delivery of the Common Shares will be made in New York, New York on or about , 1998.


                                ---------------

                              ANDERSON & STRUDWICK
                                  INCORPORATED

                             _______________, 1998




                      [COLOR PHOTOS AND ART WORK TO COME]




   THE PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES
EXCHANGE ACT OF 1934, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE
WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND WORDS OF SIMILAR IMPORT. SUCH
FORWARD-LOOKING STATEMENTS RELATE TO FUTURE EVENTS, THE FUTURE FINANCIAL
PERFORMANCE OF THE COMPANY, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES
AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS
OF THE COMPANY OR INDUSTRY RESULTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE
RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH
FORWARD-LOOKING STATEMENTS. PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER
THE VARIOUS FACTORS IDENTIFIED IN THE PROSPECTUS THAT COULD CAUSE ACTUAL RESULTS
TO DIFFER, INCLUDING, WITHOUT LIMITATION, THOSE DISCUSSED IN THE SECTIONS
ENTITLED "PROSPECTUS SUMMARY" AND "RISK FACTORS."

                             AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room
1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at 7 World Trade Center, 13th Floor,
New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite
1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street,
N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a
Web site at http://www.sec.gov, and reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Company) can be obtained from that site. The Common
Stock of the Company is traded on The Nasdaq National Market and such reports, proxy and information statements and other information concerning the Company can be inspected and copied at The Nasdaq Stock Market, 1735 K Street, N.W.,
Washington, D.C. 20006-1506.

   The Company has filed with the Commission, 450 Fifth Street, N.W. Washington,
D.C. 20549, a Registration Statement on Form S-11 under the Securities Act of
1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information concerning the Company and the Common Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

   IN CONNECTION  WITH THIS  OFFERING,  THE  UNDERWRITER  MAY OVER-ALLOT OR
EFFECT  TRANSACTIONS  THAT STABILIZE OR MAINTAIN  THE MARKET  PRICE OF THE
COMMON  STOCK AT A LEVEL  ABOVE THAT WHICH MIGHT  OTHERWISE  PREVAIL IN THE OPEN
MARKET.  SUCH  TRANSACTIONS  MAY BE EFFECTED  ON THE NASDAQ  NATIONAL  MARKET,
IN THE  OVER-THE-COUNTER  MARKET OR OTHERWISE.  SUCH STABILIZATION, IF
COMMENCED, MAY BE DISCONTINUED AT ANY TIME.  SEE "UNDERWRITING."

   IN CONNECTION  WITH THIS OFFERING,  THE  UNDERWRITER  (AND SELLING GROUP
MEMBERS,  IF ANY) MAY ENGAGE IN PASSIVE MARKET  MAKING  TRANSACTIONS  IN THE
COMMON  STOCK ON THE NASDAQ  NATIONAL  MARKET IN  ACCORDANCE  WITH RULE 103 OF
REGULATION M.  SEE "UNDERWRITING."




                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----

PROSPECTUS SUMMARY...............................................  1
  The Company....................................................  1
  Risk Factors...................................................  1
  Recent Developments............................................  3
  The Hotels.....................................................  5
  Growth Strategy................................................  6
  Distribution Policy............................................  9
  Tax Status.....................................................  9
  The Offering................................................... 10
  Summary Financial Data......................................... 11

RISK FACTORS..................................................... 14
  Conflicts of Interest.......................................... 14
  Risks of Leverage.............................................. 14
  Dependence on the Lessee....................................... 15
  Tax Risks...................................................... 15
  Risks of Mr. Humphrey's Personal Bankruptcy.................... 17
  Risks Associated with Development.............................. 17
  Inability to Operate the Properties............................ 17
  Growth Strategy................................................ 17
  Limited Number of Hotels....................................... 18
  Emphasis on Comfort Inn Hotels................................. 18
  Dilution....................................................... 18
  Cross-Collateralized Debt...................................... 18
  No Assurance of Return on Property Investments................. 18
  Effect of Market Interest Rates on Price of the Common Stock... 19
  Reliance on Board of Directors and Management.................. 19
  Limitation on Liability of Officers and Directors.............. 19
  Limitation on Acquisition and Change in Control................ 19
  Ability of Board of Directors to Change Certain Policies....... 20
  Hotel Industry Risks........................................... 20
  Real Estate Investment Risks................................... 22

THE COMPANY...................................................... 23

GROWTH STRATEGY.................................................. 23
  Acquisition Strategy........................................... 24
  Development Strategy........................................... 25
  Internal Growth Strategy....................................... 25

USE OF PROCEEDS.................................................. 26

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS.................... 27

CAPITALIZATION................................................... 28

DILUTION......................................................... 29

SELECTED FINANCIAL INFORMATION................................... 30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS.............................. 35
  Overview....................................................... 35
  Results of Operations.......................................... 35
  Liquidity and Capital Resources................................ 36
  Inflation...................................................... 39
  Seasonality of Hotel Business and the Hotels................... 39
  Year 2000...................................................... 39

BUSINESS AND PROPERTIES.......................................... 39
  Comfort Inn and Comfort Suites Hotels and Rodeway Inn Hotels... 39
  Best Western Hotels and Best Western Suites.................... 39
  Days Inn Hotels................................................ 39
  Holiday Inn Express Hotels..................................... 39
  The Hotels..................................................... 40
  The Fixed Lease................................................ 43
  The Percentage Leases.......................................... 43
  Franchise Licenses............................................. 49
  Operating Practices............................................ 50
  Employees...................................................... 50
  Environmental Matters.......................................... 50
  Competition.................................................... 51
  Depreciation................................................... 51
  Legal Proceedings.............................................. 52

POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES....... 52
  Investment Policies............................................ 52
  Financing...................................................... 53
  Conflict of Interest Policies.................................. 53
  Provisions of Virginia Law..................................... 55
  Policies with Respect to Other Activities...................... 55

MANAGEMENT....................................................... 55
  Directors and Executive Officers............................... 55
  Acquisition Committee.......................................... 57
  Audit Committee................................................ 57
  Executive Compensation......................................... 57
  Compensation of Directors...................................... 57
  Exculpation and Indemnification................................ 57

CERTAIN RELATIONSHIPS AND TRANSACTIONS........................... 58
  Revised Services Agreement..................................... 58
  Credit Facility................................................ 58
     Acquisition of Certain Hotels from Humphrey Affiliates...... 58


  Guarantees by Mr. Humphrey and His Affiliates.................. 59
  Leases......................................................... 59
  Franchise Licenses............................................. 59
  Non-Competition Agreement and Option Agreement................. 59
  Other.......................................................... 60

THE LESSEE....................................................... 60

OWNERSHIP OF THE COMPANY'S COMMON STOCK.......................... 61

DESCRIPTION OF CAPITAL STOCK..................................... 63
  General........................................................ 63
  Common Stock................................................... 63
  Preferred Stock................................................ 64
  Restrictions on Ownership and Transfer......................... 64
  Other Matters.................................................. 66

CERTAIN PROVISIONS OF VIRGINIA LAW AND
OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS............ 66
  Board of Directors............................................. 66
  Amendment...................................................... 67
  Business Combinations.......................................... 67
  Control Share Acquisitions..................................... 68
  Operations..................................................... 68
  Advance Notice of Director Nominations and New Business........ 68

SHARES AVAILABLE FOR FUTURE SALE................................. 68

PARTNERSHIP AGREEMENT............................................ 69
  Management..................................................... 69
  Transferability of Interests................................... 70
  Capital Contribution........................................... 70
  Redemption Rights.............................................. 70
  Operations..................................................... 71
  Distributions.................................................. 71
  Allocations.................................................... 71
  Term........................................................... 71
  Tax Matters.................................................... 72

FEDERAL INCOME TAX CONSIDERATIONS................................ 72
  Taxation of the Company........................................ 72
  Requirements for Qualification................................. 73
  Failure to Qualify............................................. 81
  Taxation of Taxable U.S. Shareholders.......................... 81
  Taxation of Shareholders on the Disposition of the
      Common Stock............................................... 82
  Capital Gains and Losses....................................... 82
  Information Reporting Requirements and Backup Withholding...... 83
  Taxation of Tax-Exempt Shareholders............................ 83
  Taxation of Non-U.S. Shareholders.............................. 83
  Proposed Tax Legislation....................................... 85
  Other Tax Consequences......................................... 85
  Tax Aspects of the Partnership and the Subsidiary Partnership.. 85
  Sale of a Hotel Partnership's Property......................... 88

UNDERWRITING..................................................... 89

EXPERTS.......................................................... 90

REPORTS TO SHAREHOLDERS.......................................... 90

LEGAL MATTERS.................................................... 90

GLOSSARY......................................................... 91

INDEX TO FINANCIAL STATEMENTS....................................F-1









                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that the Underwriter's over-allotment option is not exercised and assumes that the offering price is $11.00 per share, the last reported bid price of the Common Stock on The Nasdaq National Market as of March
__, 1998. Unless the context otherwise indicates, all references herein to the "Company" include Humphrey Hospitality Trust, Inc., Humphrey Hospitality REIT
Trust, Humphrey Hospitality Limited Partnership and Solomons Beacon Inn Limited
Partnership. Unless the context otherwise indicates, all references herein to the "Partnership" include Humphrey Hospitality Limited Partnership and Solomons
Beacon Inn Limited Partnership. The offering of 1,000,000 shares of the
Company's Common Stock pursuant to this Prospectus is referred to herein as the "Offering." The Company's Common Stock, par value $.01 per share, is referenced herein as the "Common Stock," and the shares of the Company's Common Stock that are offered hereby are referenced herein as the "Common Shares." See "Glossary" for the definitions of certain additional terms used in this Prospectus.

                                  The Company

         The Company is a self-administered REIT that, through the Partnership, owns interests in twenty existing limited-service Hotels with an aggregate of 1,312 rooms and an average age of approximately nine years as of December 31, 1997. The Hotels include twelve Hotels operated as Comfort Inn hotels, three
Hotels operated as Holiday Inn Express hotels, one Hotel operated as a Best
Western hotel, one Hotel operated as a Best Western Suites hotel, one Hotel operated as a Comfort Suites hotel, one Hotel operated as a Days Inn hotel and one Hotel operated as a Rodeway Inn hotel. The Hotels are located in nine states in the eastern United States. Ten of the Hotels were purchased from Affiliates
(as defined herein) of James I. Humphrey, Jr., the Company's Chairman and
President.

         The Company will contribute all of the proceeds from the Offering, net of all Offering expenses and fees to the Underwriter ("Net Proceeds"), to the Partnership in exchange for 1,000,000 units of limited partnership interest in the Partnership ("Units"). After the closing of the Offering (the "Closing"), the Company will own an 87.21% partnership interest, and Mr. Humphrey and his Affiliates (collectively, the "Humphrey Affiliates") will own a 12.79% limited partnership interest in the Partnership. Humphrey Hospitality REIT Trust, a Maryland real estate investment trust and wholly owned subsidiary of the Company
(the "General Partner"), will remain the sole general partner of the Partnership. The Net Proceeds will be approximately $10 million, assuming an offering price of $11.00 per share of Common Stock offered hereby (the "Offering
Price"), which was the last reported bid price of the Common Stock on the Nasdaq
National Market as of March 20, 1998. The Partnership will use the Net Proceeds to repay approximately $10 million of outstanding debt on a credit facility (the
"Credit Facility"), which is secured by 17 of the Hotels. Upon the application of the Net Proceeds, the Company will have approximately $21 million of total indebtedness outstanding (the "Remaining Indebtedness"), all of which debt will be secured by one or more of the Hotels.

         In order to qualify as a REIT, the Company cannot operate hotels.
Therefore, the Hotels are leased to, and operated by, Humphrey Hospitality
Management, Inc. (the "Lessee"). The leases relating to the Hotels (the
"Percentage Leases"), with the exception of the Comfort Suites-Dover, Delaware
Hotel, are designed to allow the Company to participate in growth in revenues of the Hotels by providing that percentages of such revenues are paid by the Lessee as rent. The Comfort Suites-Dover, Delaware Hotel is leased pursuant to a lease that provides for fixed rent payments (the "Fixed Lease"). Mr. Humphrey is the sole shareholder of the Lessee.

                                  Risk Factors

         An investment in the Common Shares involves various risks, and investors should carefully consider the matters discussed under "Risk Factors," including the following:

         o Conflicts of interest between the Company, the limited partners of the Partnership (the "Limited Partners"), which consist of Mr. Humphrey and certain Humphrey Affiliates, and the Lessee, including:

                  >> conflicts related to the adverse tax consequences to the Limited Partners upon a sale of any Hotel in which they once owned an interest, or the refinancing or prepayment of any principal on any of the Remaining Indebtedness related to such a Hotel and the related risk that Mr. Humphrey's personal interests with regard to a sale of a Hotel or refinancing or prepayment of any of the Remaining
                           Indebtedness could be adverse to those of the Company and its shareholders;


                  >> lack of arm's-length negotiations with respect to the terms of the Percentage Leases, the purchase agreements for the Hotels, the Non-Competition
                           Agreement (as defined herein) and the Option
                           Agreement (as defined herein) and Mr. Humphrey's conflicts relating to enforcing these agreements; and

                  >>       conflicts relating to competing demands on Mr.
                           Humphrey's and the Lessee's time.

         o George R. Whittemore, a Director of the Company, is a consultant to Mills Management II, Inc., which is the manager and a member of a privately-held limited liability company that was formed to, among other things, acquire hotels that are substantially similar to the Hotels. Mr. Whittemore may experience conflicts between his obligations as a consultant to Mills Management II, Inc. and his duties to the Company in the event that investment opportunities arise that meet both companies' investment criteria.

         o Risks associated with the dependence of the Company on the Lessee's ability to generate revenue and to control operating costs at the Hotels and to make payments under the Leases (as defined herein), as the principal source of the Company's revenues, in amounts sufficient to permit the Company to make the anticipated distributions to shareholders.

         o        Risks associated with distributing substantially all Cash
                  Available for Distribution to Shareholders (as defined herein), including the risk that future Cash Available for Distribution to Shareholders will be insufficient to permit the Company to maintain its current distribution rate.

         o Tax risks, including taxation of the Company as a regular corporation if it fails to qualify as a REIT, taxation of the Partnership as a corporation if it were deemed not to be a partnership, and the Company's liability for federal and state taxes on its income as a result of either such event, which would materially adversely affect Cash Available for Distribution to Shareholders.

         o Mr. Humphrey personally guarantees, jointly and severally with the Company, a portion of the Remaining Indebtedness, and his personal bankruptcy would constitute a default under the related loan documents.

         o Risks associated with the Company's (and the Company's shareholders') lack of control over the daily operation of the Hotels due to federal income tax law prohibitions on a REIT operating hotels.

         o Risks that the Company's growth through acquisitions and development will be constrained (i) because a REIT generally cannot retain earnings for acquisitions and development and
                  (ii) by the limitation on the amount of indebtedness that the Company can incur under its Debt Policy (as defined herein).
                  Consequently, the Company's ability to grow through additional acquisitions and development of hotels will likely depend on its ability to obtain additional equity financing.

         o The number of the Hotels is limited and, therefore, adverse changes in the operations of any Hotel could reduce Cash
                  Available for Distribution to Shareholders.

         o Twelve of the Hotels are licensed under one franchise brand and any adverse developments to that franchise brand could reduce amounts available for distribution to the holders of Common Stock.

         o Purchasers of the Common Shares sold in the Offering will experience immediate and substantial dilution of $4.93 or 44.7% of the Offering Price in the net tangible book value per Common Share.

         o Although the Company has adopted policies and has made covenants to lenders and the Underwriter limiting its level of indebtedness, there is no provision in the Company's Articles of Incorporation or Bylaws that limits the amount of debt that the Company may incur, and consequently, the Company could become highly leveraged, which in turn could adversely affect the Company's ability to make distributions to its shareholders and increase the risk of default under its indebtedness.



         o Risks associated with the Company's potential development of hotels, including the risk of abandonment of development, unexpected construction costs or delays, newly developed hotels' failure to perform as expected, and failure to obtain, or delays in obtaining, governmental permits and authorizations.

                              Recent Developments

Acquisitions

         The following table shows Hotels that have been acquired by the Company since its most recent public offering of Common Stock, which was completed in December 1996. Each Hotel, with the exception of the Comfort Suites-Dover,
Delaware Hotel, is leased pursuant to a Percentage Lease. The Comfort
Suites-Dover, Delaware Hotel is leased pursuant to a Fixed Lease.




                                                                                                Contract
                                                       Date                Number of            Purchase
                                                     Acquired                Rooms                Price
                                                     --------                ------               -----
Comfort Inns:
 Chambersburg, Pennsylvania............          May 29, 1997                  65               $ 2,600,000
 Culpeper, Virginia....................          February 26, 1997             49                 1,900,000
 Gettysburg, Pennsylvania(1)...........          May 23, 1997                  81                 4,325,000
 Murphy, North Carolina................          April 25, 1997                56                 1,975,000
 New Castle, Pennsylvania..............          March 17, 1997                79                 3,000,000

Comfort Suites:
 Dover, Delaware.......................          January 22, 1997              64                 2,795,210

Best Western and Best Western Suites:
 Harlan, Kentucky(1)...................          April 17, 1997                63                 2,625,000
 Key Largo, Florida....................          September 2, 1997             40                 2,960,000(2)

Holiday Inn Express:
 Allentown, Pennsylvania...............          June 10, 1997                 83                 3,750,000
 Danville, Kentucky....................          April 23, 1997                62                 2,716,000
 Gettysburg, Pennsylvania..............          May 23, 1997                  51                 2,725,000
                                                                             ----                ----------

     Totals............................                                       693               $31,371,210
                                                                              ===               ===========


-------------------------

(1) The Company is the lessee under land leases on the parcels underlying the Comfort Inn-Gettysburg, Pennsylvania and the Best Western-Harlan, Kentucky Hotels that expire in 2096 and 2091, respectively. The rent on the Gettysburg land lease is $35,000 per year, payable in equal monthly installments, and the rent on the Harlan land lease is $2,000 per month or 5% of room sales, whichever is greater.

(2) Purchased at a contract purchase price of $2,590,000 from an unaffiliated seller pursuant to a purchase agreement that was assigned to the Partnership by Humphrey-Key Largo Associates, L.P. ("Humphrey-Key Largo"), a partnership substantially owned by Mr. Humphrey. Pursuant to the assignment of the purchase agreement, Humphrey-Key Largo received as compensation 34,023 Units of limited partnership interest in the Partnership, valued at $370,000 based on an average price of $10.875 per share of Common Stock for the ten trading days prior to September 2, 1997. The acquisition of the Hotel has been recorded by the Company at the contract purchase price of $2,590,000, which excludes the value of the Units issued to Humphrey-Key Largo.

Resignation of Executive Officer and Director of the Company

      Effective March 17, 1998, Charles A. Mills, III, resigned from his positions as Vice President, Treasurer and Director of the Company. Mr. Mills is the Senior Vice President, Chairman and largest shareholder of the Underwriter and has served on the Company's Board of Directors since its IPO on November 29, 1994. Simultaneously with the completion of the Offering, the Company will enter into a Capital Consulting Agreement with Mr. Mills, who will continue to provide the Company with advice as to future equity offerings and access to capital markets generally. Under the terms of the Capital Consulting Agreement, which has a one year term, the Company will pay Mr. Mills $20,000 plus .25% of the net proceeds from public equity offerings over the next twelve months.

Directors Fees

         On May 22, 1997, the Board of Directors unanimously voted to increase the annual fees paid to them by the Company for serving on the Board of Directors from $10,000 per year to $15,000 per year. On September 9, 1997, the Board of Directors voted to utilize their full annual fees, with the exception of the fees received by Mr. Humphrey, to purchase Common Stock on the open market, and to exercise their reasonable best efforts to do so within ten days of the receipt of such fees.

Credit Facility and Debt Policy

         Since February 1997, the Company has increased the maximum amount that it may borrow pursuant to its credit agreement with Mercantile Safe Deposit and Trust Company ("Mercantile") from $6.5 million to $25.5 million (the "Credit Facility"), primarily in order to acquire additional hotels. The Credit Facility is secured by 17 of the Hotels. The interest rate under the Credit Facility is equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal plus .25%, which, as of March 20, 1998, was equal to 8.75%. The Credit Facility matures on April 10, 1999 and is subject to 2 one year extensions, which are exercisable at Mercantile's option. Upon completion of the Offering, the Company expects to increase the maximum amount that it may borrow pursuant to the Credit Facility to $40 million at an interest rate equal to the 30 day London Interbank Offered Rate (which was 5.68% as of March 20, 1998), plus 250 basis points.

         As of May 22, 1997, the Board of Directors voted to increase the amount of consolidated indebtedness that the Company may incur from 50% to 55% of the aggregate purchase price of the hotels in which it has invested.

Capital Expenditure Reserves Policy

         Although the Company believes that 4% of room revenue is generally an appropriate capital reserve to maintain the condition and viability of its Hotels, the Company will increase its capital reserves set-aside from 4% to 6% of room revenue upon completion of the Offering. The additional 2% of room revenue will be held in a special reserve fund (the "Additional Reserve Fund") that will be deployed at the Hotels primarily to enhance their competitive position. To ensure that the Company receives additional annual income that is at least equal to 12% of the amount of funds invested by the Company from the Additional Reserve Fund, the Company and the Lessee have agreed to amend the Leases for the Hotels that receive capital from the Additional Reserve Fund to provide that each such Hotel will increase its annual Base Rent payment by 7% per annum of the capital received from the Additional Reserve Fund. The Company expects that it will receive additional amounts under the terms of the Percentage Leases equal to at least 5% per annum of the amount invested from the Additional Reserve Fund through its participation in increased room revenue resulting from such additional investments.

                                   The Hotels

         The following table sets forth certain information with respect to the Hotels for the twelve months ended December 31, 1997 (or such shorter period commencing on the date of acquisition, if applicable):


                                                                              Average
                                       Year      Number of      Average        Daily                       Lease
HOTELS                                Opened       Rooms       Occupancy       Rate       REVPAR(1)      Payments
                                      ------       -----       ---------       ----       ---------      --------

Comfort Inns & Suites:
 Chambersburg, Pennsylvania(2)......   1993          65            68.0%         $55.24        $37.57     $228,806
 Culpeper, Virginia(3)..............   1986          49            83.8%          50.71         42.48      254,646
 Dahlgren, Virginia.................   1989          59            82.5%          49.53         40.85      388,044
 Dover, Delaware(4).................   1997          64            67.8%          64.42         43.68      357,649
 Dublin, Virginia...................   1986         100            73.4%          52.95         38.87      689,691
 Elizabethton, Tennessee............   1987          58            57.8%          44.94         25.98      219,273
 Farmville, Virginia................   1985          51            79.5%          49.80         39.57      347,681
 Gettysburg, Pennsylvania(5)........   1996          81            74.1%          74.37         55.11      424,239
 Morgantown, West Virginia..........   1986          80            79.6%          55.12         43.85      644,049
 Murphy, North Carolina(6)..........   1989          56            73.7%          56.10         41.32      219,165
 New Castle, Pennsylvania(7)........   1987          79            71.9%          56.40         40.57      381,810
 Princeton, West Virginia...........   1985          51            80.0%          50.06         40.05      411,982
 Beacon Marina,
   Solomons, Maryland...............   1986          60            79.3%          65.07         51.57      851,070

Best Western and Best Western Suites:
 Harlan, Kentucky(8)................   1993          63            72.5%          51.93         37.66      304,284
 Key Largo, Florida(9)..............   1987          40            71.4%          88.30         63.06      147,017

Days Inn:
 Farmville, Virginia................   1989          60            62.5%          47.55         29.73      292,875

Holiday Inn Express:
 Allentown, Pennsylvania(10)........   1978          83            65.5%          65.13         42.68      311,753
 Danville, Kentucky(11).............   1994          62            80.1%          55.89         44.77      295,851
 Gettysburg, Pennsylvania(5)........   1990          51            73.3%          77.01         56.43      267,764

Rodeway Inn:
 Wytheville, Virginia...............   1985         100            32.8%          48.23         15.83      288,544
                                                   ----                                                   --------

Consolidated Total/Weighted
  Average for all Hotels............              1,312                                                 $7,326,193
                                                  =====                                                 ==========

-------------------------
(1) "REVPAR" means room revenue per available room, and is determined by dividing room revenue by available rooms for the applicable period.

(2)   Acquired May 29, 1997.

(3)   Acquired February 26, 1997.

(4)   Opened January 22, 1997.

(5)   Acquired May 23, 1997.

(6)   Acquired April 25, 1997.

(7)   Acquired March 17, 1997.

(8)   Acquired April 17, 1997.

(9)   Acquired September 2, 1997.

(10)  Acquired June 10, 1997.

(11)  Acquired April 23, 1997.

For further information regarding the Hotels, see "Business and Properties A The Hotels." For further information regarding the Lessee, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Overview."

                                Growth Strategy

         The Company seeks to enhance shareholder value by increasing Cash Available for Distribution to Shareholders by acquiring and developing additional hotels that meet the Company's investment criteria and by participating in increased revenue from the Hotels through Percentage Leases. "Cash Available for Distribution to Shareholders" means net income, or loss, of the Company plus depreciation and amortization minus capital expenditures or reserves and scheduled principal payments on indebtedness.

Acquisition Strategy

         The Company intends to acquire equity interests in additional operating hotels that meet its investment criteria as described below. The Company will emphasize limited service hotels with strong, national franchise affiliations in the upper economy and mid-scale market segments, or hotels with the potential to obtain such franchises. In particular, the Company will consider acquiring limited service hotels such as Comfort Inn, Comfort Suites, Best Western, Best Western Suites, Days Inn, Fairfield Inn(R), Hampton Inn(R), Holiday Inn Express and Rodeway Inn hotels, limited service extended-stay hotels such as Hampton Inn and Suites(R), Homewood Suites(R) and Residence Inn(R) hotels and full service hotels such as Holiday Inns(R). Under the Company's Bylaws, any transaction to acquire any additional properties must be approved by a majority of the members of the Company's Board of Directors, including a majority of the Independent Directors. As defined in the Company's Articles of Incorporation, "Independent Directors" Directors of the Company who within the last two years have not (i) owned an interest in any Humphrey Affiliates or certain other entities, (ii) been employed by Mr. Humphrey or any Humphrey Affiliates or certain other entities, (iii) been an officer or director of any Humphrey Affiliates or certain other entities, (iv) performed services for the Company, (v) been a director for more than three REITs organized by Mr. Humphrey or any of his Affiliates or certain other entities or (vi) had any material business or professional relationship with Mr. Humphrey or any of his Affiliates or certain other entities. See "Certain Provisions of Virginia Law and of the Company's Articles of Incorporation and Bylaws -- Board of Directors."

         Under the Investment Policy, the Company will only acquire an operating hotel for which it expects to receive, based on prior operating history, annual rental income in an amount greater than or equal to 12% of the total purchase price paid by the Company for such hotel, net of (i) insurance premiums paid by the Company, (ii) the FFE Reserves of 4% of room revenue ("FFE Reserves") and
(iii) real estate and personal property taxes. See "Risk Factors -- No Assurance of Return on Property Investments." The Company's additional investments in hotels may be financed, in whole or in part, with undistributed cash, net proceeds from subsequent issuances of capital stock or other securities or borrowings. The Company's policy is to limit consolidated indebtedness to less than 55% of the aggregate purchase price paid by the Company for the Hotels in which it has invested (the "Debt Policy"). The aggregate total purchase price paid by the Company for the Hotels is currently approximately $58.4 million. After the Company has applied the Net Proceeds as set forth herein, the Remaining Indebtedness (approximately $21 million) will represent approximately 36% of the aggregate amount paid by the Company for the Hotels. See "A Recent Developments," "Risk Factors A Risks of Leverage" and "Management's Discussion and Analysis of Financial Condition and Results of Operations A Liquidity and Capital Resources." The Company has an option to acquire additional hotels acquired or developed by Mr. Humphrey or his Affiliates. See "Policies and Objectives with Respect to Certain Activities A Conflict of Interest Policies -- The Non-Competition Agreement and Option Agreement."

Development Strategy

         The Company intends to grow through the development of new hotels as well as from the acquisition of existing hotels. The Company intends to develop limited-service hotels in secondary and tertiary markets, typically with under 150 rooms, that are similar to the Company's present Hotels. The Company is interested in sites that offer the potential to attract a diverse mix of potential market segments.

         The Company's development site selection criteria is expected to include some or all of the following characteristics:

         o Relatively low land costs, particularly as compared with major metropolitan areas.

         o        Sites that exist on or near major highways.

         o Areas that have strong industrial bases with the potential for future growth.

         o Communities with state or federal installations, colleges or universities.

         o        Areas with older existing hotel properties.

         These criteria describe the basic characteristics that the Company looks for prior to committing to the development of a new hotel. Sites that are selected may have some or all of the market characteristics as described above, as well as characteristics that are not specifically described herein. It is not anticipated that all sites selected by the Company will possess all of the characteristics described herein.

         Because a development project has no prior revenues on which the Company's Investment Policy can be tested, the Company intends to invest only in developments where it reasonably believes it will receive Rent (as defined herein) payments from the Lessee that are consistent with the Investment Policy. See "Risk Factors A No Assurance of Return on Property Investments."

Internal Growth Strategy

         The Percentage Leases relating to the Hotels are designed to allow the Company to participate in growth in revenues at the Hotels. The Company intends to use Percentage Leases substantially similar to those applicable to the Hotels with respect to any additional existing hotels it may acquire and Fixed Leases substantially similar to the lease on Comfort Suites-Dover, Delaware Hotel with respect to hotels the Company may develop on its own. The Company believes that there is less startup risk associated with acquisitions of existing hotels than with the Company's development of new hotels. See "Business and Properties A The Percentage Leases." The Percentage Leases provide for the Lessee to pay monthly base rent ("Base Rent") plus percentage rent ("Percentage Rent"). The Percentage Rent for each Hotel consists of (i) a set percentage of quarterly and semi-annual room revenues, which is payable quarterly and semi-annually, respectively, (ii) a set percentage of annual room revenues in excess of a threshold amount ("Threshold"), which is payable annually, and (iii) 8% of monthly revenues other than room revenues (including, but not limited to, telephone charges, movie rental fees and rental payments under any third-party leases), which is payable monthly. The portion of Percentage Rent that is based on annual room revenues does not apply to amounts under the Threshold and is designed to allow the Company to participate in any increases in room revenues occurring after the acquisition of a Hotel. See "Business and Properties A The Hotels" and "A The Percentage Leases A Amounts Payable Under the Percentage Leases." The Base Rent, Percentage Rents and rent payments pursuant to the Fixed Lease are hereinafter referred to collectively as "Rent."

         Following the Closing of the Offering, the structure and relationships of the Company, the Partnership, the Hotels and the Lessee will be as follows:



                                           Holders of
                                          Common Stock


                                       Humphrey Hospitality          Mr. Humphrey
                                            Trust, Inc.                   and
                                           The "Company"              Affiliates


         1%                                 100%
 Limited Partnership                  Equity Interest                   12.79%
      Interest                                                   Partnership Interest
                                                                 and limited partners

                                    Humphrey Hospitality
                                         REIT Trust
                                     The "General Partner"


                                             87.21%
                                     Partnership Interest


     Solomons            99%      Humphrey Hospitality              Humphrey Hospitality
Beacon Inn Limited     General          Limited        Percentage      Management, Inc.
    Partnership      Partnership      Partnership        Leases       (solely owned by
  The "Subsidiary     Interest     The "Partnership"                    Mr. Humphrey)
   Partnership"                                                          The "Lessee"

      100%                 100%
 Equity Interest      Equity Interest


      One                Nineteen
     Hotel                Hotels




                              Distribution Policy

         The following table sets forth the cash distributions declared per share for each of the periods indicated.

1995
First Quarter..................................................      .15
Second Quarter.................................................      .15
Third Quarter..................................................      .181(1)
Fourth Quarter.................................................      .19

1996
First Quarter..................................................      .19
Second Quarter.................................................      .19
Third Quarter..................................................      .19
Fourth Quarter.................................................      .19

1997
First Quarter..................................................      .19
Second Quarter.................................................      .19
Third Quarter..................................................      .19
Fourth Quarter.................................................      .2025(2)

1998
First Quarter (through February 28, 1998)......................      .135(2)

----------------------------
(1) Pro rata distribution for the period July 21, 1995, the closing of the Company's second public offering of Common Stock, through September 30, 1995 based on a quarterly distribution of $.19 per share.

(2) Although presented on a quarterly basis, the Company began making monthly distributions to its Common Shareholders commencing with the Company's distribution declared in October 1997.

         Future distributions will depend on the Company's actual results of operations, Cash Available for Distribution to Shareholders, cash flows from operations, economic conditions and other factors, such as working capital, cash requirements to fund investing and financing activities such as debt service requirements, including the repayment or refinancing of indebtedness, capital expenditure requirements, including improvements to and expansions of existing properties, and the acquisition or development of additional hotel properties, as well as the distribution requirements under federal income tax provisions for qualification as a REIT, which require that a REIT distribute at least 95% of its annual taxable income. None of the distributions paid to the Common Shareholders during 1997 represented a return of capital for federal income tax purposes. There are no assurances that Cash Available for Distribution to Shareholders will be sufficient for the Company to maintain its current distribution rate in the future. See "Partnership Agreement."

                                   Tax Status

         The Company elected to be taxed as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended, effective for its short taxable year ended December 31, 1994. As long as the Company qualifies for taxation as a REIT, with certain exceptions, the Company will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income, excluding net capital gains. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, the Company will obtain, at the closing of the Offering, the opinion of its legal counsel as to its REIT status, which opinion will be based on certain assumptions and representations and will not be binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company, the Partnership or the Subsidiary Partnership may be subject to certain state and local taxes on its income and property.

In connection with the Company's election to be taxed as a REIT, the Company's Articles of Incorporation impose restrictions on the ownership and transfer of shares of Common Stock. The Company has adopted the calendar year as its taxable year. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the Common Shareholders in any such year will not be deductible by the Company. See "Risk Factors A Tax Risks," "Federal Income Tax Considerations A Taxation of the Company" and "Description of Capital Stock A Restrictions on Ownership and Transfer."

                                  The Offering

Common Shares offered by the Company.........    1,000,000

Shares of Common Stock and Units to be
   outstanding after the Offering............    5,139,073(1)

Use of Net Proceeds..........................    To  repay  a  portion  of the
                                                 outstanding  borrowings  under
                                                 the  Credit Facility.

Symbol on The Nasdaq National Market.........    HUMP
---------------

(1) Includes 657,373 Units that are redeemable, at the option of the holder, on a one-for-one basis for shares of Common Stock at any time or, at the Company's option, an equivalent amount of cash.

                             Summary Financial Data

         The following table sets forth audited historical financial information for the Company and the Lessee. Such data should be read in conjunction with the applicable financial statements and the notes thereto, which are contained elsewhere in this Prospectus.

                 HUMPHREY HOSPITALITY TRUST, INC. (THE COMPANY)
                               Summary Historical
                    Revenue and Expenses and Financial Data
                     (in thousands, except per share data)


                                           Period from
                                        November 29, 1994
                                          (Date of IPO)
                                             through          Year Ended        Year Ended       Year Ended
                                          December 31,       December 31,      December 31,     December 31,
                                              1994               1995              1996             1997
                                              ----               ----              ----             ----

Operating Data:
Revenue:
Lease revenue ......................       $      273        $    3,750        $   3,958        $    7,326
Other income........................                -                21               47               106
                                           ----------        ----------         --------         ---------
Total revenue.......................              273             3,771            4,005             7,432
                                           ----------        ----------         --------         ---------

Expenses:
Depreciation and amortization.......               42               680              736             1,633
Interest expense....................               97             1,011              493             1,764
Real estate and personal
  property taxes and insurance......               18               196              252               476
General and administrative..........               15               238              411               537
                                           ----------        ----------         --------         ---------
  Total expenses....................              172             2,125            1,892             4,410
                                           ----------        ----------         --------         ---------
Income before
  minority interest.................              101             1,646            2,113             3,022
Minority interest...................               29               396              435               465
                                           ----------        ----------         --------         ---------
Net income applicable
  to Common Shareholders............       $       72        $    1,250       $    1,678        $    2,557
                                           ==========        ==========       ==========         =========
Basic earnings per common share (1).       $     0.05        $     0.72       $     0.70        $     0.73
Diluted earnings per common share (1)      $     0.05        $     0.70       $     0.70        $     0.73
Other Data:
Weighted average shares:
  Basic.............................        1,321,800         1,742,533        2,410,252         3,481,700
  Diluted...........................        1,849,666         2,365,883        3,033,602         4,139,073
Funds from operations (2)...........       $      139        $    2,132       $    2,723        $    4,548
Net cash provided by operating
  activities........................       $      170        $    1,334       $    2,751        $    3,680
Net cash used in
  investing activities..............       $   (4,840)       $     (619)      $   (1,967)       $  (29,406)
Net cash provided by (used in)
  financing activities..............       $    5,223        $   (1,100)      $    6,148        $   18,829




                        HUMPHREY HOSPITALITY TRUST, INC.
                     Summary Historical Balance Sheet Data
                                 (in thousands)

                                                                       December 31, 1996      December 31, 1997
                                                                           (Audited)              (Audited)
                                                                       -----------------      -----------------
Balance Sheet Data:
Net investment in hotel properties...........................              $21,405                 $50,476
Minority interest in Partnership.............................                3,247                   3,370
Shareholders' equity.........................................               18,145                  17,852
Total assets.................................................               30,221                  53,799
Total debt...................................................                8,185                  31,755


                     HUMPHREY HOSPITALITY MANAGEMENT, INC.
                    Summary Historical Revenue and Expenses
                                 (in thousands)


                                          Period from
                                       November 29, 1994         Year            Year             Year
                                         (Date of IPO)           Ended           Ended            Ended
                                     through December 31,    December 31,    December 31,     December 31,
                                             1994                1995            1996             1997
                                           (Audited)           (Audited)       (Audited)        (Audited)
                                     --------------------    -------------    -----------    --------------

Room revenue...........................     $ 459               $ 7,499         $ 7,942         $ 15,581
Other revenue (3)......................        38                   556             637              871
                                            -----              --------         -------         --------
  Total revenue........................       497                 8,055           8,579           16,452

Hotel operating expenses...............       314                 4,167           4,590            8,716
Percentage Lease payments..............       273                 3,750           3,958            7,326
                                            -----              --------         -------         --------

Net income.............................    $  (90)              $   138         $    31         $    410
                                          =======              ========         =======         ========




(1) Represents basic and diluted earnings per share computed in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("FAS No. 128"), adopted by the Company during 1997. Basic earnings per share is computed as net income available to common shareholders divided by the weighted average common shares outstanding and diluted earnings per share is computed as income before minority interest divided by the weighted average common shares outstanding plus the assumed conversion of the units held by minority interests. See
      Note 6, Earnings Per Share of the consolidated financial statements of Humphrey Hospitality Trust, Inc. at page F-19 for a reconciliation of the income (numerator) and weighted average shares (denominator) used in the calculation of basic and diluted earnings per share. The adoption of FAS No. 128 did not have a material effect on prior years.

(2) Management considers Funds From Operations ("FFO") to be a market accepted measure of an equity REIT's cash flow, which management believes reflects on the value of real estate companies such as the Company, in connection with the evaluation of other measures of operating performances. All REITs do not calculate FFO in the same manner, therefore, the Company's calculation may not be the same as the calculation of FFO for similar REITs. Beginning with the year ended December 31, 1997, the Company changed the way it computes FFO. The Company believes that its new method of computing FFO is more consistent with the guidelines established by NAREIT for calculating FFO. FFO, as defined under the NAREIT standard, consists of net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from debt restructuring and sales of properties, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The following table computes FFO under both the new method and the method formerly utilized by the Company:

      The computation of historical Funds From Operations is as follows (in thousands):


                             Period from
                          November 29, 1994
                            (Date of IPO)       Year            Year           Year
                               through          Ended           Ended          Ended
                            December 31,    December 31,    December 31,   December 31,
                                1994            1995            1996           1997
                              (Audited)       (Audited)       (Audited)      (Audited)

                         ------------------ ------------    -------------  ------------

Net income before minority
  interests                $     101       $    1,646      $    2,113     $    3,022
Depreciation                      38              486             610          1,502
Amortization of initial
  franchise costs                 -                -               -              24
                            --------       ----------       ---------      ---------
Funds From Operations            139            2,132           2,723          4,548
  (new method)
Amortization of loan costs         4              194             126            107
                           ---------       ----------       ---------      ---------
Funds From Operations
  (former method)          $     143       $    2,326      $    2,849     $    4,655
                           =========      ===========     ===========    ===========


      Industry analysts generally consider Funds From Operations to be an appropriate measure of the performance of an equity REIT. FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or debt service with respect to the Hotels.

(3) Represents marina revenue (for the Comfort Inn-Beacon Marina, Solomons, Maryland and the Best Western Suites-Key Largo, Florida Hotels only), telephone revenue, restaurant revenue and other revenue.

                                  RISK FACTORS

         In evaluating the Company's business, prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus.

Conflicts of Interest

         Because of Mr. Humphrey's ownership in and/or positions with the Company, the Partnership, and the Lessee, there are inherent conflicts of interest in the disposition and operation of the Hotels. Consequently, the interests of shareholders may not have been, and in the future may not be, reflected fully in all decisions made or actions taken by officers and the Board of Directors of the Company. See "Policies and Objectives with Respect to Certain Activities A Conflict of Interest Policies."

Conflicts Relating to Sales or Refinancing of Hotels

         Certain of the Limited Partners, which are Humphrey Affiliates, have unrealized gain in their interests in the Partnership. A sale of certain of the Hotels or refinancing or prepayment of principal on the Remaining Indebtedness by the Company may cause adverse tax consequences to certain of the Limited Partners. Therefore, the interests of the Company and certain of the Limited Partners could be different in connection with the disposition or refinancing of a Hotel. Decisions with respect to the disposition of any Hotel or refinancing or prepayment of principal on the Remaining Indebtedness will be made by a majority of the Directors, including a majority of the Independent Directors. See "Certain Relationships and Transactions A Acquisition of Certain Hotels from Humphrey Affiliates."

No Arm's-Length Bargaining on the Percentage Leases, the Fixed Lease, the Development Agreement, the Services Agreement, the Hotel Purchase Agreements, the Non-Competition Agreement and the Option Agreement

         The terms of the Percentage Leases, the Fixed Lease, the Development Agreement, the Services Agreement, the agreements pursuant to which the Partnership acquired certain of the Hotels, the Non-Competition Agreement and the Option Agreement were not negotiated on an arm's-length basis. See "Business and Properties A The Percentage Leases," and "A The Fixed Lease and "Certain Relationships and Transactions." The Company does not own any interest in the Lessee. Mr. Humphrey is a Director and officer of the Company and the sole shareholder of the Lessee. Consequently, he has a conflict of interest regarding the enforcement of the Percentage Leases, the Services Agreement, the Non-Competition Agreement and the Option Agreement. See "The Lessee."

Competing Hotels to be Acquired by Affiliates of Mr. Humphrey

         The Humphrey Affiliates may develop or acquire new hotels, subject to certain limitations, which may materially affect the amount of time Mr. Humphrey has to devote to the affairs of the Company. The Humphrey Affiliates, including the Lessee, may operate hotels that are not owned by the Company, subject to certain restrictions, which may materially affect the amount of time that Mr. Humphrey or the Lessee has to devote to managing the Hotels. See "Policies and Objectives with Respect to Certain Activities A Conflict of Interest Policies -- The Non-Competition Agreement and Option Agreement."

Competing Companies to be Advised by an Affiliate of the Company

         George R. Whittemore, a Director of the Company, is a consultant to Mills Management II, Inc., which is the manager and a memeber of a privately-held limited company that was formed to, among other things, acquire hotels that are substantially similar to the Hotels. Mr. Whittemore may experience conflicts between his obligations as a consultant to Mills Management II, Inc. and his duties to the Company in the event that investment opportunities arise that meet both companies' investment criteria.

Risk of High Distribution Payout Percentage

         The Company's distribution rate to stockholders was approximately 84.43% of the Company's Cash Available for Distribution to Shareholders for the fiscal year ended December 31, 1997. See "Price Range of Common Stock and Distributions." Should the Company's Cash Available for Distribution to Shareholders decrease, the Company may not be able to maintain its current level of distributions.

Risks of Leverage

         Upon completion of the Offering and the application of the Net Proceeds as set forth herein, the Company will have Remaining Indebtedness of approximately $21 million. All of the Remaining Indebtedness will be secured by one or more of the Hotels. Approximately 70.2% ($14.8 million) of the Remaining Indebtedness will be due or callable by the lender in April 1999, and approximately 8.1% ($1.7 million) of the Remaining Indebtedness will be due or callable by the lender in November 1999. Because there is no assurance that the Company will be able to repay or refinance its debt when due or called, one or more of the Hotels may be lost to foreclosure. See "Management's Discussion and Analysis of Financial Condition and Results of Operations A Liquidity and Capital Resources."

         Although the Company has adopted the Debt Policy and has made covenants to lenders and the Underwriter limiting its level of indebtedness, there is no limit on the Company's ability to incur debt contained in the Articles of Incorporation or Bylaws. The Company may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by the Hotels. See "Management's Discussion and Analysis of Financial Condition and Results of Operations A Liquidity and Capital Resources" and "Policies and Objectives with Respect to Certain Activities A Financing."

         There can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including the Hotels, to foreclosure. There also can be no assurance that the Company will be able to adhere to its Debt Policy and such policy may be changed by the Board of Directors without shareholder approval. The aggregate total purchase price paid by the Company for the Hotels is currently approximately $58.4 million. After the Company has applied the Net Proceeds as set forth herein, the Company's total outstanding indebtedness will represent approximately 36% of the aggregate amount paid by the Company for the Hotels, thereby giving the Company additional borrowing capacity of up to approximately $11.1 million under the Debt Policy. The amount of the Company's outstanding indebtedness could limit the Company's ability to acquire additional hotels without issuing equity securities. See "Risk Factors A Growth Strategy A Constraints on Acquisitions."

Dependence on the Lessee

         In order to generate revenues to enable it to make distributions to shareholders, the Company relies on the Lessee to make Rent payments. Reductions in revenues from the Hotels or in the net operating income of the Lessee may adversely affect the ability of the Lessee to make such Rent payments and thus the Company's ability to make anticipated distributions to its shareholders. Although failure on the part of the Lessee to comply materially with the terms of a Lease would give the Company the right to terminate any or all of the Leases, to repossess the applicable properties and to enforce the payment obligations under the Leases, the Company would then be required to find another lessee. There can be no assurance that the Company would be able to find another lessee or that, if another lessee were found, the Company would be able to enter into a lease on terms as favorable as the Leases. See "Business and Properties A The Percentage Leases" and "A The Fixed Lease."

         The Lessee has only nominal assets (other than its leasehold interests in the Hotels and the working capital necessary to operate the Hotels) and, therefore, is dependent on the operation of the Hotels to fund its Rent payments to the Partnership under the Leases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations A Results of Operations."

Tax Risks

  Failure to Qualify as a REIT

         The Company has operated and intends to continue to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, the Company will receive at the Closing an opinion of its counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding shares, the nature of its assets, the sources of its income, and the amount of its distributions to its shareholders. See "Federal Income Tax Considerations A Taxation of the Company."

         If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, Cash Available for Distribution to Shareholders would be reduced for each of the years involved. Although the Company currently conducts its operations in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors, with the consent of two-thirds of the shareholders, to revoke the REIT election. See "Federal Income Tax Considerations."

  REIT Minimum Distribution Requirements

         In order to qualify as a REIT, the Company generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. To the extent that the Company elects to retain and pay income tax on its net capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

         The Company has made and will continue to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income consists primarily of its share of the income of the Partnership and the Subsidiary Partnership, and the Company's Cash Available for Distribution to Shareholders consists primarily of its share of cash distributions from the Partnership and the Subsidiary Partnership. Differences in timing between the recognition of taxable income and the receipt of Cash Available for Distribution to Shareholders due to the seasonality of the hotel industry could require the Company, through the Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. See "Risk Factors -- Risk of Leverage." For federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains, nontaxable return of capital, or a combination thereof. The Company will provide its shareholders with an annual statement as to its designation of the taxability of distributions.

         Distributions by the Partnership will be determined by the Company's Board of Directors and will be dependent on a number of factors, including the amount of the Partnership's distributable cash, the Partnership's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute such funds, the Partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. See "Federal Income Tax Considerations A Requirements for Qualification A Distribution Requirements."

  Failure of the Partnership or the Subsidiary Partnership to be Classified as a Partnership for Federal Income Tax Purposes; Impact on REIT Status

         Although the Company has not requested, and does not expect to request, a ruling from the Service that the Partnership and the Subsidiary Partnership will be classified as partnerships for federal income tax purposes, the Company will receive at the Closing an opinion of its counsel stating that the Partnership and the Subsidiary Partnership will be classified as partnerships and not as corporations or associations taxable as corporations for federal income tax purposes. If the Service were to challenge successfully the tax status of the Partnership and the Subsidiary Partnership as a partnership for federal income tax purposes, the Partnership or the Subsidiary Partnership, as applicable, would be taxable as a corporation. In such event, the Company likely would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of corporate income tax on the Partnership or the Subsidiary Partnership would substantially reduce the amount of Cash Available for Distribution to Shareholders. See "Federal Income Tax Considerations A Tax Aspects of the Partnership and the Subsidiary Partnership."

Risks of Mr. Humphrey's Personal Bankruptcy

         Mr. Humphrey currently personally guarantees, jointly and severally with the Company, 18.7% ($5.9 million) of the Company's indebtedness. In the event of his personal bankruptcy, the lenders would have the right to call all such indebtedness due. Because there is no assurance that the Company would be able to repay or refinance such debt if called, one or more of the Hotels could be lost to foreclosure.

Risks Associated with Development

         The Company developed one of its Hotels and may develop other hotel properties in the future. Risks associated with hotel development include: abandonment of development opportunities; construction costs exceeding estimates and possibly making the hotel uneconomical; occupancy and room rates at newly completed hotels may not be sufficient to make the hotel profitable; financing may not be available on favorable terms to replace a short-term construction loan; and construction may not be completed on time resulting in increased debt service expenses and/or a longer time before income is produced. Development projects are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary land-use, building, occupancy and other required governmental permits and authorizations.

Inability to Operate the Properties

         In order to qualify as a REIT, the Company cannot operate any hotels. As a result, the Company is unable to make and implement strategic business decisions with respect to its properties, such as decisions with respect to the choice of franchise affiliation, redevelopment of food and beverage operations and other similar decisions. Although the Company consults with the Lessee on such matters, the Lessee is under no obligation to implement any recommendations of the Company. Accordingly, there can be no assurance that the Lessee will operate the Hotels in a manner that is in the best interests of the Company. See "The Lessee."

Growth Strategy

  Constraints on Acquisitions

         The Company's growth strategy includes acquiring existing hotel properties, which will be dependent on its access to cash. The Company generally cannot retain cash from operating activities because in order to qualify as a REIT, the Company must distribute at least 95% of its annual taxable income. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements." In addition, the Company's ability to borrow funds is limited by covenants made to lenders and its Debt Policy. Because the Company cannot retain earnings, to the extent that covenants made to lenders and its Debt Policy limit its ability to incur additional indebtedness, the Company's ability to continue to make acquisitions may depend on its ability to obtain additional equity financings. See "Growth Strategy A Acquisition Strategy." There is no assurance that such financing will be available.

  Competition for Acquisitions

         There will be competition for investment opportunities in upper-economy and mid-scale hotels from entities organized for purposes substantially similar to the Company's objectives, as well as other purchasers of hotels. The Company will be competing for such investment opportunities with entities that have substantially greater financial resources than the Company, including access to capital or better relationships with franchisors, sellers or lenders. The Company's competitors may generally be able to accept more risk than the Company can manage prudently and may be able to borrow the funds needed to acquire hotels. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. See "Business and Properties A Competition."

   Acquisition Risks

         The Company intends to pursue acquisitions of additional hotel properties. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market and acquire properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. The fact that the Company must distribute 95% of its annual net taxable income in order to maintain its qualification as a REIT may limit the ability of the Company to rely upon rental income from the Leases or subsequently acquired properties to finance acquisitions. As a result, if debt or equity financing is not available on acceptable terms, further acquisition activities might be curtailed or Cash Available for Distribution to Shareholders might be adversely affected. See "Growth Strategy A Acquisition Strategy."

Limited Number of Hotels

         The Company currently owns only twenty Hotels, twelve of which are operated as Comfort Inn hotels, three of which are operated as Holiday Inn Express hotels, one of which is operated as a Best Western hotel, one of which is operated as a Best Western Suites hotel, one of which is operated as a Comfort Suites hotel, one of which is operated as a Days Inn hotel and one of which is operated as a Rodeway Inn hotel. Significant adverse changes in the operations of any Hotel could have a material adverse effect on the Lessee's ability to make Rent payments and, accordingly, on the Company's ability to make expected distributions to its shareholders. See "Business and Properties."

Emphasis on Comfort Inn Hotels

         The Company's acquisition and development strategies emphasize hotels with franchise affiliations similar to those of the Hotels. The Company is subject to risks inherent in concentrating investments in any franchise brand, in particular the Comfort Inn brand, which could have an adverse effect on the Company's lease revenues and Cash Available for Distribution to Shareholders. These risks include, among others, the risk of a reduction in hotel revenues following any adverse publicity related to the Comfort Inn brand. See "Business and Properties A Comfort Inn and Comfort Suites Hotels and Rodeway Inn Hotels" and "A Franchise Licenses."

Dilution

         Purchasers of the Common Shares sold in the Offering will experience immediate and substantial dilution of $4.93 or 44.7% of the Offering Price in the net tangible book value per Common Share. See "Dilution."

Cross-Collateralized Debt

         Approximately $3.9 million of the Remaining Indebtedness is secured by liens on the Comfort Inn-Morgantown, West Virginia and the Rodeway Inn-Wytheville, Virginia Hotels and the notes related to such debt are cross-collateralized and cross-defaulted so that the Company will be subject to a risk of loss to foreclosure of one or both of such Hotels upon a default on either of such notes. Approximately $14.8 million of the Remaining Indebtedness, consisting of borrowings under the Credit Facility, is secured by and cross-collateralized and cross-defaulted on 17 Hotels. Therefore, the Company will be subject to a risk of loss to foreclosure of all 17 Hotels upon an event of default under the Credit Facility. The remainder of the Remaining Indebtedness is secured by a lien on the Comfort Inn-Dublin, Virginia Hotel.

No Assurance of Return on Property Investments

         The Company's Investment Policy will be applied to a hotel property prior to its acquisition or development by the Company, and therefore, there can be no assurances that increases in insurance rates, real estate or personal property tax rates or FFE Reserves, which are based on room revenues, will not decrease the Company's annual return on its investments in any hotel property to a level below that set out in the Investment Policy. See "Business and Properties A the Percentage Leases A Maintenance and Modifications."

Effect of Market Interest Rates on Price of the Common Stock

         One of the factors that may influence the price of the Common Stock in public trading markets will be the annual yield from distributions by the Company on the Common Stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Common Stock.

Reliance on Board of Directors and Management

         Common Shareholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters and the annual election of Directors. See "Description of Capital Stock A Common Stock" and "Certain Provisions of Virginia Law and of the Company's Articles of Incorporation and Bylaws." The Board of Directors is responsible for managing the Company. The Company relies upon the services and expertise of its Directors for strategic business direction. An Acquisition Committee, consisting of three Directors, including Mr. Humphrey, reviews potential hotel acquisitions and developments, visits proposed hotel sites, reviews the terms of proposed leases for proposed hotel acquisitions and development, and makes recommendations to the full Board of Directors with respect to proposed hotel acquisitions. See "Management."

         In addition, there may be conflicting demands on Mr. Humphrey caused by his overlapping management of the Company and Humphrey Associates, Inc. ("Humphrey Associates"), a Maryland corporation that is wholly-owned by Mr. Humphrey. Humphrey Associates is one of the Limited Partners. Because Humphrey Associates owns and operates properties other than the Hotels, and Mr. Humphrey serves as President of the Company and Humphrey Associates, Mr. Humphrey may experience a conflict in allocating his time between such entities. See "Policies and Objectives with Respect to Certain Activities A Conflict of Interest Policies."

Limitation on Liability of Officers and Directors

         The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions, eliminates the liability of a Director or officer to the Company or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law. See "Management A Exculpation and Indemnification."

Limitation on Acquisition and Change in Control

  Ownership Limitation

         In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year. Furthermore, if the Company owns, actually or constructively, 10% or more of the ownership interests in the Lessee, the Rents received from the Lessee will not qualify as rents from real property, which would result in loss of REIT status for the Company. For the purpose of preserving the Company's REIT qualification, the Articles of Incorporation generally prohibit direct or indirect ownership of more than 9.9% of the number of outstanding shares of Common Stock or 9.9% of the number of outstanding shares of preferred stock of any class or series by any person (the "Ownership Limitation"). The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock A Restrictions on Ownership and Transfer" and "Federal Income Tax Considerations A Requirements for Qualification."

  Authority to Issue Preferred Stock

         The Articles of Incorporation authorize the Board of Directors to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the interests of the Common Shareholders. See "Description of Capital Stock A Preferred Stock."

  Virginia Anti-Takeover Statutes

         As a Virginia corporation, the Company is subject to various provisions of the Virginia Stock Corporation Act, which impose certain restrictions and require certain procedures with respect to certain takeover offers and business combinations, including, but not limited to, combinations with interested holders and share repurchases from certain holders. See "Certain Provisions of Virginia Law and the Company's Articles of Incorporation and Bylaws A Business Combinations" and "A Control Share Acquisitions."

Ability of Board of Directors to Change Certain Policies

         The major policies of the Company, including its Investment Policy, Debt Policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise, and has, in the past, amended and revised, these and other policies from time to time without a vote of the Common Shareholders. The effect of any such changes may be positive or negative. Under the Company's Bylaws, the Company cannot acquire any property, sell any of the Hotels, prepay or refinance the Remaining Indebtedness, or decrease the expected distributions to shareholders (assuming the Company has sufficient revenues), without the approval of a majority of the Directors, including a majority of the Independent Directors. The Company cannot change these provisions of its Bylaws without the approval of either 80% of the entire Board of Directors, including a majority of the Independent Directors, or the holders of two-thirds of the outstanding shares of Common Stock. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock. See "Policies and Objectives with Respect to Certain Activities" and "Certain Provisions of Virginia Law and of the Company's Articles of Incorporation and Bylaws."

Hotel Industry Risks

  Operating Risks

         The Hotels are subject to all operating risks common to the hotel industry. The hotel industry has experienced volatility in the past, as have the Hotels, and there can be no assurance that such volatility will not occur in the future. These risks include, among other things, competition from other hotels, over-building in the hotel industry that could adversely affect hotel revenues, increases in operating costs due to inflation and other factors, which increases may not be offset by increased room rates, dependence on business and commercial travelers and tourism, strikes and other labor disturbances of hotel employees, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could reduce revenues of the Hotels and adversely affect the Lessee's ability to make Rent payments, and therefore, the Company's ability to make expected distributions to its shareholders.

  Competition for Guests

         The hotel industry is highly competitive. The Hotels will compete with other existing and new hotels in their geographic markets. Many of the Company's competitors have substantially greater marketing and financial resources than the Company and the Lessee. See "Business and Properties A Competition."

  Investment Concentration in Single Industry

         The Company's current growth strategy is to acquire and develop hotels. The Company will not seek to invest in assets outside the hotel industry, and will therefore be subject to the risks created by concentrating its investments in a single industry. Therefore, the adverse effect on Rent and Cash Available for Distribution to Shareholders resulting from a downturn in the hotel industry will be more pronounced than if the Company had diversified its investments outside of the hotel industry.

  Seasonality of Hotel Business and the Hotels

         The hotel industry is seasonal in nature. Generally, hotel revenues for hotels operating in the geographic areas in which the Hotels operate are greater in the second and third quarters than in the first and fourth quarters. The Hotels' operations historically reflect this trend. See "Management's Discussion and Analysis of Financial Condition and Results of Operations A Seasonality of Hotel Business and the Hotels."

  Risks of Operating Hotels under Franchise Licenses

         The continuation of the franchise licenses applicable to the Hotels (the "Franchise Licenses") is subject to specified operating standards and other terms and conditions. Choice Hotels International, Inc. ("Choice Hotels"), the franchisor of Comfort Inns, Comfort Suites and Rodeway Inns; Best Western International, Inc. ("Best Western"); Days Inns of America, Inc. ("Days Inn") and Holiday Hospitality Corporation ("Holiday Hospitality"), the franchisor of Holiday Inn Express, periodically inspect their licensed properties to confirm adherence to their operating standards. The failure of the Partnership or the Lessee to maintain such standards respecting the Hotels or to adhere to such other terms and conditions could result in the loss or cancellation of the applicable Franchise License. It is possible that a franchisor could condition the continuation of a Franchise License on the completion of capital improvements that the Board of Directors determines are too expensive or otherwise not economically feasible in light of general economic conditions or the operating results or prospects of the affected Hotel. In that event, the Board of Directors may elect to allow the Franchise License to lapse or be terminated. Under the Franchise License with Choice Hotels, the franchisor may terminate the Franchise License without cause for the Comfort Inn-Dahlgren, Virginia on April 1, 1999. Under the Franchise Licenses with Best Western, the franchisee and franchisor each has the option to terminate each Franchise License every year. There can be no assurance that a franchisor will not exercise a termination right or renew a Franchise License at the expiration of the current terms. If a Franchise License is terminated, the Partnership and the Lessee may seek to obtain a suitable replacement franchise, or to operate the Hotel without a franchise affiliation. The loss of a Franchise License could have a material adverse effect upon the operations or the underlying value of the related Hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Although the Leases require the Lessee to maintain the Franchise Licenses for each Hotel, the Lessee's loss of a Franchise License for one or more of the Hotels could have a material adverse effect on the Partnership's revenues under the Leases and the Company's Cash Available for Distribution to Shareholders. See "Business and Properties A Franchise Licenses."

  Operating Costs and Capital Expenditures; Hotel Renovation

         Hotels generally have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement of furniture, fixtures and equipment. Under the terms of the Leases, the Partnership is obligated to pay the cost of (i) expenditures for items that are classified as capital items under generally accepted accounting principles and which are necessary for the continued operation of the Hotels and (ii) replacement or refurbishment of furniture, fixtures and equipment in the Hotels, to the extent such costs do not exceed the allowance for such costs provided by the Partnership under each Percentage Lease. If these expenses exceed the Company's estimate, the additional cost could have an adverse effect on Cash Available for Distribution to Shareholders. In addition, the Company may acquire hotels in the future that require significant renovation. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation, and the emergence of unanticipated competition from hotels. See "Business and the Properties A The Percentage Leases and A "The Fixed Lease."

Real Estate Investment Risks

  General Risks of Investing in Real Estate

         The Hotels are subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of the Hotels and the Company's income and ability to make distributions to its shareholders are dependent upon the ability of the Lessee to operate the Hotels in a manner sufficient to maintain or increase revenues in excess of operating expenses to enable the Lessee to make Rent payments. Hotel revenues may be adversely affected by adverse changes in national economic conditions, adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other hotels, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors that are beyond the control of the Company. See "Business and Properties."

  Illiquidity of Real Estate

         Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of the Hotels will not decrease in the future.

  Uninsured and Underinsured Losses

         Each Lease requires that comprehensive insurance be maintained on each of the Hotels, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the Hotels in the event of a total loss, subject to applicable deductibles. Management believes that such specified coverage is of the type and amount customarily obtained by owners of hotels similar to the Hotels. Leases for hotels acquired or developed by the Company in the future may contain similar provisions. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a Hotel if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected Hotel. See "Business and Properties A The Percentage Leases and A "The Fixed Lease."

  Property Taxes

         Each Hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's ability to make expected distributions to its shareholders could be adversely affected.

  Environmental Matters

         Operating costs and the value of the Hotels may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the underlying value of the Hotels, the Company's income and Cash Available for Distribution to Shareholders. Phase I environmental assessments were obtained on all of the Hotels prior to their acquisition or development by the Company. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. The Phase I environmental assessment reports have not revealed any environmental contamination that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Because the Solomons Inn-Beacon Marina Hotel is located on a tributary to the Chesapeake Bay, the Company's ability to expand any facilities at this hotel will be limited by state and federal environmental regulations. See "Business and Properties A Environmental Matters."

  Compliance with Americans with Disabilities Act and other Changes in Governmental Rules and Regulations

         Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While the Company believes that the Hotels are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Hotels, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the Hotels to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its shareholders could be adversely affected.

                                  THE COMPANY

         The Company is a self-administered REIT that, through the Partnership, owns interests in twenty existing limited-service Hotels with an aggregate of 1,312 rooms and an average age of approximately nine years as of December 31, 1997. The Hotels include twelve Hotels operated as Comfort Inns, three Hotels operated as Holiday Inn Express hotels, one Hotel operated as a Best Western, one Hotel operated as a Best Western Suites, one Hotel operated as a Comfort Suites, one Hotel operated as a Days Inn and one Hotel operated as a Rodeway Inn. The Hotels are located in nine states in the eastern United States. The Company is a corporation that was incorporated under the laws of Virginia on August 23, 1994.

         The Partnership will use the Net Proceeds to repay approximately $10 million of outstanding debt on the Credit Facility, which is secured by 17 of the Hotels. Upon the application of the Net Proceeds, the Company will have the Remaining Indebtedness (approximately $21 million) outstanding, all of which debt shall be secured by one or more of the Hotels.

         In order to qualify as a REIT, the Company cannot operate hotels. Therefore, the Hotels are leased to and operated by the Lessee. The Percentage Leases, which relate to each Hotel with the exception of the Comfort Suites-Dover, Delaware Hotel, are designed to allow the Company to participate in growth in revenues of the Hotels by providing that percentages of such revenues are paid by the Lessee as Rent. The Comfort Suites-Dover, Delaware Hotel is leased pursuant to a Fixed Lease. Mr. Humphrey is the sole shareholder of the Lessee.

         The Company's executive offices are located at 12301 Old Columbia Pike, Silver Spring, Maryland 20904 and its telephone number is (301) 680-4343.

                                GROWTH STRATEGY

         The Company seeks to enhance shareholder value by increasing Cash Available for Distribution to Shareholders by acquiring additional operating hotels and developing hotels that meet the Company's investment criteria and by participating in increased revenues from the Hotels through the Percentage Rents provided under the Percentage Leases. Therefore, the Company has developed a growth strategy that management of the Company believes will capitalize on attractive acquisition and development opportunities.

Acquisition Strategy

         The Company intends to acquire equity interests in additional operating hotels that meet its investment criteria as described below. The Company will place particular emphasis on limited service hotels with strong, national franchise affiliations in the upper economy and mid-scale market segments, or hotels with potential to obtain such franchises. In particular, the Company will consider acquiring limited service hotels such as Best Western, Best Western Suites, Comfort Inn, Comfort Suites, Days Inn, Hampton Inn, Fairfield Inn, Holiday Inn Express and Rodeway Inn hotels, limited service extended-stay hotels such as Hampton Inn and Suites, Homewood Suites and Residence Inn hotels and full service hotels such as Holiday Inns. Under the Company's Bylaws, any transaction to acquire any additional properties must be approved by a majority of the Directors, including a majority of the Independent Directors.

         The Company believes that there are existing hotels that meet its investment criteria because of the adverse impact of high leverage on the profitability and operations of many hotels, and the over-building of hotels from 1980 through 1991. The Company also believes that the management, development and construction experience of Mr. Humphrey will enable the Company to identify underperforming hotels that would benefit substantially from renovation, implementation of quality management and, in some instances, a new Franchise License. The Company has an option to acquire any hotel acquired or developed by Mr. Humphrey or his Affiliates within 12 months after the acquisition or opening of such hotel. See "Policies and Objectives with Respect to Certain Activities A Conflict of Interest Policies A The Non-Competition Agreement and Option Agreement."

  Investment Criteria and Financing

         The Company considers investments in operating hotels, primarily limited service hotels, that meet one or more of the following criteria:

         o nationally franchised hotels in locations with relatively high demand for rooms, relatively low supply of competing hotels and significant barriers to entry into the hotel business, such as a scarcity of suitable hotel sites or zoning restrictions;

         o poorly managed hotels, which could benefit from new management, new marketing strategy and/or association with a national franchisor;

         o hotels in a deteriorated physical condition, which could benefit significantly from renovations; and

         o hotels in attractive locations that the Company believes could benefit significantly by changing franchises to a brand the Company believes is superior.

         Under the Investment Policy, the Company will only acquire those hotels for which it reasonably believes that it will receive annual Rent (net of insurance paid by the Company, real estate and personal property taxes and the FFE Reserves of 4% of room revenues) in an amount greater than or equal to 12% of the total purchase price to be paid by the Company for such hotels. Under the Bylaws, the approval of a majority of the Board of Directors, including a majority of the Independent Directors, is required for the Company to acquire any property. Such hotel investments may be financed, in whole or in part, with undistributed cash, subsequent issuances of shares of Common Stock or other securities or borrowings. The Company's Debt Policy limits its consolidated indebtedness to less than 55% of the aggregate purchase price of the hotels in which it has invested. The aggregate purchase price paid by the Company for the Hotels is approximately $58.4 million. After the Company has applied the Net Proceeds (approximately $10 million) as set forth herein, the Company's total outstanding indebtedness will represent approximately 36% of the aggregate amount paid by the Company for the Hotels. To the extent that the Company's Debt Policy or covenants it has made to lenders limit its ability to incur additional indebtedness, the success of the Company's acquisition strategy will likely depend on its ability to access additional capital through issuances of equity securities. See "Risk Factors A Risks of Leverage" and "-- Growth Strategy," "Management's Discussion and Analysis of Financial Condition and Results of Operations A Liquidity and Capital Resources," "Policies and Objectives with Respect to Certain Activities A Investment Policies" and "A Financing."

Development Strategy

         The Company intends to grow through the development of new hotels as well as from the acquisition of existing hotels. The Company intends to develop limited-service hotels in secondary and tertiary markets, typically with under 150 rooms, that are similar to the Company's present hotels. The Company is interested in sites that offer the potential to attract a diverse mix of potential market segments.

         The Company's development site selection criteria is expected to include some or all of the following characteristics:

         o Relatively low land costs, particularly as compared with major metropolitan areas.

         o        Sites that exist on or near major highways.

         o Areas that have strong industrial bases with the potential for future growth.

         o Communities with state or federal installations, colleges or universities.

         o        Areas that currently have an aging hotel presence.

         These criteria describe the basic characteristics that the Company looks for prior to committing to the development of a new hotel. Sites that are selected may have some or all of the market characteristics as described above, as well as characteristics that are not specifically described herein. It is not anticipated that all sites selected by the Company will possess all of the characteristics described herein.

         Because a development project has no prior revenues on which the Company's Investment Policy can be tested, the Company intends to invest only in developments where it reasonably believes it will receive Rent payments that are consistent with the Investment Policy.

Internal Growth Strategy

         The Percentage Leases are designed to allow the Company to participate in growth in room revenues at the Hotels because it mitigates the risks associated with the initial startup of a hotel such as low occupancy rates or low room rates. The Company intends to use Percentage Leases substantially similar to those applicable to the Hotels with respect to any additional existing hotels it may acquire because the Company believes that there are fewer startup risks associated with acquiring an existing operating hotel than with hotel developments. Under each Percentage Lease, the Partnership receives Percentage Rents. The Percentage Rent for each Hotel is comprised of (i) a set percentage of quarterly and semi-annual room revenues, which is payable quarterly and semi-annually, respectively, (ii) a set percentage of annual room revenues in excess of the Threshold, which is payable annually, and (iii) 8% of monthly revenues other than room revenues (including, but not limited to, telephone charges, movie rental fees and rental payments under any third party leases), which is payable monthly. The portion of Percentage Rent that is based on annual room revenues does not apply to amounts under the Threshold and is designed to allow the Company to participate in any future increases in room revenues. See "Business and Properties A The Hotels" and "A The Percentage Leases A Amounts Payable Under the Percentage Leases."

                                USE OF PROCEEDS

         The Net Proceeds (after deducting underwriting discounts and offering expenses of approximately $210,000) will be approximately $10 million based on the Offering Price ($11.5 million if the over-allotment option is fully exercised). The Company will contribute all of the Net Proceeds to the Partnership and after such contribution will own an 87.21% interest in the Partnership (87.57% if the over-allotment option is fully exercised). The Partnership will use the Net Proceeds of the Offering to repay certain amounts under the Credit Facility, which amounts have been borrowed over the past year principally to purchase certain of the Hotels. See "Prospectus Summary--Recent Developments--Acquisitions."

         The following describes the amounts under the Credit Facility to be repaid with the Net Proceeds:


                                                 Amount        Interest Rate      Maturity Date
                                                 ------        -------------      --------------

         Amounts Payable to Mercantile
           under the Credit Facility.......   $10,000,000        8.75%(1)        April 10, 1999

----------------------
(1) The interest rate is equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal (8.5% as of March 20, 1998) plus .25%.

          After the application of the Net Proceeds, the Company's total outstanding indebtedness will represent approximately 36% of the aggregate purchase price of the Hotels, thereby giving the Company additional borrowing capacity pursuant to the Debt Policy of up to approximately $11.1 million, which will be available for future acquisitions or development.

          To the extent that the Underwriter's over-allotment option to purchase up to 150,000 Common Shares is exercised in full, the Company expects to use the additional net proceeds to repay $1.5 million under the Credit Facility.

                 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

          The Common Stock currently trades on The Nasdaq National Market under the symbol "HUMP." The following table sets forth for the indicated periods the high and low bid prices, and the cash distributions declared, per share for the Common Stock. Prior to October 30, 1996, the Common Stock traded through the facilities of The Nasdaq SmallCap Market. Beginning October 30, 1996, the Common Stock began trading on The Nasdaq National Market.


                                                                Price Range              Cash Distributions
                                                             High         Low            Declared Per Share
                                                             ----         ----           ------------------

      1995
      First Quarter.................................       $  7.75      $   6.25            $  .15
      Second Quarter................................       $  7.75      $   7.50            $  .15
      Third Quarter ................................       $  8.75      $   7.50            $ .181(1)
      Fourth Quarter................................       $ 8.375      $   7.75            $  .19

      1996
      First Quarter.................................       $ 9.125      $   8.00            $  .19
      Second Quarter................................       $ 9.375      $ 8.4375            $  .19
      Third Quarter.................................       $  9.25      $   8.25            $  .19
      Fourth Quarter ...............................       $  8.25      $   8.25            $  .19

      1997
      First Quarter.................................       $ 10.50      $   8.00            $  .19
      Second Quarter................................       $11.125      $   8.75            $  .19
      Third Quarter.................................       $11.875      $  10.50            $  .19(2)
      Fourth Quarter................................       $ 13.00      $10.4375            $.2025(2)

      1998
      First Quarter (through March 20, 1998)........       $12.375      $11.00              $ .135(3)


------------------
(1) Pro rata distribution for the period July 21, 1995, the closing of the Company's second public offering of Common Stock, through September 30, 1995 based on a quarterly distribution of $.19 per share.

(2) Although presented on a quarterly basis, the Company began making monthly distributions to its Common Shareholders commencing with the Company's distribution declared in October 1997.

(3) Based on monthly distributions for January and February of .0675 per share per month and not including any portion of any potential March distribution.

         On March __, 1998, the last reported bid price of the Common Stock on The Nasdaq National Market was $11.00 per share, the Company had approximately 110 shareholders of record, and there were approximately 1,097 beneficial owners of the Common Stock.

         Although the declaration of distributions is within the discretion of the Board of Directors and depends on the Company's results of operations, Cash Available for Distribution to Shareholders, the financial condition of the Company, tax considerations (including those related to REITs) and other factors considered important by the Board of Directors, the Company's policy is to make regular monthly distributions to its shareholders. The Company's ability to make distributions will depend on the receipt of distributions from the Partnership. The Company has caused and intends to cause the Partnership to distribute to its partners substantially all of its Cash Available for Distribution to Shareholders. The Company's distributions to holders of Common Stock represented approximately 84.43% of the Company's Cash Available for Distribution to Shareholders in the fiscal year ended December 31, 1997. The Partnership's primary source of revenue is Rent payments from the Lessee under the Leases for the Hotels. The Company must rely on the operation of the Hotels to generate sufficient cash flow from the operation of the Hotels to permit the Lessee to meet its Rent obligations under the Leases. The Lessee has nominal assets and its obligations under the Leases are unsecured. See "The Lessee."

         Under the federal income tax provisions affecting REITs, the Company must distribute at least 95% of its annual taxable income in order to avoid taxation as a regular corporation. Moreover, the Company must distribute at least 85% of its ordinary income and 95% of its capital gain net income (plus any undistributed income from the prior year) to avoid certain excise taxes applicable to REITs. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution to Shareholders in order to meet such distribution requirements. In such event, the Company would seek to borrow the amount of the deficiency or sell assets to obtain the cash necessary to make distributions to retain its qualification as a REIT. The Company expects that a portion of its future distributions to Common Shareholders may constitute a return of capital. A return of capital generally is not subject to federal income tax under current law. There can be no assurance that the portion of the distributions estimated to be a return of capital based on pro forma results is indicative of the actual return of capital for any future period.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of December 31, 1997, as adjusted to give effect to the Offering and the use of the Net Proceeds as described under "Use of Proceeds."


                                                                    December 31, 1997
                                                                  Actual      As Adjusted
                                                                  ------      ------------
                                                                       (In thousands)

Short-term debt...............................................    $   822        $   822
Long-term debt................................................     31,755         21,802
Minority interest.............................................      3,370          3,987
Shareholders' Equity:
 Preferred Stock, $.01 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding ..........................        -              -
 Common Stock, $.01 par value,
   25,000,000 shares authorized, 3,481,700 shares
   issued and outstanding(1) and 4,481,700, as adjusted(1)....         35             45
 Additional paid-in capital...................................     18,042         27,368
 Distributions in excess of net earnings......................       (225)          (225)
                                                                 --------        --------
Total shareholders' equity....................................     17,852         27,188
                                                                  -------        -------

Total capitalization..........................................   $ 53,799       $ 53,799
                                                                 ========       ========


---------------------
(1)   Excludes 657,373 shares of Common Stock issuable upon redemption of Units.

                                    DILUTION

         The Offering Price per share to the public of the Common Shares offered hereby exceeds the pro forma net tangible book value per share of Common Stock or Unit after the Offering. Therefore, the holders of Units will realize an immediate increase in the net tangible book value of their Units of $.94, while purchasers of Common Shares in the Offering will realize an immediate and substantial dilution of $4.93 or 44.7% of the Offering Price in the net tangible book value of their shares. Pro forma net tangible book value per share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of shares of Common Stock and Units that will be outstanding after the Offering. The following table illustrates the dilution to purchasers of Common Shares in the Offering, based on the assumed Offering Price.

Offering Price per Common Share(1)............................            $11.00

Pro forma net tangible book value per Unit
  (which may be redeemed for Common Stock on
  a one-for-one basis in certain circumstances)
  as of December 31, 1997, prior to the Offering,
  applicable to the minority interest in the
  Partnership(2).............................................. $  5.13

Reduction in minority interest prior to the
  Offering(3).................................................   (1.00)

Increase in net tangible book value per share
  attributable to payments by purchasers of
  shares in the Offering(4)...................................    1.94

Pro forma net tangible book value per share or Unit
  after the Offering..........................................            $ 6.07
                                                                          ------

Dilution per share to purchasers of Common Shares.............            $ 4.93
                                                                          ======

---------------------
(1) Before deducting underwriting discounts and estimated expenses of the Offering.

(2) Represents the minority interest at December 31, 1997, before the Offering, divided by the Units outstanding (657,373 Units).

(3) Represents the percentage reduction in minority Unit holders' interest from 15.88% prior to the Offering to 12.79% after the Offering or 3.1% times shareholders' equity at December 31, 1997 ($17.9 million), plus minority interest ($3.4 million) divided by the Units outstanding (657,373 Units).

(4) Net proceeds of the Offering (approximately $10 million) divided by 5,139,073 shares of Common Stock and Units.

                         SELECTED FINANCIAL INFORMATION

         The following tables set forth (i) audited historical revenue and expenses and financial data for the Company and the Lessee for the period from November 29, 1994 (date of IPO) through December 31, 1994 and for each of the years in the three year period ended December 31, 1997, (ii) audited selected historical balance sheet data for the Company as of December 31, 1996 and 1997, and (iii) selected combined historical operating and financial data for the Combined Selling Partnerships-Initial Hotels (the "Initial Hotels") purchased by the Company in connection with the Company's IPO for the year ended December 31, 1993 and the eleven month period ended November 29, 1994, and pro forma operating and financial data for the year ended December 31, 1994. The selected historical balance sheet data of the Company as of December 31, 1996 and 1997, the selected historical operating and financial data of the Company and the Lessee for the period from November 29, 1994 through December 31, 1994 and for each of the years in the three year period ended December 31, 1997, and the selected combined historical operating and financial data for the Initial Hotels for the year ended December 31, 1993 and the period from January 1, 1994 through November 29, 1994 have been derived from the historical financial statements of the Company, the Lessee and the Initial Hotels audited by Reznick Fedder & Silverman, independent public accountants.

         The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                 HUMPHREY HOSPITALITY TRUST, INC. (THE COMPANY)
                              Selected Historical
                    Revenue and Expenses and Financial Data
                     (in thousands, except per share data)




                                                      Period from
                                                   November 29, 1994
                                                     (Date of IPO)        Year             Year            Year
                                                        through           Ended            Ended           Ended
                                                      December 31,    December 31,     December 31,    December 31,
                                                         1994             1995             1996            1997
                                                       (Audited)        (Audited)        (Audited)       (Audited)
                                                   -----------------  -------------    ------------    -------------

Operating Data:
Revenue:
Lease revenue ..............................        $      273        $    3,750       $    3,958       $    7,326
Other income................................                 -                21               47              106
                                                    ----------         ---------       ----------       ----------
Total revenue...............................               273             3,771            4,005            7,432
                                                    ----------         ---------       ----------       ----------

Expenses:
Depreciation and amortization...............                42               680              736            1,633
Interest expense............................                97             1,011              493            1,764
Real estate and personal
  property taxes and insurance..............                18               196              252              476
General and administrative..................                15               238              411              537
                                                    ----------        ----------       ----------       ----------
  Total expenses............................               172             2,125            1,892            4,410
                                                    ----------        ----------       ----------       ----------
Income before
  minority interest.........................               101             1,646            2,113            3,022
Minority interest...........................                29               396              435              465
                                                    -----------       -----------      -----------      ----------
Net income applicable
  to Common Shareholders....................        $       72        $    1,250       $    1,678       $    2,557
                                                    ==========        ==========       ==========       ==========
Basic earnings per common share (1).........        $      .05        $      .72       $      .70       $      .73
Diluted earnings per common share (1).......        $      .05        $      .70       $      .70       $      .73

Other Data:
Weighted average shares:
  Basic.....................................         1,321,800         1,742,533        2,410,252        3,481,700
  Diluted...................................         1,849,666         2,365,883        3,033,602        4,139,073
Funds from operations (2)...................        $      139        $    2,132       $    2,723       $    4,548
Net cash provided by operating
  activities................................        $      170        $    1,334       $    2,751       $    3,680
Net cash used in
  investing activities......................        $   (4,840)       $     (619)      $   (1,967)      $  (29,406)
Net cash provided by (used in)
  financing activities......................        $    5,223        $   (1,100)      $    6,148       $   18,829



                        HUMPHREY HOSPITALITY TRUST, INC.
                     Selected Historical Balance Sheet Data
                                 (in thousands)


                                                                       December 31, 1996      December 31, 1997
                                                                           (Audited)              (Audited)
                                                                       -----------------     -------------------

Balance Sheet Data:
Net investment in hotel properties...........................              $21,405                 $50,476
Minority interest in Partnership.............................                3,247                   3,370
Shareholders' equity.........................................               18,145                  17,852
Total assets.................................................               30,221                  53,799
Total debt...................................................                8,185                  31,755








                     HUMPHREY HOSPITALITY MANAGEMENT, INC.
                    Selected Historical Revenue and Expenses
                                 (in thousands)


                                                    Period from
                                                 November 29, 1994       Year              Year            Year
                                                   (Date of IPO)         Ended            Ended           Ended
                                               through December 31,  December 31,     December 31,    December 31,
                                                       1994              1995              1996            1997
                                                     (Audited)         (Audited)        (Audited)       (Audited)
                                               -------------------   -------------    -------------   ------------

Room revenue....................................   $    459            $ 7,499          $ 7,942         $15,581
Other revenue (3)...............................         38                556              637             871
                                                      -----           --------          -------         -------
  Total revenue.................................        497              8,055            8,579          16,452

Hotel operating expenses........................        314              4,167            4,590           8,716
Percentage Lease payments.......................        273              3,750            3,958           7,326
                                                     ------           --------          -------         -------

Net income (loss)...............................   $   (90)            $   138          $    31         $   410
                                                   ========           ========          =======         =======


                 COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS
           Selected Combined Historical Operating and Financial Data
                                 (In thousands)


                                              Year Ended December 31,
                                                      Historical                      Pro Forma
                                              1993               1994(4)               1994(4)
                                             ------              -------               -------
Statement of Operations Data:
Room revenue.............................  $  6,627             $ 6,583               $ 7,042
Other revenue ...........................       704                 715                   752
                                            -------             -------               -------

Total revenue............................     7,331               7,298                 7,794

Hotel operating expenses ................     4,603               4,513                 4,827
                                             ------              ------                ------

Operating income before interest,
depreciation, and amortization...........     2,728               2,785                 2,967

Interest.................................     1,272               1,062                 1,159

Depreciation and amortization............       776                 690                   732
                                            -------             -------               -------

Net income...............................  $    680             $ 1,033               $ 1,076
                                            =======             =======               =======

Other Data

  Net cash provided by
    operating activities.................  $  1,503             $ 1,698               $ 1,896

  Net cash used in
    investing activities.................  $    (40)            $  (373)              $  (373)

  Net cash used in
    financing activities.................  $ (1,275)            $  (985)              $  (985)


-----------------------
(1) Represents basic and diluted earnings per share computed in accordance with FAS No. 128, adopted by the Company during 1997. Basic earnings per share is computed as net income available to common shareholders divided by the weighted average common shares outstanding and diluted earnings per share is computed as income before minority interest divided by the weighted average common shares outstanding plus the assumed conversion of the units held by minority interests. See Note 6, Earnings Per Share of the consolidated financial statements of Humphrey Hospitality Trust, Inc. at page F-19 for a reconciliation of the income (numerator) and weighted average shares (denominator) used in the calculation of basic and diluted earnings per share. The adoption of FAS No. 128 did not have a material effect on prior years.

(2) Management considers FFO to be a market accepted measure of an equity REIT's cash flow, which management believes reflects on the value of real estate companies such as the Company, in connection with the evaluation of other measures of operating performances. All REITs do not calculate FFO in the same manner, therefore, the Company's calculation may not be the same as the calculation of FFO for similar REITs. Beginning with the year ended December 31, 1997, the Company changed the way it computes FFO. The Company believes that its new method of computing FFO is more consistent with the guidelines established by NAREIT for calculating FFO. FFO, as defined under the NAREIT standard, consists of net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of properties, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The following table computes FFO under both the new method and the method formerly utilized by the Company (in thousands):


                                                  Period from
                                               November 29, 1994
                                                 (Date of IPO)        Year             Year              Year
                                                    through           Ended            Ended             Ended
                                                  December 31,    December 31,     December 31,      December 31,
                                                     1994             1995             1996              1997
                                                   (Audited)        (Audited)        (Audited)         (Audited)
                                               ----------------   -----------      ------------      ------------

Net income before minority interests.........    $      101       $    1,646       $    2,113       $    3,022
Depreciation.................................            38              486              610            1,502
Amortization of initial franchise costs......          -                -                -                  24
                                                  ---------        ---------        ---------        ---------
Funds From Operations (new method)...........           139            2,132            2,723            4,548
Amortization of loan costs...................             4              194              126              107
Funds From Operations (former method)........    $      143       $    2,326       $    2,849       $    4,655



      Industry analysts generally consider Funds From Operations to be an appropriate measure of the performance of an equity REIT. Funds From Operations should not be considered as an alternative to net income or other measures under GAAP as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from Operations does not reflect working capital changes, cash expenditures for capital improvements or debt service with respect to the Hotels.

(3) Represents marina revenue (for the Comfort Inn-Beacon Marina, Solomons, Maryland and the Best Western Suites Hotel in Key Largo, Florida only), telephone revenue, restaurant revenue and other revenue.

(4) The historical 1994 operating data of the Combined Selling Partnerships A Initial Hotels is for the period January 1, 1994 through November 29, 1994. The pro forma 1994 operating data for the Combined Selling partnerships A Initial Hotels represents the historical operating data of the Initial Hotels for the period January 1, 1994 through November 29, 1994 and the Lessee for the period November 29, 1994 through December 31, 1994.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Overview

         The Company currently owns, through the General Partner, an 84.12% interest in the Partnership. After the Closing, the Company will own, through the General Partner, an 87.21% partnership interest in the Partnership. In order for the Company to qualify as a REIT, neither the Company nor the Partnership may operate hotels. Therefore, the Partnership leases the Hotels to the Lessee. The Company's principal source of revenue is derived from payments by the Lessee under the Leases. The principal determinants of Percentage Rent are the Hotels' room revenue, and to a lesser extent, other revenue. The Lessee's ability to make payments to the Partnership under the Leases is dependent on the operations of the Hotels.

Results of Operations

The following is a discussion of the results of operations for the Company, the Lessee and the Hotels.

Comparison of year ended December 31, 1997 to year ended December 31, 1996

The Company

         The Company's total revenues for the twelve month period ended December 31, 1997 consisted substantially of Percentage Lease revenue recognized pursuant to the Percentage Leases, as well as Fixed Lease revenue related to the Comfort Suites-Dover, Delaware Hotel. The Company's revenue was approximately $7,432,000, an increase of 85.6% compared to revenue of $4,005,000 for the year ended December 31, 1996. Net income for the period was approximately $2,557,000, an increase of 52.4% compared to 1996 net income of approximately $1,678,000. The increase in both revenue and net income is attributable to the acquisition of ten hotels and the completion of the Comfort Suites-Dover, Delaware Hotel. Interest expense increased as a result of increased borrowings under the Credit Facility. These funds were utilized to acquire and develop the above noted Hotels in 1997. General and administrative expenses increased as the result of fees incurred from auditing the financial performance of the Hotels acquired and from the land leases associated with the purchase of the Comfort Inn-Gettysburg, Pennsylvania and the Best Western-Harlan, Kentucky Hotels.

The Lessee

         The Lessee's revenues increased by $7,874,000, or 92%, to $16,452,000 for the year ended December 31, 1997, as compared to $8,579,000 of revenue for the year ended 1996. The Lessee's net income for the year ended December 31, 1997 increased approximately $379,000 to $410,000 compared to net income of approximately $31,000 for the year ended December 31, 1996. Average occupancy for the Hotels remained at 70% for the year ended December 31, 1997, unchanged from the year ended December 31, 1996. The average daily rate at the Hotels increased to $56.21 for the year ended December 31, 1997 or 12% compared to $50.27 for the same period in 1996. The increases in revenue and net income are the result of the addition of eleven new Hotels to the portfolio in 1997. The increase in average daily rate resulted from the addition of the Comfort Suites-Dover, Delaware Hotel and the Best Western Suites-Key Largo, Florida Hotel during 1997. These Hotels generated a greater average daily rate than the remainder of the Hotels.

Comparison of year ended December 31, 1996 to year ended December 31, 1995

The Company

         The Company's total revenues for the twelve month period ended December 31, 1996 substantially consisted of Percentage Lease revenue recognized pursuant to the Percentage Leases. The Company's revenue was approximately $4,005,000, up 6.2% as compared to revenue of $3,771,000 for the period ended December 31, 1995. Net income for the period was approximately $1,678,000, improving 34.2% as compared to net income of $1,250,000 for the period ended December 31, 1995. The improvement in revenue is attributed to the addition of the Days Inn-Farmville, Virginia Hotel, which substantially strengthened the Company's market position for the Hotels located in Farmville, Virginia. The improvement in net income is attributed to the additional revenue from the Days Inn-Farmville, Virginia Hotel and the refinancing and/or retirement of Company debt on the Hotels located in Solomons, Maryland; Dahlgren, Virginia; Elizabethton, Tennessee; Princeton, West Virginia and Farmville, Virginia in connection with the acquisition of the Credit Facility.

The Lessee

         The Lessee's net income for the period ended December 31, 1996 was approximately $31,000. The Lessee's revenues increased by approximately $524,000, or 6.5%, to $8,579,000 for the twelve months ended December 31, 1996, as compared to $8,055,000 of revenue for the same period of 1995. Occupancy for the Hotels decreased from 71.6% for the year ended 1995, to 70% for the year ended 1996. The decrease in occupancy is attributed to decreased business activity near the Hotels located in Dublin, Virginia and Elizabethton, Tennessee and to record snowfall in the first quarter of 1996. In 1995, the Company's Hotels in Dublin, Virginia and Elizabethton, Tennessee received business from nearby industrial construction projects. The construction projects were substantially completed during 1995. The Days Inn-Farmville, Virginia Hotel has an annual occupancy below the average for the Company; accordingly, its inclusion for 1996's occupancy lowers the average occupancy for all the Hotels. The average daily rate at the Hotels increased to $50.27 for the year ended December 31, 1996, or 3.6%, as compared to $48.53 for the same period of 1995. Revenue per available room ("REVPAR") increased to $35.17 for 1996, from $34.74 for the same period in 1995. Lessee operating expenses increased by approximately $424,000, or 10.2%, for the twelve months ended December 31, 1996 as compared to operating expenses for the same period in 1995. Operating expenses increased in 1996 due to the consolidation of the Lessee and the Operator, and the addition of management personnel, which were hired to accommodate anticipated additional hotel acquisitions.

Liquidity and Capital Resources

         The Company's principal source of cash to meet its cash requirements, including distributions to shareholders, is its share of the Partnership's cash flow. The Partnership's principal source of revenue is Rent payments received from the Lessee. The Lessee's obligations under the Leases are unsecured. The Lessee's ability to make Rent payments, and the Company's liquidity, including its ability to make distributions to Common Shareholders, is dependent on the Lessee's ability to generate sufficient cash flow from the operation of the Hotels.

         The hotel business is seasonal, with hotel revenue generally greater in the second and third quarters than in the first and fourth quarters, with the exception of the Best Western Suites-Key Largo, Florida. The Best Western Suites-Key Largo Hotel is busiest in the first and fourth quarters of the year. To the extent that cash flow from operating activities is insufficient to provide all of the estimated monthly distributions (particularly in the first quarter), the Company anticipates that it will be able to fund any such deficit from future working capital. As of December 31, 1997, the Company's cash and current accounts receivable balances exceed the current obligations by $1,239.

         The Company's Funds From Operations ("FFO") was $4,548,000 in the year ended December 31, 1997, which is an increase of $1,825,000, or 67%, over FFO in the comparable period in 1996, which was $2,723,000. Most of the improvements in FFO can be attributed to the completion and opening of the Comfort Suites-Dover, Delaware Hotel and the acquisition of ten Hotels between February 1997 and September 1997. The Company considers FFO to be a market-accepted measure of an equity REIT's cash flow, which the Company believes reflects on the value of real estate companies such as the Company in connection with the evaluation of other measures of operating performances. Beginning with the year ended December 31, 1997, the Company changed the way it computes FFO. The Company believes that its new method of computing FFO is more consistent with the guidelines established by the National Association of Real Estate Investment Trusts ("NAREIT") for calculating FFO. FFO, as defined under the NAREIT standard, consists of net income, computed in accordance with GAAP, excluding gains or losses from debt restructuring and sales of properties, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. For the periods presented, depreciation and amortization and minority interest were the only non-cash adjustments. FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or debt service with respect to the hotel properties. Funds From Operations may not be comparable to similarly titled measures of operating performance disclosed by other REITs.

The computation of historical Funds From Operations is as follows (in thousands):


                                                            Historical Twelve                 Historical Twelve
                                                           Month Period Ended                Month Period Ended
                                                            December 31, 1996                 December 31, 1997
                                                            -----------------                 -----------------


Net income before minority interests.....................      $    2,113                        $    3,022
Depreciation.............................................             610                             1,502
Amortization of initial franchise costs..................              -                                 24
                                                                ---------                         ---------
Funds From Operations (new method).......................           2,723                             4,548
Amortization of loan costs...............................             126                               107
                                                                 --------                          --------
Funds From Operations (former method)....................      $    2,849                        $    4,655
                                                               ==========                        ==========


         The aggregate annual principal payments and payments to bond sinking funds for the three years following December 31, 1997 are approximately as follows:

                           1998      $    195,000
                           1999       $25,661,000
                           2000      $    225,000

Long-term debt as of December 31, 1997 of approximately $31.7 million consisted of:

         Approximately $25.5 million from the Credit Facility, which is secured by and cross-collateralized and cross-defaulted on the Hotels located in Solomons, Maryland; Farmville, Virginia (2 Hotels); Elizabethton, Tennessee; Dahlgren, Virginia; Princeton, West Virginia; Dover, Delaware; Culpeper, Virginia; New Castle, Pennsylvania; Harlan, Kentucky; Danville, Kentucky; Murphy, North Carolina; Chambersburg, Pennsylvania; Allentown, Pennsylvania; Gettysburg, Pennsylvania (2 Hotels) and Key Largo, Florida. The interest rate on the Credit Facility is variable at 25 basis points above the prime rate, presently at a rate of 8.75% per annum.

         Approximately $3.9 million, secured by first deeds of trust on the Hotels located in Wytheville, Virginia, and Morgantown, West Virginia. Interest accrues at the rate necessary to remarket bonds at a price equal to 100% of the outstanding principal balance. The interest rate is approximately half of the prime rate, which is adjusted weekly and is not to exceed 15% and 11.3636% for Wytheville and Morgantown, respectively. At December 31, 1997, the interest rate was approximately 4.15% for both. In addition, letter of credit fees, trustee fees and financing fees increased the effective rate on the bonds.

         Approximately $2.3 million, secured by a first deed of trust on the Comfort Inn-Dublin, Virginia. The outstanding balance bears interest at a rate equal to 7.75% per annum with additional underwriters' fees increasing the interest rate to 8%. The loan matures in November 2005.

         Upon completion of the Offering and the application of the Net Proceeds, the Company will have Remaining Indebtedness in the aggregate principal amount of approximately $21 million outstanding. All of the Remaining Indebtedness is secured by one or more Hotels.

         Effective April 3, 1997, the Company's Board of Directors adopted a resolution increasing the Company's limit on consolidated indebtedness from 50% to 55% of the aggregate purchase price of the Hotels in which it has invested. The aggregate purchase price paid by the Company for the Hotels as of December 31, 1997 is approximately $58.4 million. As of December 31, 1997, the Company's total outstanding indebtedness represents approximately 36% of the aggregate amount paid by the Company for the Hotels.

         The Board of Directors has adopted the Investment Policy, which governs all of the Company's investments in hotel properties, including the acquisition of existing hotels and the development of hotels until such time as the Board amends such policy. Under the Investment Policy, the Company will only acquire an operating hotel for which it expects to receive, based on prior operating history, annual rental income in an amount greater than or equal to 12% of the total purchase price paid by the Company for such hotel, net of (i) insurance premiums paid by the Company, (ii) the FFE Reserves of 4% of room revenue and
(iii) real estate and personal property taxes. Under the Bylaws, the approval of a majority of the Board of Directors, including a majority of the Independent Directors, is required for the Company to acquire any property. In addition, the Investment Policy will be applied to a hotel property prior to its acquisition or development by the Company, and therefore, there can be no assurances that increases in insurance rates, real estate or personal property tax rates or FFE Reserves, which are based on room revenues, will not decrease the Company's annual return on its investments in any hotel property to a level below that set out in the Investment Policy. Because a development project has no prior revenues on which the Company's Investment Policy can be tested, the Company intends to invest only in developments where it reasonably believes it will receive an annual return on its investment that is consistent with the Investment Policy.

         Pursuant to the Leases, the Partnership is required to make available to the Lessee 4% of room revenue per quarter, on a cumulative basis, for capital improvements and periodic replacement or refurbishment of furniture, fixtures and equipment at each of the Hotels. Although the Company believes that 4% of room revenue is generally an appropriate capital reserve to maintain the condition and viability of its Hotels, the Company will increase its capital reserves set-aside from 4% to 6% of room revenue upon completion of the Offering. The additional 2% of room revenue will be held in the Additional Reserve Fund that will be deployed at the Hotels primarily to enhance their competitive position. To ensure that the Company receives additional annual income that is at least equal to 12% of the amount of funds invested by the Company from the Additional Reserve Fund, the Company and the Lessee have agreed to amend the Leases for the Hotels that receive capital from the Additional Reserve Fund to provide that each such Hotel will increase its annual Base Rent payment by 7% per annum of the capital received from the Additional Reserve Fund. The Company expects that it will receive additional amounts under the terms of the Percentage Leases equal to at least 5% per annum of the amount invested from the Additional Reserve Fund through its participation in increased room revenue resulting from such additional investments. The Company intends to cause the Partnership to spend amounts in excess of the obligated amounts if necessary to comply with the reasonable requirements of any Franchise License and otherwise to the extent that the Company deems such expenditures to be in the best interests of the Company. The Partnership is obligated to fund the cost of certain capital improvements to the operations and any furniture, fixture and equipment requirements in excess of the above. See "Business and Properties -- The Percentage Leases" and "the Fixed Lease."

         The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its initial taxable year ended December 31, 1994, and, as such, the Company generally is not subject to federal income tax on its net income. REITs are subject to a number of organizational and operational requirements. See "Risk Factors A Tax Risks." For example, a REIT, and therefore the Company, is required to distribute to its shareholders at least 95% of its annual taxable income. The Company intends to make those distributions from operating cash flows. The Company intends to retain as a reserve such amounts as it considers necessary for the acquisition, expansion and renovation of hotel properties consistent with continuing to distribute to its shareholders amounts sufficient to maintain the Company's qualification as a REIT.

         The Company expects to meet its short-term liquidity requirements generally through net cash provided by operations and existing cash balances. The Company believes that its net cash provided by operations will be adequate to fund both operating requirements and payments of dividends by the Company in accordance with REIT requirements.

         The Company expects to meet its long-term liquidity requirements, such as scheduled debt maturities and property acquisitions, through long-term secured and unsecured borrowings, the issuance of additional equity securities of the Company, or, in connection with acquisitions of hotel properties, the issuance of Units.

Inflation

         Operators of hotels in general possess the ability to adjust room rates quickly. However, competitive pressures have limited and may, in the future, limit the Lessee's ability to raise room rates in the face of inflation.

Seasonality of Hotel Business and the Hotels

         The hotel industry is seasonal in nature. Generally, hotel revenues for hotels operating in the geographic areas in which the Hotels operate are greater in the second and third quarters than in the first and fourth quarters, with the exception of the Best Western Suites-Key Largo, Florida, which is busiest in the first and fourth quarters of the year. The Hotels' operations historically reflect this trend. Although the hotel business is seasonal in nature, the Company believes that it generally will be able to make its expected distributions by using undistributed cash from the second and third quarters to fund any shortfall in cash flow from operating activities from the Hotels in the first and fourth quarters.

Year 2000

         In response to the year 2000 issue, the Company modified its existing information systems in order to make them year 2000 compliant. The Company believes that it has made all necessary modifications to its existing systems and does not expect that additional costs associated with year 2000 compliance, if any, will be material to the Company's results of operations or financial position.

                            BUSINESS AND PROPERTIES

Comfort Inn and Comfort Suites Hotels and Rodeway Inn Hotels

         Twelve of the Hotels operate as Comfort Inn hotels, one Hotel operates as a Comfort Suites hotel and one Hotel operates as a Rodeway Inn hotel. Since the inception of the Comfort Inn brand in 1981, the number of hotels licensed under that brand has grown to approximately 1,500 inns, hotels, and suites worldwide. Comfort Inn, Comfort Suites and Rodeway Inns are part of the worldwide Choice Hotels System of over 3,200 Sleep Inns, Comfort Inn, Comfort Suites, Mainstay, Quality, Clarion, Econo Lodge, Rodeway and Friendship Inns, hotels, suites and resorts.

Best Western Hotels and Best Western Suites

         One of the Hotels operates as a Best Western hotel and one of the Hotels operates as a Best Western Suites hotel. Best Western was established in 1946 as a reservation referral system by hoteliers and has developed into the world's largest hotel chain. As of December 31, 1997, Best Western had 3,614 properties worldwide, with hotels located in 68 countries and 2,150 member properties located in North America.

Days Inn Hotels

         One of the Hotels operates as a Days Inn hotel. Days Inn has been operating for more than 20 years and presently has more than 150,000 rooms and 1,600 properties worldwide. Days Inn is part of HFS Incorporated's blend of hotel brands which includes Ramada, Howard Johnson, Super 8, Park Inns, Villager and Travelodge.

Holiday Inn Express Hotels

         Three of the Hotels operate as Holiday Inn Express hotels. Since the inception of the Holiday Inn Express brand in 1990, the number of hotels licensed under that brand has grown to over 650 hotels worldwide. Holiday Inn Express is part of the worldwide Holiday Inn system of over 2,500 Holiday Inns, Holiday Inn Garden Court, Holiday Inn Crowne Plaza, Holiday Inn Express, Holiday Inn Select, Holiday Inn Sunspree and Resort Crowne Plaza Hotels, Suites and Resorts.

The Hotels

         Set forth below is certain information regarding the Hotels for the twelve months ended December 31, 1997 (or such shorter period commencing on the date of acquisition, if applicable).

                                 Year     Number of    Room        Other       Lease     Average
HOTELS                          Opened      Rooms     Revenue   Revenue(1)    Payment   Occupancy     ADR      REVPAR
                                ------      -----     -------   -------       -------   ---------     ---      ------
Comfort Inn:
 Chambersburg, Pennsylvania(2).  1993         65 $   529,983    $ 10,470  $  228,806      68.0%        $55.24     $37.57
 Culpeper, Virginia(3).........  1986         49     643,124      15,401     254,646      83.8%         50.71      42.48
 Dahlgren, Virginia............  1989         59     879,714      27,406     388,044      82.5%         49.53      40.85
 Dublin, Virginia..............  1986        100   1,418,609      39,257     689,691      73.4%         52.95      38.87
 Elizabethton, Tennessee.......  1987         58     549,938      16,709     219,273      57.8%         44.94      25.98
 Farmville, Virginia...........  1985         51     736,511      18,570     347,681      79.5%         49.80      39.57
 Gettysburg, Pennsylvania(5)...  1990         81     995,498      15,625     424,239      74.1%         74.37      55.11
 Morgantown, West Virginia.....  1986         80   1,280,380      68,673     644,049      79.6%         55.12      43.85
 Murphy, North Carolina(6).....  1989         56     585,372      13,006     219,165      73.7%         56.10      41.32
 New Castle, Pennsylvania(7)...  1987         79     926,194      21,902     381,810      71.9%         56.40      40.57
 Princeton, West Virginia......  1985         51     745,468      16,872     411,982      80.0%         50.06      40.05
 Beacon Marina,
   Solomons, Maryland..........  1986         60   1,129,361     299,947     851,070      79.3%         65.07      51.57

Comfort Suites
 Dover, Delaware(4)............  1997         64     945,723      14,156     357,649      67.8%         64.42      43.68

Best Western and Best Western Suites:
 Harlan, Kentucky(8)...........  1993         63     604,703      29,947     304,284      72.5%         51.93      37.66
 Key Largo, Florida(9).........  1987         40     302,690      14,846     147,017      71.4%         88.30      63.06

Days Inn:
 Farmville, Virginia...........  1989         60     651,155      18,184     292,875      62.5%         47.55      29.73

Holiday Inn Express:
 Allentown, Pennsylvania(10)...  1978         83     723,662      14,113     311,753      65.5%         65.13      42.68
 Danville, Kentucky(11)........  1994         62     713,659      31,285     295,851      80.1%         55.89      44.77
 Gettysburg, Pennsylvania(5)...  1990         51     641,741      12,255     267,764      73.3%         77.01      56.43

Rodeway Inn:
  Wytheville, Virginia.........  1985        100     577,813       6,750     288,544      32.8%         48.23      15.83
                                           ----- -----------    --------  ----------      -----      --------    -------

Consolidated Total/Weighted
  Average for all Hotels.......            1,312 $15,581,298    $705,374  $7,326,193
                                           ===== ===========    ========  ==========

-------------------------
(1) Represents recurring marina rental revenue (for the Comfort Inn-Beacon Marina, Solomons, Maryland and the Best Western Suites-Key Largo, Florida Hotels only), telephone revenue, restaurant revenue and other miscellaneous service revenue.

(2)   Acquired May 29, 1997.

(3)   Acquired February 26, 1997.

(4)   Opened January 22, 1997.

(5)   Acquired May 23, 1997.

(6)   Acquired April 25, 1997.

(7)   Acquired March 17, 1997.

(8)   Acquired April 17, 1997.

(9)   Acquired September 2, 1997.

(10)  Acquired June 10, 1997.

(11)  Acquired April 23, 1997.

         The following table sets forth certain information with respect to each
Hotel:


                                                                          Twelve Months Ended December 31,
The Hotels                                                     1993        1994       1995       1996        1997
                                                               ----        ----       ----       ----        ----

Comfort Inn-Chambersburg, Pennsylvania
  Occupancy                                                     N/A       N/A          80.9%      75.5%       65.8%
  ADR                                                                                $54.28     $54.61      $54.62
  REVPAR                                                                             $43.92     $40.13      $35.94

Comfort Inn-Culpeper, Virginia
  Occupancy                                                       73.1%     80.3%      80.4%      80.1%       80.6%
  ADR                                                           $44.01    $45.37     $46.44     $47.51      $50.24
  REVPAR                                                        $32.18    $36.42     $37.34     $38.07      $40.52

Comfort Inn-Dahlgren, Virginia
   Occupancy                                                      74.4%     70.3%      76.2%      76.4%       82.5%
   ADR                                                          $42.66    $43.55     $42.89     $43.23      $49.53
   REVPAR                                                       $31.76    $30.70     $32.68     $33.02      $40.85

Comfort Inn-Dublin, Virginia
   Occupancy                                                      74.6%     80.7%      80.1%      72.9%       73.4%
   ADR                                                          $42.80    $45.97     $49.51     $52.32      $52.95
   REVPAR                                                       $31.94    $37.08     $39.65     $38.16      $38.87

Comfort Inn-Elizabethton, Tennessee
   Occupancy                                                      74.6%     68.8%      74.2%      60.4%       57.8%
   ADR                                                          $39.43    $39.98     $40.17     $44.44      $44.94
   REVPAR                                                       $26.82    $27.52     $29.80     $26.83      $25.98

Comfort Inn-Farmville, Virginia
   Occupancy                                                      80.7%     84.3%      75.9%      81.0%       79.5%
   ADR                                                          $40.10    $41.81     $47.22     $48.43      $49.80
   REVPAR                                                       $32.38    $35.24     $35.83     $39.22      $39.57

Comfort Inn-Gettysburg, Pennsylvania
  Occupancy                                                      N/A       N/A         72.9%      69.2%       65.0%
  ADR                                                                                $64.69     $66.66      $69.37
  REVPAR                                                                             $47.18     $46.12      $45.07

Comfort Inn-Morgantown, West Virginia
   Occupancy                                                      81.9%     81.8%      77.3%      77.7%       79.6%
   ADR                                                          $46.28    $49.00     $50.78     $52.44      $55.12
   REVPAR                                                       $37.88    $40.10     $39.26     $40.76      $43.85

Comfort Inn-Murphy, North Carolina
  Occupancy                                                       71.1%     71.4%      74.7%      66.6%       68.1%
  ADR                                                           $45.43    $46.21     $46.22     $53.51      $53.87
  REVPAR                                                        $32.29    $32.98     $34.51     $35.61      $36.70

Comfort Inn-New Castle, Pennsylvania
  Occupancy                                                      N/A        64.4%      66.4%      66.8%       67.0%
  ADR                                                                     $47.90     $48.70     $53.09      $55.59
  REVPAR                                                                  $30.84     $32.32     $35.46      $37.29

Comfort Inn-Princeton, West Virginia
   Occupancy                                                      93.9%     95.8%      95.5%      88.5%       80.0%
   ADR                                                          $48.08    $50.37     $53.78     $54.73      $50.06
   REVPAR                                                       $45.16    $48.31     $51.35     $48.45      $40.05



                                                                          Twelve Months Ended December 31,
The Hotels                                                     1993        1994       1995       1996        1997
                                                               ----        ----       ----       ----        ----

Comfort Inn-Beacon Marina,
Solomons, Maryland
   Occupancy                                                      72.5%     78.6%      67.1%      76.6%       79.3%
   ADR                                                          $53.49    $55.37     $58.86     $58.55      $65.07
   REVPAR                                                       $38.79    $43.50     $39.48     $44.16      $51.57

Comfort Suites-Dover, Delaware
  Occupancy                                                      N/A       N/A        N/A        N/A          67.8%
  ADR                                                                                                       $64.42
  REVPAR                                                                                                    $43.68

Best Western-Harlan, Kentucky
  Occupancy                                                      N/A        72.0%      74.8%      70.4%       68.0%
  ADR                                                                     $44.45     $47.10     $48.97      $51.50
  REVPAR                                                                  $32.00     $35.20     $34.47      $35.00

Best Western Suites-Key Largo, Florida
  Occupancy                                                       80.8%     73.3%      79.7%      84.2%       79.9%
  ADR                                                          $102.56    $93.59     $93.91     $96.68     $101.78
  REVPAR                                                        $82.82    $68.55     $74.85     $81.39      $81.31

Days Inn-Farmville, Virginia
   Occupancy                                                      64.2%     60.1%      62.7%      69.1%       62.5%
   ADR                                                          $38.10    $42.55     $44.27     $45.53      $47.55
   REVPAR                                                       $24.48    $24.68     $27.78     $31.47      $29.73

Holiday Inn Express-Allentown, Pennsylvania
  Occupancy                                                      N/A       N/A         60.3%      67.0%       65.2%
  ADR                                                                                $59.61     $62.05      $65.59
  REVPAR                                                                             $35.96     $41.54      $41.43

Holiday Inn Express-Danville, Kentucky
  Occupancy                                                      N/A        69.5%      72.2%      72.0%       75.3%
  ADR                                                                     $49.17     $49.74     $52.04      $55.23
  REVPAR                                                                  $34.16     $35.92     $37.47      $41.62

Holiday Inn Express-Gettysburg, Pennsylvania
  Occupancy                                                      N/A       N/A         72.1%      66.6%       65.1%
  ADR                                                                                $69.76     $72.24      $70.69
  REVPAR                                                                             $50.29     $48.13      $45.99

Rodeway Inn-Wytheville, Virginia
   Occupancy                                                      61.4%     48.8%      47.9%      44.7%       32.8%
   ADR                                                          $38.08    $45.12     $47.23     $48.85      $48.23
   REVPAR                                                       $23.39    $22.07     $22.64     $21.85      $15.83


         Occupancy and REVPAR for the Rodeway Inn-Wytheville, Virginia declined from 1993 to 1994. The Company believes that the decline in occupancy and REVPAR is a result of the loss of a year-to-year contract pursuant to which a trucking firm reserved at least ten rooms daily at rates significantly below quoted market rates. In 1993, the contract was awarded to another hotel that submitted a lower bid. The Company believes that the effects of the loss of such contract have been partially offset by increases in ADR, as shown in the table above. There can be no assurances, however, that the increase in ADR can return REVPAR at this Hotel to the historical levels achieved prior to the termination of the contract. The decrease in occupancy in 1994 compared to 1993 at the Comfort Inn-Dahlgren, Virginia was primarily due to a higher than normal occupancy in 1993 that was attributable to an increase in construction at the adjacent Naval Surface Warfare Center during that year. The occupancy of many of the Hotels decreased in 1996 as compared to 1995 due to the record snowfall in the first quarter of 1996. Occupancy and REVPAR at the Comfort Inn-Morgantown, West Virginia, declined in 1994 from 1993 due to the bankruptcy of the lessee of the restaurant at that hotel. The Company executed a new lease for this restaurant in early 1996. The decrease in occupancy and REVPAR at the Comfort Inn-Beacon Marina, Solomons, Maryland, was primarily attributable to the fact that in 1995 a nearby nuclear power station dramatically curtailed the amount of specialized maintenance work it historically had performed in the first quarter of each year. During 1996, the unusual weather was great enough to negatively impact REVPAR at the Comfort Inn-Dahlgren, Virginia and the Rodeway Inn-Wytheville, Virginia. In addition, the Comfort Inn-Dublin, Virginia and the Comfort Inn-Elizabethton, Tennessee both experienced a slowdown in construction-related business in 1996 which had a negative impact on occupancy and REVPAR. The Comfort Inn-Chambersburg, Pennsylvania and the Comfort Inn-Gettysburg, Pennsylvania Hotels experienced a drop in occupancy in each of 1996 and 1997 due to increased competition in their respective markets. The Company took into account the new competition in these markets prior to their purchase and adjusted its purchase price to accommodate the anticipated impact of the competition. The Comfort Inn-Princeton, West Virginia and the Rodeway Inn-Wytheville, Virginia Hotels both experienced new competition in 1997 with the addition of two new hotels in each respective market. During 1996, the Comfort Inn-Farmville, Virginia and Days Inn-Farmville Hotels' market area experienced an unusual level of occupancy due to significant construction activity in the area. During 1997, the construction activity abated significantly, which resulted in a reduction in occupancy.

The Fixed Lease

         Because development projects have no prior income to which the Company can apply the Investment Policy, the Company intends to invest in developments only where it reasonably believes it will receive rent payments from the Lessee consistent with the Investment Policy. The lease for the Comfort Suites-Dover, Delaware is a Fixed Lease pursuant to which the Lessee leases the Hotel for a fixed rent payment, which is payable in equal monthly installments. So long as the Investment Policy remains in effect, the Company intends to enter into similar Fixed Leases on any new hotel developments because the Company believes that this type of lease mitigates the risks associated with the initial startup of a hotel, such as low occupancy rates or low room rates. All material terms of the Fixed Leases, except for the payment terms, are substantially similar to the terms of the Percentage Leases described below.

The Percentage Leases

         The Percentage Leases provide for both Base Rent and Percentage Rents. The Company intends to use similar leases with respect to additional existing hotels it may acquire because the Company believes that there are fewer startup risks associated with acquiring an existing operating hotel than with hotel developments. The Board of Directors may, however, in its discretion, alter any of these provisions with respect to any proposed Percentage Lease, depending on the purchase price paid, economic conditions and other factors deemed relevant at the time. The following summary is qualified in its entirety by the Percentage Leases, which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         Percentage Lease Terms. Each Percentage Lease has a non-cancelable term of ten years, which may be renewed for an additional term of five years at the Lessee's option, subject to earlier termination upon the occurrence of defaults thereunder and certain other events described therein (including, particularly, the provisions described herein under "Damage to Hotels," "Condemnation of Hotels" and "Termination of Percentage Leases on Disposition of the Hotels").

         Amounts Payable Under the Percentage Leases. During the term of each Percentage Lease, the Lessee is obligated to pay (i) the Base Rent and Percentage Rents and (ii) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). Base Rent accrues and is required to be paid monthly. The Percentage Rent for each Hotel is comprised of (i) a set percentage of quarterly and semi-annual room revenues, which is payable quarterly and semi-annually, respectively, (ii) a set percentage of annual room revenues in excess of the Threshold, which is payable annually, and
(iii) 8% of monthly revenues other than room revenues (including, but not limited to, telephone charges, movie rental fees and rental payments under any third-party leases), which is payable monthly. Annual Percentage Rent does not apply to amounts under the Threshold. The portion of Percentage Rent that is based on annual room revenues is designed to allow the Company to participate in any future increases in room revenues. All Percentage Rents are due 30 days after the end of the applicable calendar period.

         The following table sets forth (i) the annual Base Rent, (ii) Percentage Rents formulas and (iii) the Rent that was paid for each Hotel pursuant to the terms of the Percentage Leases in 1997. With respect to the Hotels acquired in 1997, the information presented relates to the period from the date of acquisition to December 31, 1997.

                                                                                                         Aggregate
                                                                                             Aggregate   Percentage
                           Annual           Percentage                        Hotel          Percentage   Rent Plus
        Hotels           Base Rent         Rent Formula                      Revenues           Rent      Base Rent
        ------           ---------          ------------                     --------           ----      ---------
Comfort Inns               $107,663  14.2% of quarterly room          Rooms -   $  529,983    $120,306     $228,806
  Chambersburg,                      revenues up to $960,000 per      Other -   $   10,470         837
                                     year, plus 8.5% of semi-annual                           --------
    Pennsylvania                     room revenues up to $960,000                             $121,143
                                     per year plus 35% of annual room                         --------
                                     revenues in excess of $960,000,
                                     plus 8% of monthly other revenue

  Culpeper, Virginia        111,926  11% of quarterly room revenue    Rooms -   $  643,124    $141,487     $254,646
                                     up to $675,000 per year, plus    Other -   $   15,401       1,233
                                     11% of semi-annual revenues up                           --------
                                     to $675,000 per year, plus 35%                           $142,720
                                     of annual room revenues in                               --------
                                     excess of $675,000, plus 8% of
                                     monthly other revenues

  Dahlgren, Virginia        153,096  14.0% of quarterly room          Rooms -   $  879,714    $232,756     $388,044
                                     revenues, plus 6.5% of           Other -   $   27,406       2,192
                                     semi-annual room revenues,                               --------
                                     plus 30% of annual room                                  $234,948
                                     revenues in excess of                                    --------
                                     $705,000, plus 8% of monthly
                                     other revenues

  Dublin, Virginia          253,350  17.5% of quarterly room          Rooms -   $1,418,609    $433,200     $689,691
                                     revenues, plus 10.0% of          Other -   $   39,257       3,141
                                     semi-annual room revenues,                               --------
                                     plus 30% of annual room                                  $436,341
                                     revenues in excess of                                    --------
                                     $1,275,000, plus 8% of monthly
                                     other revenues

  Elizabethton,              96,950  14.5% of quarterly room          Rooms -   $  549,938    $120,986     $219,273
    Tennessee                        revenues, plus 7.5% of           Other -   $   16,709       1,337
                                     semi-annual room revenues,                               --------
                                     plus 30% of annual room                                  $122,323
                                     revenues in excess of                                    --------
                                     $560,000, plus 8% of monthly
                                     other revenues

  Farmville, Virginia       132,432  16.0% of quarterly room          Rooms -   $  736,511    $213,763     $347,681
                                     revenues, plus 9.5% of           Other -   $   18,750       1,486
                                     semi-annual room revenues,                               --------
                                     plus 30% of annual room                                  $215,249
                                     revenues in excess of $650,000                           --------
                                     plus 8% of monthly other
                                     revenues

  Gettysburg,               184,069  14.5% of quarterly room          Rooms -   $  995,498    $238,920     $424,239
    Pennsylvania                     revenues up to $1,400,000 per    Other -   $   15,625       1,250
                                     year, plus 9.5% of semi-annual                           --------
                                     room revenues up to $1,400,000                           $240,170
                                     per year plus 35% of room                                --------
                                     revenues in excess of
                                     $1,400,000, plus 8% of total
                                     other revenues

  Morgantown,               210,136  6.5% of quarterly room           Rooms -   $1,280,380    $428,420     $644,049
    West Virginia                    revenues, plus 24.0% of          Other -   $   68,673       5,493
                                     semi-annual room revenues,                               --------
                                     plus 33% of annual room                                  $433,913
                                     revenues in excess of                                    --------
                                     $1,150,000, plus 8% of monthly
                                     other revenues

  Murphy,                    95,197  11% of quarterly room revenues   Rooms -   $  585,372    $122,928     $219,165
    North Carolina                   up, to $740,000 per year plus    Other -   $   13,006       1,040
                                     10% of semi annual room                                  --------
                                     revenues up to $740,000 per                              $123,968
                                     year, plus 35% of annual room                            --------
                                     revenues in excess of
                                     $740,000, plus 8% of monthly
                                     other revenues

  New Castle,               171,665  7.5% of quarterly room           Rooms -   $  926,164    $208,394     $381,810
    Pennsylvania                     revenues up to $1,000,000 per    Other -   $   21,902       1,751
                                     year, plus 15% of semi-annual                            --------
                                     room revenues up to $1,000,000                           $210,145
                                     per year, plus 35% of annual                              -------
                                     room revenues in excess of
                                     $1,000,000 plus 8% of monthly
                                     other revenues


  Princeton,                208,610  11.1% of quarterly room          Rooms -   $  745,468    $202,022     $411,982
    West Virginia                    revenues, plus 16.0% of          Other -   $   16,872       1,350
                                     semi-annual room revenues,                               --------
                                     plus 33% of annual room                                  $203,372
                                     revenues in excess of                                     -------
                                     $875,000, plus 8% of monthly
                                     other revenues


  Beacon Marina,            288,397  17.6% of quarterly room          Rooms -   $1,129,361    $538,677     $851,070
    Solomons,                        revenues, plus 25.0% of          Other -     $299,947      23,996
                                     semi-annual room revenues,                                -------
    Maryland                         plus 25.1% of annual room                                $562,673
                                     revenues in excess of                                     -------
                                     $900,000, plus 8% of monthly
                                     other revenues

Comfort Suites              357,649  Fixed Lease A Not Applicable     Not              Not                 $357,649
  Dover, Delaware                                                     Applicable    Applicable

Best Western                129,548  14.5% of quarterly room          Rooms -   $  604,703    $172,340     $304,284
  Harlan, Kentucky                   revenues, up to $800,000 per     Other -   $   29,947       2,396
                                     year, plus 14% of semi-annual                             -------
                                     room revenues up to $800,000                             $174,736
                                     per year, plus 35% of room                                -------
                                     revenues in excess of
                                     $800,000, plus 8% of monthly
                                     other revenues

Best Western Suites          73,184  14% of quarterly room revenues   Rooms -   $  302,690    $ 72,646     $147,017
  Key Largo, Florida                 up to $1,225,000 per year,       Other -   $   14,846       1,187
                                     plus 10% of semi-annual                                   -------
                                     revenues up to $1,225,000 per                            $ 73,833
                                     year, plus 35% of annual room                             -------
                                     revenues in excess of
                                     $1,225,000, plus 8% of monthly
                                     other revenues

Days Inn                    125,376  16% of quarterly room            Rooms -   $  651,155    $166,044     $292,875
  Farmville, Virginia                revenues, plus 9.5% of           Other -   $   18,184       1,455
                                     semi-annual room revenues plus                            -------
                                     30.0% annual room revenues in                            $167,499
                                     excess of $760,000, plus 8% of                            -------
                                     other revenue

Holiday Inn Express
  Allentown, PA             146,353  14.2% of quarterly room          Rooms -   $  723,662    $164,271     $311,753
                                     revenues up to $1,250,000 per    Other -   $   14,113       1,129
                                     year, plus 8.5% of semi-annual                           --------
                                     room revenues up to $1,250,000                           $165,400
                                     per year, plus 35% of annual                              -------
                                     room revenues in excess of
                                     $1,250,000, plus 8% of monthly
                                     other revenues.


  Danville, Kentucky        131,347  14.5% of quarterly room          Rooms -   $  713,659    $162,001     $295,851
                                     revenues up to $900,000 per      Other -   $   31,285       2,503
                                                                                               -------
                                     year, plus 8% of semi-annual                             $164,504
                                                                                               -------
                                     room revenues up to $900,000
                                     per year, plus 35% of annual
                                     room revenues in excess of
                                     $900,000, plus 8% of monthly
                                     other revenues
  Gettysburg,               115,974  14.5% of quarterly room          Rooms -   $  641,741    $150,809     $267,764
    Pennsylvania                     revenues up to $940,000 per      Other -   $   12,255         981
                                                                                              --------
                                     year, plus 9% of semi-annual                             $151,790
                                                                                               -------
                                     room revenues up to $940,000
                                     per year, plus 35% of annual
                                     room revenues in excess of
                                     $940,000, plus 8% of monthly
                                     other revenues

  Rodeway Inn               210,000  6.5% of quarterly room           Rooms -   $  577,813    $ 78,004   $  288,544
                            -------  revenues, plus 7.0% of           Other -   $    6,750         540     --------
    Wytheville, Virginia             semi-annual room revenues,                               --------
                                     plus 30.0% of annual room                                $ 78,544
                                     revenues in excess of                                     -------
                                     $815,000, plus 8% of monthly
                                     other revenues

Total                    $3,302,922                                                         $4,023,271   $7,326,193
                          =========                                                         ==========   ==========



         Other than real estate and personal property taxes, ground lease rent (where applicable), the cost of certain furniture, fixtures and equipment, expenditures for items that are classified as capital items under GAAP which are necessary for the continued operation of the Hotels, and property and casualty insurance premiums, which are obligations of the Partnership, the Percentage Leases require the Lessee to pay Base Rent, Percentage Rents, Additional Charges and the operating expenses of the Hotels (including insurance, other than property and casualty insurance, all costs and expenses and all utility and other charges incurred in the operation of the Hotels) during the term of the Percentage Leases. The Percentage Leases also provide for rent reductions and abatements in the event of damage to or destruction or a partial taking of any Hotel as described under "Damage to Hotels" and "Condemnation of Hotels."

         Maintenance and Modifications. Under the Percentage Leases, the Partnership is required to maintain structural elements and underground utilities and to pay for certain expenditures for items that are classified as capital items under GAAP and which are necessary for the continued operation of the Hotels. In addition, the Partnership will make available to the Lessee for the repair, replacement and refurbishment of furniture, fixtures and equipment in the Hotels, when and as deemed necessary by the Lessee, the FFE Reserves, which is an amount equal to 4% of room revenues per quarter on a cumulative basis. Although the Company believes that 4% of room revenue is generally an appropriate capital reserve to maintain the condition and viability of its Hotels, the Company will increase its capital reserves set-aside from 4% to 6% of room revenue upon completion of the Offering. The additional 2% of room revenue will be held in the Additional Reserve Fund, which will be deployed at the Hotels primarily to enhance their competitive position. To ensure that the Company receives additional annual income that is at least equal to 12% of the amount of funds invested by the Company from the Additional Reserve Fund, the Company and the Lessee have agreed to amend the Leases for the Hotels that receive capital from the Additional Reserve Fund to provide that each such Hotel will increase its annual Base Rent payment by 7% per annum of the capital received from the Additional Reserve Fund. The Company expects that it will receive additional amounts under the terms of the Percentages Leases equal to at least 5% per annum of the amount invested from the Additional Reserve Fund through its participation in increased room revenue resulting from such additional investments. The Partnership's obligation will be carried forward to the extent that the Lessee has not expended such amount, and any unexpended amounts will remain the property of the Partnership upon termination of the Percentage Leases. Other than as described above, the Lessee is responsible for all repair and maintenance of the Hotels.

         The Lessee, at its expense, may make non-capital and capital additions, modifications or improvements to the Hotels, provided that such action does not significantly alter the character or purposes of the Hotels or significantly detract from the value or operating efficiencies of the Hotels. All such alterations, replacements and improvements shall be subject to all the terms and provisions of the Percentage Leases and will become the property of the Partnership upon termination of the Percentage Leases. The Partnership owns substantially all personal property (other than inventory, linens, and other nondepreciable personal property) not affixed to, or deemed a part of, the real estate or improvements on the Hotels, except to the extent that ownership of such personal property would cause the Rent under a Percentage Lease not to qualify as "rents from real property" for REIT income test purposes. See "Federal Income Tax Considerations A Requirements for Qualification A Income Tests."

         Insurance and Property Taxes. The Partnership is responsible for paying real estate and personal property taxes on the Hotels (except to the extent that personal property associated with the Hotels is owned by the Lessee), and all premiums for property and casualty insurance. The Lessee is required to pay or reimburse the Partnership for all other insurance on the Hotels, including comprehensive general public liability, workers' compensation and other insurance appropriate and customary for properties similar to the Hotels and naming the Partnership as an additional named insured.

         Assignment and Subleasing. The Lessee is not permitted to sublet all or any part of the Hotels or assign its interest under any of the Percentage Leases without the prior written consent of the Partnership. No assignment or subletting will release the Lessee from any of its obligations under the Percentage Leases.

         Damage to Hotels. In the event of damage to or destruction of any Hotel covered by insurance which renders the Hotel unsuitable for the Lessee's use and occupancy, the Lessee is obligated to repair, rebuild, or restore the Hotel, except as to structural elements of such hotel and underground utilities, or offer to acquire the Hotel on the terms set forth in the applicable Percentage Lease. If the Lessee rebuilds the Hotel, the Partnership is obligated to disburse to the Lessee, from time to time and upon satisfaction of certain conditions, any insurance proceeds actually received by the Partnership as a result of such damage or destruction, and any excess costs of repair or restoration will be paid by the Lessee. If the Lessee decides not to rebuild and the Partnership exercises its right to reject the Lessee's mandatory offer to purchase the Hotel on the terms set forth in the Percentage Lease, the Percentage Lease will terminate and the insurance proceeds will be retained by the Partnership. If the Partnership accepts the Lessee's offer to purchase the Hotel, the Percentage Lease will terminate and the Lessee will be entitled to the insurance proceeds. In the event that damage to or destruction of a Hotel that is covered by insurance does not render the Hotel wholly unsuitable for the Lessee's use and occupancy, the Lessee generally will be obligated to repair or restore the Hotel. The Percentage Lease shall remain in full force and effect during any period required for repair or restoration of any damaged or destroyed Hotel except that if damage to the Hotel renders the Hotel wholly unsuitable for Lessee's use and occupancy within the final 24 months of the term of the Percentage Lease, either the Partnership or the Lessee may terminate the Percentage Lease on the terms set forth therein.

         Condemnation of Hotel. In the event of a total condemnation of any Hotel, the relevant Percentage Lease will terminate with respect to such Hotel as of the date of taking, and the Partnership and the Lessee will be entitled to their shares of the condemnation award in accordance with the provisions of the Percentage Lease. In the event of a partial taking that does not render the Hotel unsuitable for the Lessee's use, the Lessee will restore the untaken portion of the Hotel to a complete architectural unit and the Partnership shall contribute the cost of such restoration in accordance with the provisions of the Percentage Lease.

         Events of Default. Events of Default under the Percentage Leases include, among others, the following:

                  (i) the occurrence of an Event of Default under any other Percentage Lease between the Partnership and the Lessee;

                  (ii) the failure by the Lessee to pay Base Rent when due and the continuation of such failure for a period of ten days thereafter;

                  (iii) the failure by the Lessee to pay Percentage Rent when due and the continuation of such failure for a period of 20 days thereafter;

                  (iv) the failure by the Lessee to observe or perform any other term of a Percentage Lease and the continuation of such failure for a period of 30 days after receipt by the Lessee of notice from the Partnership thereof, unless such failure cannot be cured within such period and the Lessee commences appropriate action to cure such failure within such 30 day period and thereafter acts, with diligence, to correct such failure within such time as is necessary, provided in no event shall such period exceed 90 days;

                  (v) if the Lessee shall file a petition in bankruptcy or reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within 60 days after such appointment;

                  (vi) if the Lessee voluntarily discontinues operations of any Hotel except as a result of damage, destruction, or condemnation; or

                  (vii) if the Franchise License with respect to a Hotel is terminated by the franchisor as a result of any action or failure to act by the Lessee or its agents, other than the failure to complete improvements required by a franchisor because the Partnership fails to pay the costs of such improvements.

         If an Event of Default occurs and continues beyond any curative period, the Partnership has the option of terminating the Percentage Lease or any or all other Percentage Leases by giving the Lessee ten days' written notice of the date for termination of the Percentage Leases and, unless such Event of Default is cured prior to the termination date set forth in such notice, the Percentage Leases shall terminate on the date specified in the Partnership's notice and the Lessee shall be required to surrender possession of the affected Hotel.

         Termination of Percentage Leases on Disposition of the Hotels. In the event the Partnership enters into an agreement to sell or otherwise transfer a Hotel, the Partnership has the right to terminate the Percentage Lease with respect to such Hotel if within six months of the termination the Partnership either (i) pays the Lessee the fair market value of the Lessee's leasehold interest in the remaining term of the Percentage Lease to be terminated, or (ii) offers to lease to the Lessee one or more substitute hotels on terms that would create a leasehold interest in such hotels with a fair market value equal to or exceeding the fair market value of the Lessee's remaining leasehold interest under the Percentage Lease to be terminated.

         Franchise License. The Lessee is the licensee under the Franchise Licenses on the Hotels. See "Business and Properties A Franchise Licenses."

         Other Lease Covenants. The Lessee has agreed that during the term of the Percentage Leases it will maintain a ratio of total debt to consolidated net worth (as defined in the Percentage Leases) of less than or equal to 25%, exclusive of capitalized leases.

         Breach by Partnership. Upon notice from the Lessee that the Partnership has breached the Lease, the Partnership will have 30 days to cure the breach or proceed to cure the breach, which period may be extended in the event of certain specified, unavoidable delays.

         Inventory. All inventory required in the operation of the Hotels is owned by the Lessee at its expense. The Partnership has the option to purchase all inventory related to a particular Hotel at fair market value upon termination of the Percentage Lease for that Hotel.

Franchise Licenses

         Comfort Inn,(R) Comfort Suites(R) and Rodeway Inn(R) are registered trademarks of Choice Hotels. Best Western(R) and Best Western Suites(R) are registered trademarks of Best Western. Days Inn(R) is a registered trademark of Days Inn. Holiday Inn Express(R) is a registered trademark of Holiday Hospitality.

         The Company anticipates that most of the additional hotels in which it invests will be operated under similar franchise licenses. The Company believes that the public's perception of quality associated with a franchisor is an important feature in the operation of a hotel. Franchisors provide a variety of benefits for franchisees which include national advertising, publicity and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards and centralized reservation systems.

         The Franchise Licenses generally specify certain management, operational, recordkeeping, accounting, reporting and marketing standards and procedures with which the franchisee must comply. The Franchise Licenses obligate the Lessee to comply with the franchisors' standards and requirements with respect to training of operational personnel, safety, maintaining specified insurance, the types of services and products ancillary to guest room services that may be provided by the Lessee, display of signage, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

         With the exception of the Franchise Licenses noted below, all Franchise Licenses from Choice Hotels will terminate on November 29, 2014. The Franchise License for the Comfort Suites-Dover, Delaware will terminate in early 2017. The Franchise Licenses for the Comfort Inns located in Culpeper, Virginia; New Castle, Pennsylvania; Murphy, North Carolina; Gettysburg, Pennsylvania and Chambersburg, Pennsylvania will terminate in 2017. Further, the Franchise License from Choice Hotels for the Comfort Inn-Dahlgren, Virginia may be terminated without cause by the franchisor on April 1, 1999 upon three months written notice. The Franchise License from Choice Hotels for the Rodeway Inn-Wytheville, Virginia will terminate in 2017; however, the Company has the option to terminate this Franchise License in July 1998 and July 1999. Otherwise, these Franchise Licenses may be terminated by the franchisor only upon a violation of their terms.

         The Franchise Licenses from Best Western may be terminated by the franchisor or franchisee on each annual anniversary upon 90 days notice to the other party.

         The Franchise License from Days Inn expires on October 31, 2009. During the term of that Franchise License, Days Inn may terminate the license only for a violation of its terms.

         The Franchise Licenses from Holiday Hospitality for the Holiday Inn Express Hotels will terminate in 2007.

         Under the Franchise Licenses from Choice Hotels relating to the Choice Hotels, the Lessee currently pays fees of approximately 6% of monthly room revenue. Under the Franchise License from Choice Hotels relating to the Comfort Suites-Dover, Delaware, the Lessee pays a franchise fee of 8% of monthly room revenue. Under the Best Western-Harlan, Kentucky Franchise License, the Lessee currently pays a franchise fee of $1,935 per month and annual dues of $2,654. Under the Best Western Suites-Key Largo, Florida Franchise License, the Lessee currently pays a franchise fee of $2,012 per month and annual dues of $2,050. Under the Rodeway Inn Franchise License, the Lessee pays franchise and reservation fees equal to 8.8% of monthly room revenue. In addition, the Days Inn Franchise License requires the Lessee to pay to any travel agent arranging a reservation for a room, 10% of the gross room revenues generated by such reservation.

         Although management of the Company believes that each of the Hotels is currently in compliance with the terms of the related Franchise License, there can be no assurance that a franchisor will not exercise its option to terminate a Franchise License at the designated anniversary. The Franchise Licenses also provide for termination at the franchisor's option upon the occurrence of certain events, including the Lessee's failure to pay royalties and fees or perform its other covenants under the Franchise License, bankruptcy, abandonment of the franchise or material breach of any term of a mortgage or lease relating to the related Hotel. The Lessee is responsible for making all payments under the Franchise Licenses to the franchisors.

         COMFORT INN(R), COMFORT SUITES(R) AND RODEWAY INN(R) ARE REGISTERED TRADEMARKS OF CHOICE HOTELS. CHOICE HOTELS HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A COMFORT INN, COMFORT SUITES OR RODEWAY INN FRANCHISE LICENSE FOR CERTAIN OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY CHOICE HOTELS (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE PARTNERSHIP OR THE COMMON SHARES OFFERED HEREBY.

         BEST WESTERN(R) AND BEST WESTERN SUITES(R) ARE REGISTERED TRADEMARKS OF BEST WESTERN. BEST WESTERN HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A BEST WESTERN FRANCHISE LICENSE FOR ONE OF THE HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY BEST WESTERN (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE PARTNERSHIP OR THE COMMON SHARES OFFERED HEREBY.

         DAYS INN(R) IS A REGISTERED TRADEMARK OF DAYS INN. DAYS INN HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A DAYS INN FRANCHISE LICENSE FOR THE HOTEL IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY DAYS INN HOTELS (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OR THE COMPANY, THE PARTNERSHIP OR THE COMMON SHARES OFFERED HEREBY.

         HOLIDAY INN EXPRESS(R) IS A REGISTERED TRADEMARK OF HOLIDAY HOSPITALITY CORPORATION. HOLIDAY HOSPITALITY CORPORATION HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A HOLIDAY INN EXPRESS FRANCHISE LICENSE FOR THE HOTEL IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY HOLIDAY HOSPITALITY CORPORATION (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OR THE COMPANY, THE PARTNERSHIP OR THE COMMON SHARES OFFERED HEREBY.

Operating Practices

         The Company's management recognizes the need for aggressive, market driven, creative management given the competition in the hospitality industry. Each of the Hotels is managed by the Lessee. The Lessee intends to continue the management systems developed by it and its Affiliates. The Lessee currently manages the Hotels and has experience satisfying the requirements imposed by the Choice Hotels, Best Western, Days Inn and Holiday Hospitality Franchise Licenses.

Employees

         The Company is self-advised and thus utilizes the services of its officers and Directors rather than retaining an advisor. See "Management A Directors and Executive Officers." In addition, the Lessee provides the Company with accounting and securities reporting services pursuant to the terms of the amended Services Agreement. The Lessee employs approximately 400 people in operating the Hotels and has advised the Company that its relationship with its employees is good.

Environmental Matters

         Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of the Hotels, the Company, the Partnership, or the Lessee, as the case may be, may be potentially liable for any such costs.

         Phase I environmental assessments were obtained on all of the Hotels prior to their acquisition or development by the Company. The Phase I environmental assessments were intended to identify potential environmental contamination for which the Hotels may be responsible. The Phase I environmental assessments included historical reviews of the Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, screening for the presence of hazardous substances, toxic substances and underground storage tanks, and the preparation and issuance of a written report. The Phase I environmental assessments did not include invasive procedures, such as soil sampling or ground water analysis.

         The Phase I environmental assessments have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability. Nevertheless, it is possible that these environmental assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the Hotels will not be affected by the condition of the properties in the vicinity of the Hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to the Company, the Partnership, or the Lessee.

         The Company believes that the Hotels are in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Neither the Company nor, to the knowledge of the Company, the Selling Partnerships, the LLC or the LLC's predecessor in interest with regard to any of the former owners of the Hotels, have been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental matters in connection with any of the Hotels.

Competition

         The hotel industry is highly competitive. Each of the Hotels is located in a developed area that includes other hotels, many of which are competitive with the Hotels in their locality. The number of competitive hotels in a particular area could have a material adverse effect on revenues of the Hotels or hotels acquired in the future. See "Business and Properties - The Hotels."

         There will be competition for investment opportunities in upper-economy and mid-scale hotels from entities organized for purposes substantially similar to the Company's objectives as well as other purchasers of hotels, including the entity managed by Mills Management II, Inc., to which George R. Whittemore, a Director of the Company, is a consultant. The Company will be competing for such investment opportunities with entities that have substantially greater financial resources than the Company, including access to capital or better relationships with franchisors, lenders and sellers. The Company's Debt Policy limits its consolidated indebtedness to less than 55% of the aggregate purchase price of the hotels in which it has invested. The aggregate amount paid by the Company for the Hotels is currently approximately $58.4 million. After the Company has applied the Net Proceeds as set forth herein, the Company's Remaining Indebtedness ($21 million) will represent approximately 36% of the aggregate amount paid by the Company for the Hotels. To the extent that the Company's Debt Policy limits its access to debt financing, the success of the Company's acquisition strategy will likely depend on its ability to access additional capital through issuances of equity securities. The Company's competitors may generally be able to accept more risk than the Company can manage prudently and may be able to borrow the funds needed to acquire hotels. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. See "Risk Factors A Conflicts of Interest A Competing Hotels to be Acquired by Affiliates of Mr. Humphrey" and "-- Growth Strategy."

Depreciation

         To the extent that the Partnership has acquired, or will acquire, equity interests in the Hotels for cash, the Partnership's initial basis in the Hotels for federal income tax purposes generally equals, or will equal, the purchase price paid by the Partnership. The Partnership plans to depreciate such depreciable hotel property for federal income tax purposes under either the modified accelerated cost recovery system of depreciation ("MACRS") or the alternative depreciation system of depreciation ("ADS"). The Partnership uses MACRS for furnishings and equipment. Under MACRS, the Partnership generally depreciates such furnishings and equipment over a five-year recovery period using a 200% declining balance method and a half-year convention. If, however, the Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The Partnership uses ADS for buildings and improvements. Under ADS, the Partnership generally depreciates such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention.

         To the extent that the Partnership has acquired, or will acquire, equity interests in the Hotels in exchange for Units, the Partnership's initial basis in each Hotel for federal income tax purposes should be the same as the transferor's basis in such Hotel on the date of acquisition. Although the law is not entirely clear, the Partnership intends to depreciate such depreciable hotel property for federal income tax purposes under MACRS with respect to furnishings and equipment and under ADS with respect to buildings and improvements. The Partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Partnership (except to the extent that the Partnership is required under Code Section 704(c) to use a method for allocating depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately larger share of such deductions). The Partnership generally has elected to use the "traditional method" for allocating Code Section 704(c) items with respect to Hotels that it acquires in exchange for Units. Because the Partnership's initial basis in the Initial Hotels acquired in exchange for Units was less than the fair market value of those hotels on the date of acquisition, the Company's depreciation deductions may be less than they otherwise would have been if the Partnership had purchased the partnership interests in the partnerships that sold the Company the Initial Hotels ("Selling Partnerships") entirely for cash.

Legal Proceedings

         The Company is not currently involved in any material litigation nor, to the Company's knowledge, is any material litigation currently threatened against the Company or any of the Hotels. The Lessee has advised the Company that it currently is not involved in any material litigation.

           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of the Company's policies with respect to investment, financing, conflicts of interest and certain other activities that have not been discussed elsewhere. The policies with respect to these activities have been determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the shareholders of the Company, except that (i) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, (ii) certain policies with respect to competition are imposed pursuant to contracts that cannot be amended without the consent of all parties thereto, and (iii) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of two-thirds of the outstanding shares of Common Stock.

Investment Policies

         The Company's investment objective is to acquire and develop hotels that meet its investment criteria. The Company's business is focused solely on hotels. See "Growth Strategy" and "Risk Factors A Growth Strategy." Under the Investment Policy, the Company intends to acquire only those hotels for which it expects to receive annual Rent (net of insurance paid by the Company, the FFE Reserves of 4% of room revenue and real estate and personal property taxes) in an amount greater than or equal to 12% of the total purchase price paid by the Company for such hotels. Under the Bylaws, the approval of a majority of the Board of Directors, including a majority of the Independent Directors, is required for the Company to acquire any property. Although the Company intends primarily to acquire hotels, it also may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which may have priority over the equity interest of the Company.

         While the Company will emphasize equity investments in hotels, it may, in its discretion, invest in mortgages and other real estate interests, including securities of other REITs. The Company may invest in participating, convertible or other types of mortgages if it concludes that by doing so it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation, because they permit the lender to either participate in increasing revenues from the property or convert some or all of that mortgage to equity ownership interest. The Company does not presently intend to invest in mortgages or real estate interests other than hotels.

Financing

         The Company intends to make additional investments in operating hotels and may incur additional indebtedness to make such investments or to meet the distribution requirements imposed by the REIT provisions of the Code, to the extent that cash flow from the Company's investments and working capital is insufficient. The proceeds of any borrowing by the Partnership may be used for the payment of distributions or dividends, working capital or to finance acquisitions, expansions, additions or renovations of operating hotels. Under the Bylaws, any refinancing of or prepayment of principal on the Remaining Indebtedness must be approved by a majority of the Directors, including a majority of the Independent Directors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations A Liquidity and Capital Resources" and "Federal Income Tax Considerations A Requirements for Qualification A Distribution Requirements."

         The Company's Debt Policy presently limits its consolidated indebtedness to less than 55% of the aggregate purchase price of the hotels in which it has invested. The aggregate purchase price of the Hotels is currently approximately $58.4 million. After the Company has applied the Net Proceeds, as set forth herein, the Company's total outstanding indebtedness will represent approximately 36% of the aggregate purchase price of the Hotels.

         The Company will invest in additional hotels only as suitable opportunities arise. The Company will not undertake investments in such hotels unless adequate sources of financing are available. The Bylaws require the approval of a majority of the Directors, including a majority of the Independent Directors, to acquire any additional hotel. It is expected that future investments in hotels will be dependent on and financed by the proceeds from additional issuances of Common Stock or other securities or borrowings. If the Board of Directors determines to raise additional equity capital, the Board has the authority, without shareholder approval, to issue additional Common Stock or other capital shares of the Company in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Common Shareholders have no preemptive right to purchase shares issued in any offering, and any such offering might cause a dilution of a shareholder's investment in the Company.

Conflict of Interest Policies

         The Company has adopted certain policies and entered into certain agreements designed to minimize the effects of potential conflicts of interest. The Company's Board of Directors is subject to certain provisions of Virginia law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

  Articles of Incorporation and Bylaw Provisions

         The Company's Articles of Incorporation, with limited exceptions, require that a majority of the Company's Board of Directors be comprised of Independent Directors, persons who, within the last two years, have not (i) owned an interest in any Humphrey Affiliates, (ii) been employed by Mr. Humphrey or any of Humphrey Affiliates, (iii) been an officer or director of any of Humphrey Affiliates, (iv) performed services for the Company, (v) been a director for more than three REITs organized by Mr. Humphrey or any of his Affiliates or (vi) had any material business or professional relationship with Mr. Humphrey or any of his Affiliates. Currently, four of the seven Directors of the Company are Independent Directors. The Articles of Incorporation provide that the Independent Director requirement may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors or the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock (and other shares of capital stock of the Company entitled to vote, if any exist). In addition, the Company's Bylaws provide that any action pertaining to any transaction in which the Company is purchasing, selling, leasing or mortgaging any real estate asset or engaging in any other transaction in which an advisor, director or officer of the Company, any lessee or contract manager of any property of the Company or any Affiliate of the foregoing, has any direct or indirect interest, must be approved by a majority of the Directors, including a majority of the Independent Directors. This provision of the Bylaws may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors including a majority of the Independent Directors or the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock (and other shares of capital stock of the Company entitled to vote, if any exist).

  The Non-Competition Agreement and Option Agreement

         Pursuant to the Non-Competition Agreement among Mr. Humphrey, Humphrey Associates, a Maryland corporation wholly-owned by Mr. Humphrey, and the Company, while Mr. Humphrey is an officer or Director of the Company or owns any ownership interest in the Company, and for five years thereafter, neither Mr. Humphrey nor any Humphrey Affiliate, will acquire, develop, own, operate, manage or have any interest in any hotel that is within 20 miles of a hotel in which the Company or the Partnership has invested. The 20-mile prohibition may be waived by the Independent Directors if they determine that such development, ownership, management, or operation will not have a material adverse affect on the operations of one or more of the Hotels. In addition, Mr. Humphrey has agreed that neither he nor any of his Affiliates will receive any brokerage commissions or other fees with respect to hotels purchased by the Company. The Non-Competition Agreement was executed by the parties in connection with the IPO.

         Pursuant to the Option Agreement among Mr. Humphrey, Humphrey Associates and the Company, the Company has an option to acquire any hotels acquired or developed by Mr. Humphrey or any of his Affiliates. At any time during twelve months after a hotel is acquired, or after the opening of a hotel developed, by Mr. Humphrey or any of his Affiliates, the Company may purchase the applicable hotel under the option for a price equal to the fair market value of the hotel, as determined by independent third-party appraisal, but in no event less than the sum of the following: (i) acquisition or development costs paid to unaffiliated third parties, (ii) capitalized interest expense, (iii) the amount of equity investment in the hotel, including the cash investment or advances of Mr. Humphrey and his Affiliates, if any (to the extent not covered in sections (i) and (ii)), and (iv) a cumulative, non-compounded return on the equity investment not to exceed the prime rate, as reported by The Wall Street Journal, Eastern Edition, plus five percent (less any net cash flow received by Mr. Humphrey or any of his Affiliates with respect to such equity investment). All transactions to acquire additional properties and all and any transactions between the Company or the Partnership and Mr. Humphrey or his Affiliates must be approved by a majority of the Directors, including a majority of the Independent Directors. In addition, the Option Agreement provides that in the event the Company acquires a hotel from Mr. Humphrey or any of his Affiliates in connection with the Company's issuance of additional securities, Mr. Humphrey or any of his Affiliates may receive consideration for such property in additional Units, provided that his and his Affiliates' interests in the Partnership shall not exceed 28.54% of the total partnership interests in the Partnership. The Option Agreement was executed by the parties in connection with the IPO.

  The Partnership

         Because some of the Limited Partners have unrealized taxable gain associated with their interests in the Hotels that were contributed to the Partnership, the Limited Partners may suffer different and more adverse tax consequences than the Company upon the sale of such a Hotel or refinancing or prepayment of principal on any of the Remaining Indebtedness. Consequently, a conflict of interest may arise between the Company, as General Partner of the Partnership, and certain of the Limited Partners. The Company's Bylaws provide that the Company's decisions with respect to the sale of a Hotel must be approved by a majority of the Directors, including a majority of the Independent Directors. This provision of the Bylaws may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors, including the Independent Directors, or the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock (and other shares of capital stock of the Company entitled to vote, if any exist). The Partnership Agreement gives the Company, as General Partner of the Partnership, full, complete and exclusive discretion in managing and controlling the business of the Partnership and in making all decisions affecting the business and assets of the Partnership.

Provisions of Virginia Law

         Pursuant to the Virginia Stock Corporation Act, each Director is required to discharge his or her duties in accordance with his or her good faith business judgment of the best interest of the Company. In addition, Virginia law provides that a transaction with the Company in which a Director or officer of the Company has a direct or indirect interest is not voidable by the Company solely because of any Director's or officer's interest in the transaction if (i) the material facts of the transaction and interest are disclosed to or known by the Directors and the transaction is authorized, approved or ratified by the disinterested Directors, (ii) the material facts of the transaction and interest are disclosed to or known by the shareholders and the transaction is authorized, approved or ratified by the disinterested shareholders, or (iii) the transaction is established to have been fair to the Company.

Policies with Respect to Other Activities

         The Company has authority to offer shares of Common Stock or other securities and to repurchase or otherwise reacquire its Common Stock or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale," the Company may issue shares of Common Stock to holders of Units upon exercise of their Redemption Rights (as defined herein). The Company has no outstanding loans to other entities or persons, including its officers and Directors. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Partnership for the purpose of exercising control. The Company intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940.

         At all times, the Company intends to make investments in such a manner consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in the Treasury Regulations), the Company's Board of Directors, with the consent of the holders of two-thirds of the outstanding shares of Common Stock, determines that it is no longer in the best interests of the Company to qualify as a REIT.

                                   MANAGEMENT

Directors and Executive Officers

         The Board of Directors consists of six members, four of whom are Independent Directors. All of the Directors are serving one-year terms that will expire at the Company's 1998 annual meeting of shareholders. Mr. Humphrey is serving as the Company's Chairman of the Board, President and Secretary.

         Certain information regarding the directors and executive officers of the Company is set forth below.

         Name                        Age               Position
         ----                        ---               ---------

         James I. Humphrey, Jr.        56              Chairman of the Board,
                                                       President and Secretary

         Margaret Allen                52              Director

         Andrew A. Mayer, M.D.         63              Director

         Dr. Leah T. Robinson          66              Director

         George R. Whittemore          48              Director

         Jeffrey M. Zwerdling          53              Director
------------------------

         James I. Humphrey, Jr. is the President and Chairman of Humphrey Associates and has held that position since 1978. Humphrey Associates, formerly Harkins-Humphrey Associates, Inc., is a full service real estate corporation. Mr. Humphrey also served as President of the Operator from 1989 to 1994. He currently serves on the Credit Assurance Review Committee of the Maryland Housing Fund. Mr. Humphrey served on the governor's Housing Task Force in Maryland, the Maryland Housing Policy Commission and the Maryland International Division Private Sector Advisory Council. Mr. Humphrey is a graduate of the University of Maryland and obtained an M.B.A. degree from Loyola College.

         Margaret Allen is Chief Executive Officer and 50% owner of AGM Financial Services, Inc. ("AGM"), which she co-founded in 1990. AGM is a mortgagee licensed by the Federal Housing Authority (the "FHA"), a division of the United States Department of Housing and Urban Development. As a licensed mortgagee, AGM represents borrowers who wish to obtain mortgage insurance from the FHA for multifamily housing, assisted living facilities and nursing homes. Prior to 1990, Ms. Allen was a Regional Vice President for ABG Financial Services, Inc., a FHA licensed mortgagee. Ms. Allen currently serves on the Credit Assurance Review Committee of the Maryland Department of Housing and Community Development, the Board of Directors of the Baltimore City Chapter of the Home Builders Association of Maryland and the Insured Projects Committee of the Mortgage Bankers Association. She has served on the Maryland Housing Policy Commission and chaired that commission from 1991-1992. Ms. Allen is a graduate of the University of California, Berkeley.

         Dr. Leah T. Robinson is a clinical psychologist in a part-time private practice. She was a member of the faculty of Virginia Commonwealth University until 1973 when she joined Psychiatric Associates of Tidewater, remaining with this group until it dissolved in 1989.

         Andrew A. Mayer, M.D., is presently retired. He was a partner of Medical Center Radiologists from 1965 to 1992 and served as a Director and Treasurer until 1991. Dr. Mayer was also Chief of Radiology at Leigh Memorial Hospital, Norfolk, Virginia. Dr. Mayer served as a Director of Mills Value Fund, a mutual fund, from July 1988 to December 1991, and has served as managing partner for partnerships formed to develop and own residential and commercial property.

         George R. Whittemore served as director and President and Managing Officer of Pioneer Federal Savings Bank and its parent Pioneer Financial Corporation from September 1982 until these institutions were acquired in a merger with Signet Banking Corporation in August 1994. Mr. Whittemore joined Pioneer Federal Savings Bank in 1975 as Treasurer and was made Executive Vice President in March 1982. Mr. Whittemore was appointed President of Mills Value Advisor, Inc. a registered investment adviser, in April 1996. In October 1996, he was named a Senior Vice President of the Underwriter of the Common Shares offered by this Prospectus. Mr. Whittemore is also a consultant to Mills Management II, Inc., which is the manager and a member of a privately-held limited liability company that was formed to, among other things, acquire hotels that are substantially similar to the Hotels. Mr. Whittemore is a graduate of the University of Richmond.

         Jeffrey M. Zwerdling, Esq., is Managing Partner at the law firm of Zwerdling and Oppleman located in Richmond, Virginia. Mr. Zwerdling specializes in commercial real estate law and general litigation. He is presently Vice President and Director of The Corporate Center, the owner of a 225,000 square foot office park complex located in Richmond, Virginia, and serves as a trustee of three pension plans. Mr. Zwerdling is a graduate of Virginia Commonwealth University and obtained his J.D. degree from William & Mary Law School.

Acquisition Committee

         The Board of Directors has appointed an Acquisition Committee consisting of Ms. Allen, Mr. Humphrey and Mr. Zwerdling. The Acquisition Committee reviews potential hotel acquisitions and developments, visits the sites of proposed hotel acquisitions or developments, reviews the terms of proposed leases for proposed hotel acquisitions or developments and makes recommendations to the full Board of Directors with respect to proposed hotel acquisitions or developments. Under the Bylaws, the approval of a majority of the Board of Directors, including a majority of the Independent Directors, is required for the Company to acquire any property. The Company's Independent Directors consist of Drs. Mayer and Robinson, Ms. Allen and Mr. Zwerdling.

Audit Committee

         The Audit Committee consists of three Independent Directors, Ms. Allen, Dr. Mayer and Mr. Zwerdling. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee, with advice from the Company's attorneys and independent public accountants, will establish procedures to monitor compliance with the REIT provisions of the Code and the Exchange Act, and such other laws and regulations applicable to the Company.

Executive Compensation

         The Company does not pay its executives any salary above and beyond the compensation that they receive as Directors.

Compensation of Directors

         On May 22, 1997, the Board of Directors unanimously voted to increase the annual fees paid to them by the Company for serving on the Board of Directors from $10,000 per year to $15,000 per year effective for the last two quarters of 1997. The Board's action was designed to make their fees more comparable to those of other public companies (including REITs) that are of a similar size to the Company. On September 9, 1997, the Board of Directors voted to utilize their full annual fees, with the exception of the fees received by Mr. Humphrey, to purchase Common Stock on the open market, and to exercise their reasonable best efforts to do so within ten days of receipt of such fees.

Exculpation and Indemnification

         The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions described below, eliminates the liability of a Director or officer to the Company or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

         The Company's Articles of Incorporation also require the Company to indemnify any Director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the Company, by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity provided that the Board of Directors determines that the conduct in question was in the best interest of the Company and such person was acting on behalf of the Company. A Director or officer of the Company is entitled to be indemnified against all liabilities and expenses incurred by the Director or officer in the proceeding, except such liabilities and expenses as are incurred (i) if such person is an Independent Director or officer, because of his or her gross negligence, willful misconduct or knowing violation of the criminal law or (ii) in the case of the Director other than the Independent Directors, because of his or her negligence or misconduct. Unless a determination has been made that indemnification is not permissible, a Director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the Director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. Such advance shall be permissible when the proceeding has been initiated by a shareholder of the Company only if such advance is approved by a court of competent jurisdiction. The Board of Directors of the Company also has the authority to extend to any person who is an employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another entity, the same indemnification rights held by Directors and officers, subject to all of the accompanying conditions and obligations.

         The Virginia Stock Corporation Act permits a court, upon application of a Director or officer, to review the Company's determination as to a Director's or officer's request for advances, reimbursement or indemnification. If it determines that the Director or officer is entitled to such advances, reimbursement or indemnification, the court may order the Company to make advances and/or reimbursement for expenses or to provide indemnification.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Company and the Partnership have entered into a number of transactions with Mr. Humphrey and his Affiliates in connection with the organization of the Company and the acquisition of the Hotels. Mr. Humphrey, the Chairman of the Board of Directors and the President of the Company, is the sole shareholder of the Lessee.

Revised Services Agreement

         The Company amended the terms of the Services Agreement between it and the Lessee to provide accounting and commission reporting services for the Company. The initial Services Agreement provided that these services would be provided to the Company for a fixed fee of $80,000 notwithstanding the size of the Company's portfolio. The Company amended the agreement to provide for such services for an initial annual fee of $30,000 for so long as the Company's portfolio includes the Hotels. The amended Services Agreement provides that the fee for such services will increase $10,000 per year (prorated for the time of acquisition) for each additional hotel added to the Company's portfolio. Under the terms of the amended Services Agreement, the services fee cannot exceed $100,000 in any year.

Credit Facility

         On April 15, 1996, the Company entered into a credit agreement with Mercantile for a $6.5 million Credit Facility. Effective as of September 30, 1997, the maximum amount that the Company may borrow under the Credit Facility was increased to $25.5 million. The amount outstanding under the Credit Facility as of February 28, 1998 was $24.5 million. Upon completion of the Offering, the Company expects to increase the maximum amount that it may borrow pursuant to the Credit Facility to $40 million at an interest rate equal to the 30 day London Interbank Offered Rate (which was 5.68% as of March 20, 1998), plus 250 basis points. The Credit Facility is secured by 17 Hotels.

Development Agreement

         Pursuant to the Development Agreement, Humphrey Development holds the right to purchase the Comfort Suites-Dover, Delaware Hotel from the Company in January 2002 for $2,795,910.

Acquisition of Certain Hotels from Humphrey Affiliates

         The Initial Hotels were acquired, directly and indirectly, by the Partnership from limited partnerships in which Mr. Humphrey was a limited partner and one of his affiliates was the general partner. The Partnership's interests in the Initial Hotels and the Subsidiary Partnership were acquired in exchange for (i) the assumption of approximately $13.4 million of outstanding indebtedness of the sellers of the Initial Hotels, most of which was guaranteed by Mr. Humphrey and one of his Affiliates and secured by the Initial Hotels,
(ii) the issuance of an aggregate of 527,866 Units to the Humphrey Affiliates,
(iii) the assumption and repayment of approximately $2.1 million of outstanding indebtedness of the sellers of the Initial Hotels (in addition to the indebtedness in clause (i) above) of which approximately $1.2 million was repaid to a Humphrey Affiliate, (iv) the payment of $247,000 in cash to satisfy the obligations of Humphrey Associates to restore its negative capital account in one of the limited partnerships selling an Initial Hotel, and (v) the payment of approximately $4.6 million in cash to persons not affiliated with Mr. Humphrey.

         The Partnership acquired the Days Inn-Farmville, Virginia Hotel in exchange for (i) 95,484 Units, which are redeemable, subject to certain limitations, for an aggregate of approximately 95,484 shares of Common Stock and
(ii) the assumption of approximately $1.2 million of debt secured by that Hotel, which was repaid immediately with proceeds from the Company's second public stock offering.

         The Partnership acquired the Best Western Suites-Key Largo, Florida Hotel pursuant to a purchase agreement that was assigned to the Partnership by Humphrey Key Largo. Pursuant to the assignment of the purchase agreement, Humphrey Key Largo received 34,023 Units.

         The Humphrey Affiliates own 657,373 Units with a value of approximately $7.2 million based on the Offering Price. Upon exercise of the Redemption Rights, which are currently all exercisable, such Units will be redeemed on a one-for-one basis for shares of Common Stock or for an equivalent amount of cash, at the sole election of the Company or if the issuance of shares of Common Stock would result in any person owning more than 9.9% of the outstanding shares of Common Stock.

Guarantees by Mr. Humphrey and His Affiliates

         Mr. Humphrey, jointly and severally with the Company, currently guarantees the payment of interest and principal on approximately $5.9 million of the Company's long-term debt. The debt is secured by 19 of the Hotels.

Leases

         During 1997, the Partnership and the Lessee were parties to Percentage Leases with respect to each Hotel, with the exception of the Comfort Suites-Dover, Delaware, which is subject to a Fixed Lease. Each Lease has or will have a non-cancelable term of ten years, which may be renewed for an additional term of five years at the Lessee's option, subject to earlier termination upon the occurrence of defaults thereunder and certain other events described therein. Pursuant to the terms of the Leases, the Lessee is required to pay rent and certain other additional charges and is entitled to all profits from the operations of the Hotels after the payment of Rent, operating and other expenses. Payments of Rent under the Percentage Leases and the Fixed Lease have constituted all of the Partnership's and the Company's revenue since their respective inceptions. For the period January 1, 1997 through December 31, 1997, the Lessee paid an aggregate of $7,326,193 in Rent under the Leases.

Franchise Licenses

         The Lessee, which is owned by Mr. Humphrey, holds all of the Franchise Licenses for the hotels currently owned by the Partnership and is expected to hold all of the Franchise Licenses for any subsequently acquired hotel properties. During 1997, the Lessee paid franchise fees in the aggregate amount of $875,104.

Non-Competition Agreement and Option Agreement

         Mr. Humphrey, certain Humphrey Affiliates and the Company entered into the Non-Competition Agreement and the Option Agreement in connection with the IPO. See "Risk Factors A Conflicts of Interest" and "Policies and Objectives with Respect to Certain Activities A Conflict of Interest Policies A The Non-Competition Agreement and Option Agreement."

Other

         Mr. Whittemore, who is a Director of the Company, is Senior Vice President of the Underwriter. The Underwriter will receive $825,000 in fees in connection with this Offering. The Underwriter was the underwriter of the Company's previous three public stock offerings. The Underwriter also served as underwriter for $2,460,000 principal amount fixed rate first mortgage refunding revenue bonds, series 1995 issued by the Industrial Development Authority of Pulaski County which are secured by the Comfort Inn-Dublin, Virginia. The Underwriter and one of its senior officers (who is not affiliated with the Company) together receive an ongoing annual fee equal to .25% of the outstanding principal of those bonds.

         Simultaneously with the Offering, the Company will enter into a Capital Consulting Agreement with Charles A. Mills, III, who will provide the Company with advice as to future equity offerings and access to capital markets generally. Mr. Mills is the Senior Vice President, Chairman and largest shareholder of the Underwriter and served on the Company's Board of Directors from its IPO on November 29, 1994 to March 17, 1998. Under the terms of the Capital Consulting Agreement, which has a one year term, the Company will pay Mr. Mills $20,000 plus .25% of the net proceeds from public equity offerings over the next twelve months.

                                   THE LESSEE

         The Lessee is a Maryland corporation. The Lessee currently leases each Hotel from the Partnership pursuant to individual Leases relating to each Hotel. The Partnership intends to lease to the Lessee (i) additional existing hotels acquired by the Partnership on terms and conditions substantially similar to the Percentage Leases applicable to the Hotels, and (ii) hotels developed by the Partnership pursuant to Fixed Leases, which will provide for the payment of a fixed monthly Rent and otherwise have terms and conditions substantially similar to the Percentage Leases applicable to the Hotels. The Lessee's ability to perform its obligations, including making Rent payments under the Leases, is dependent on the Lessee's ability to generate sufficient net cash flow from the operation of the Hotels and any other hotels leased to the Lessee by the Partnership. The Lessee's obligations under the Leases are and will be unsecured. Mr. Humphrey does not guarantee the Lessee's obligations under the Percentage Leases, but the Percentage Leases currently contain cross-default provisions. Accordingly, the Lessee's failure to make required payments under any Percentage Lease will allow the Company to terminate any or all of the Percentage Leases. See "Risk Factors A Dependence on the Lessee." The Percentage Leases have terms of ten years and are renewable for an additional term of five years at the option of the Lessee, but are subject to earlier termination upon the occurrence of certain events. Under the Percentage Leases, the Partnership is entitled to receive from the Lessee Base and Percentage Rents. Mr. Humphrey is the sole shareholder of the Lessee and President and Chairman of the Board of the Company. Consequently, he has a conflict of interest regarding the enforcement of the Percentage Leases. See "Risk Factors A Conflicts of Interest A No Arm's Length Bargaining on the Percentage Leases, the Development Agreement, the Services Agreement, the Hotel Purchase Agreements, the non-Competition Agreements and Option Agreement" and "Business and Properties."

         The Operator, an affiliate of the Lessee, managed the Initial Hotels from 1989 to 1996 and managed the Days Inn-Farmville, Virginia Hotel since it was acquired by a Humphrey Affiliate in November 1994 until the Operator combined its operations with the Lessee effective January 1, 1996. The Lessee provides all employees and performs all marketing, accounting and management functions necessary to operate the Hotels. The Lessee has in-house programs for accounting and the management and marketing of the Hotels. The Lessee utilizes its sales management program to coordinate, direct and manage the sales activities of personnel located at the Hotels.

         The Lessee's primary philosophy for each hotel it operates is to provide the best service and cleanest setting for the most value in the market that the hotel serves. In 1990, the Operator, an affiliate of the Lessee, received the first Choice Hotels Gold Award ever presented by Choice Hotels for its operation of the Comfort Inn-Farmville, Virginia. The Choice Hotels Gold Award is presented annually to those hotels that have excelled in service, appearance, housekeeping and employee training. The Operator received three additional Choice Hotels Gold Awards for its operation of the Comfort Inn-Elizabethton, Tennessee and two Choice Hotels Gold Awards for its operation of the Comfort Inn-Beacon Marina, Solomons, Maryland. An affiliate of the Operator has also received four nominations for Comfort Inn's Inn of the Year for its operation of the Comfort Inns-Dublin, Virginia, -Elizabethton, Tennessee, -Farmville, Virginia and -Solomons, Maryland. Choice Hotels awards the "Inn of the Year" to one hotel, which is chosen from the approximately 35 hotels nominated for that Award. The Operator has received one Choice Hotels Gold Award and two Choice Hotels Silver Awards for excellence in service and housekeeping for its operation of the Comfort Inn-Morgantown, West Virginia and one Choice Hotels Gold Award for its operation of the Comfort Inn-New Castle, Pennsylvania.

         The Lessee believes that in order to carry out its philosophy, it must allow its managers the flexibility to quickly meet the needs and desires of customers of an individual hotel. The Lessee monitors the performance of its managers by conducting frequent on-site reviews and by closely reviewing and controlling expenditures and cash flows at individual hotels.

         The Lessee's President, Randy P. Smith, has been employed in the hotel business since 1978 and has operated a variety of hotels under many franchise brands. He joined the Operator in 1989 as Director of Operations and in 1991 he was appointed Vice President of Operations. He was appointed President of the Lessee in 1994. He has been appointed to the Comfort Inn Advisory Council, the International Operators Council for Choice Hotels ("IOC") National Marketing Committee, the IOC National Operations and Standards Committee, the IOC National Awards Committee, the Region 4 (Virginia) Regional Advisory Board for Choice Hotels and numerous boards for the IOC. Mr. Smith received an M.B.A. degree from Loyola College in 1995.

         The Lessee's Chief Financial Officer, William F. Goodrick, joined the Lessee in January 1998. Mr. Goodrick has over thirty years experience in the public and private sector of the accounting and financial field. Prior to joining the Lessee, Mr. Goodrick was Vice President, Asset Management for NHP, Inc., the nation's second largest manager of multi-family housing. Prior to that, he owned his own business providing accounting and financial services to the private sector of the business community, including two medium sized hotel management and development companies. Prior to that, he was Senior Vice President of Finance for C.R.I., Inc., a multi-billion dollar real estate syndication firm. He is a certified public accountant and received his B.S.B.A. from Georgetown University in 1967.

         The Lessee's Vice President, Bethany H. Hooper, joined Humphrey Associates in 1988 after working for the accounting firm of Reznick Fedder & Silverman as a certified public accountant. In 1991, she was appointed Vice President of Accounting and Administration of Humphrey Associates and the Operator. Ms. Hooper continues to work for both the Lessee and Humphrey Associates. She received a B.S. degree in Business Administration from Lewis and Clark College in 1986 and an M.B.A. degree in Finance from Loyola College in 1991.

         The Lessee's Senior Director of Operations, Dave Yakes, has been employed in the hotel business since 1985. He has an extensive background in hotel operations and joined Humphrey Hospitality Management in 1995. Prior to his current position, Mr. Yakes was a Regional Director of Operations as well as the General Manager of the Comfort Inn-Beacon Marina, Solomons, Maryland. Before joining the Lessee, Mr. Yakes worked several years for Winegardner and Hammons, Inc., a Cincinnati, Ohio based hotel management company. He received a B.S. degree in Hospitality and Tourism Management from Grand Valley State University in 1991.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

  Security Ownership of Certain Beneficial Owners

         The following table sets forth as of December 31, 1997 each person known by the Company to be a beneficial owner of more than five percent (5%) of its Common Stock. The Company has no other class of equity securities outstanding. Unless otherwise indicated, said shares are owned directly and the indicated person has sole voting and investment power.



Name and Address                                     Amount and Nature
  of Beneficial                                        of Beneficial                    Percent
     Owner                                                Ownership                     of Class
----------------                                     -----------------                  ---------

James I. Humphrey, Jr.                                  657,373(1)                         15.9%(1)
The Humphrey Companies
12301 Old Columbia Pike, Suite 300
Silver Spring, MD  20904

James T. Martin                                         322,547(2)                          9.3%
Odyssey Capital Reg.
6 Front Street
Hamilton, HMII, Bermuda

Equitable Companies, Inc.                               321,300(3)                          9.2%
787 Seventh Avenue
New York, NY  10019

Smith Barney Mutual                                     191,300(4)                          5.5%
  Funds Management Inc.
338 Greenwich Street
New York, NY  10013


---------------------
(1) Assumes that all Units held by James I. Humphrey and his Affiliates are redeemed for shares of Common Stock.

(2) Based upon information contained in Schedule 13D/A, dated April 28, 1997, and filed with the SEC on May 1, 1997.

(3) Based upon information contained in Schedule 13G/A, dated February 10, 1998, and filed with the SEC on February 17, 1998.

(4) Based upon information contained in Schedule 13D, dated February 5, 1997, and filed with the SEC on February 6, 1997.

  Security Ownership by Management

         The following table sets forth certain information as of February 1, 1998 regarding the beneficial ownership of Common Stock by (i) each Director of the Company, (ii) each executive officer of the Company, and (iii) by all Directors and executive officers of the Company as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.



                                                                                          Percent of
                                          Shares of Common Stock                             Class
Name of Beneficial Owner                    Beneficially Owned               Before Offering     After Offering(5)
------------------------                  -----------------------            ---------------     -----------------

Margaret Allen                                      3,846                             *                *

James I. Humphrey, Jr.                            657,373(1)                         15.9%            12.8%

Andrew A. Mayer, M.D.                              90,552                             2.6%             2.0%

Dr. Leah T. Robinson                               86,165                             2.5%             1.9%

George R. Whittemore                               92,652                             2.7%             2.2%

Jeffrey M. Zwerdling                               59,062(2)                          1.7%             1.5%
                                                   ------                             ----             ----

     Total                                        989,650(3)                         23.9%(4)         19.6%(4)

---------------------
*     Represents less than 1% of the outstanding shares of Common Stock.

(1) Represents 657,373 shares of Common Stock issuable to Mr. Humphrey, Humphrey Associates, Farmville Lodging Associates, or Humphrey Key Largo upon redemption of their Units. Mr. Humphrey is the sole shareholder of Humphrey Associates and owns a 98% interest in Farmville Lodging Associates and a 73% interest in Humphrey Key Largo. The redemption rights are exercisable at any time subject to certain conditions.

(2) Includes 33,087 shares of Common Stock owned by Mr. Zwerdling and 25,975 shares of Common Stock over which Mr. Zwerdling has dispositive power.

(3) On February 13, 1998, Mr. Whittemore purchased 300 Common Shares. At the Closing, all officers and Directors will acquire a total of 16,000 Common Shares and thereafter, will own 1,005,950 Common Shares, assuming that all Units held by Mr. Humphrey, Humphrey Associates, Farmville Lodging Associates and Humphrey Key Largo are redeemed for shares of Common Stock.

(4) Assumes that all Units held by Mr. Humphrey, Humphrey Associates, Farmville Lodging Associates and Humphrey Key Largo are redeemed for shares of Common Stock.

(5) Includes 300 Common Shares that Mr. Whittemore acquired on February 13, 1998, 5,000 Common Shares that Mr. Whittemore intends to acquire in the Offering, 1,000 Common Shares that Ms. Allen intends to acquire in the Offering, and 10,000 Common Shares that Mr. Zwerdling intends to acquire in the Offering.

                          DESCRIPTION OF CAPITAL STOCK

General

         The Articles of Incorporation of the Company provide that the Company may issue up to 35,000,000 shares of capital stock, consisting of 25,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). Upon completion of the Offering, 4,481,700 shares of Common Stock will be issued and outstanding, 657,373 shares of Common Stock will be reserved for issuance upon redemption of Units and no Preferred Stock will be issued and outstanding.

Common Stock

         All shares of Common Stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of capital stock, Common Shareholders are entitled to receive dividends if and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. Commencing with the dividend declared in October 1997, the Company began paying monthly dividends. For the period beginning November 29, 1994, the closing date of the IPO, and ending December 31, 1994, the Company made a distribution of $.044 per share to the Common Shareholders, which is the equivalent of a $.125 quarterly or a $.50 annual distribution. For each of the quarters ended March 31, 1995, and June 30, 1995, the Company made a distribution of $.15 per share, which is the equivalent of a $.60 annual distribution. For the quarter ended September 30, 1995, the Company made a distribution of $.181 per share, which represents a pro rata distribution of $.19 per share from the closing date of the Company's second public stock offering to the end of the quarter. For each of the quarters ended December 31, 1995; March 31, 1996; June 30, 1996; September 30, 1996; December 31, 1996; March 31, 1997; June 30, 1997; and
September 30, 1997, the Company made a distribution of $.19 per share, which is the equivalent of a $.76 annual distribution. During the quarter ended December 31, 1997, the Company made monthly distributions of $.0675 per share, which is the equivalent of an $.81 annual distribution. See "Price Range of Common Stock and Distributions."

         Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the Common Shareholders will possess the exclusive voting power. There is no cumulative voting in the election of Directors, which means in all elections of Directors, each Common Shareholder has the right to cast one vote for each share of stock for each candidate.

Preferred Stock

         Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of Common Shareholders. The Board could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding and the Company has no present plans to issue any Preferred Stock.

Restrictions on Ownership and Transfer

         For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations A Requirements for Qualification." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Company's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Partnership from the Lessee will not qualify as rents from real property, which likely would result in loss of REIT status for the Company, if the Company were to own, actually or constructively, 10% or more of the ownership interests in the Lessee within the meaning of Section 856(d)(2)(B) of the Code. See "Federal Income Tax Considerations A Requirements for Qualification A Income Tests."

         Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Articles of Incorporation, subject to certain exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of
(i) the number of outstanding shares of Common Stock or (ii) the number of outstanding shares of Preferred Stock of any class or series (the "Ownership Limitation"). Any transfer of shares of Common Stock or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's, the Partnership's or the Subsidiary Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, will be null and void, and the intended transferee will acquire no rights in such shares of Common Stock or Preferred Stock.

         Subject to certain exceptions described below, any purported transfer of shares of Common Stock or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's, the Partnership's or the Subsidiary Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such shares of Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to the Company for registration in the name of the Trust (the "Trustee"). The Trustee will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

         Shares-in-Trust will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

         The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

         The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

         "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last quoted price as reported by The Nasdaq National Market. "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock or Preferred Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock or Preferred Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

         All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock and Preferred Stock must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock and Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

         The Ownership Limitation generally will not apply to the acquisition of shares of Common Stock or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will continue to apply until (i) the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and (ii) there is an affirmative vote of two-thirds of the number of shares of Common Stock and Preferred Stock entitled to vote on such matter at a regular or special meeting of the shareholders of the Company.

         All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

         The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares of shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Other Matters

         The transfer agent and registrar for the Company's shares of Common Stock is First Union National Bank of North Carolina.

                     CERTAIN PROVISIONS OF VIRGINIA LAW AND
             OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

         The following summary of certain provisions of Virginia law and of the Articles of Incorporation and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Virginia law and the Articles of Incorporation and Bylaws of the Company. Certain provisions of Virginia law and the Articles of Incorporation and Bylaws are described elsewhere in this Prospectus.

Board of Directors

         The Bylaws provide that the number of Directors of the Company may be established by the Board of Directors but may not be fewer than three nor more than nine. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors, except that a vacancy resulting from an increase in the number of Directors must be filled by a majority of the entire Board of Directors.

         The Company's Bylaws also provide that a Director may be removed with or without cause with the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Directors. This provision, when coupled with the provisions of the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes the Company's shareholders from removing incumbent Directors except upon the existence of a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Amendment

         The Articles of Incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, with the shareholders voting as a class with one vote per share; provided, that the Articles of Incorporation provision relating to the Company's election to be taxed as a REIT shall not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors or the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and any other shares of capital stock entitled to vote generally in the election of Directors voting as a class. The Company's Bylaws may be amended by the Board of Directors or by vote of the holders of a majority of the outstanding shares of Common Stock, provided that provisions with respect to removal of Directors, quorum requirements and approval of certain matters by a majority of the Directors, cannot be amended without the affirmative vote of 80% of the members of the entire Board of Directors, including a majority of the Independent Directors, or the holders of two-thirds of the outstanding shares of Common Stock and any other shares of capital stock entitled to vote generally in the election of Directors.

Business Combinations

         The Virginia Stock Corporation Act contains provisions restricting "Affiliated Transactions." These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation having more than 300 shareholders of record and any holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including, a reverse stock split, a recapitalization or a merger of the corporation with its subsidiaries that increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

         For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and majority approval of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of the Company's Board of Directors who was (i) a Director on the date on which an Interested Shareholder became an Interested Shareholder and (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board. At the expiration of the three year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

         The principal exceptions to the special voting requirement apply to transactions proposed after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

         None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Virginia corporation's Disinterested Directors.

         These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its Articles of Incorporation or Bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Company has not "opted out" of the Affiliated Transactions provisions.

Control Share Acquisitions

         The Virginia Stock Corporation Act also contains provisions regulating certain "Control Share Acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33_% or 50%) of the total votes entitled to be cast for the election of Directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee Director of the corporation, or (ii) the Articles of Incorporation or Bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. Under Virginia law, a corporation may "opt out" of the Control Share Acquisitions provisions in its Articles of Incorporation or Bylaws. The Company has not "opted out" of the Control Share Acquisitions provisions.

Operations

         The Company is generally prohibited from engaging in certain activities and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

Advance Notice of Director Nominations and New Business

         The Bylaws of the Company provide (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by such shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of shareholders, nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

                        SHARES AVAILABLE FOR FUTURE SALE

         Upon the completion of the Offering, the Company will have 4,481,700 shares of Common Stock outstanding, 657,373 shares of Common Stock reserved for issuance upon redemption of Units and no shares of Preferred Stock outstanding. After the Closing Date, all shares of Common Stock will be freely tradeable by persons other than "Affiliates" of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Articles of Incorporation. See "Description of Capital Stock A Restrictions on Transfer."

         Pursuant to the Partnership Agreement, the Limited Partners, which are Mr. Humphrey and three of his Affiliates, have the right to redeem their Units in exchange for shares of Common Stock (the "Redemption Rights") on a one-for-one basis (or for cash, at the election of the Company or if the issuance of shares of Common Stock would result in any person owning, directly or indirectly, more than 9.9% of the shares of Common Stock). The Redemption Rights relating to all outstanding Units currently are exercisable at any time. See "Partnership Agreement A Redemption Rights." Any amendment to the Partnership Agreement that would affect the Redemption Rights requires the consent of Limited Partners holding more than 50% of the Units held by all Limited Partners (except the Company).

         Shares of Common Stock issued to holders of Units upon exercise of the Redemption Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who beneficially owned shares for at least one year, including any person who may be deemed an "affiliate" of the Company, would be entitled to sell within any three-month period a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. A person who is not deemed to have been an "affiliate" of the Company at any time during the three months immediately preceding a sale and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume limitation described above.

         The Company has agreed to file a registration statement with the Commission covering the resale of any shares of Common Stock issued to a Limited Partner upon redemption of Units. Upon request from a Limited Partner at any time, the Company will file such registration statement and use its best efforts to have the registration statement declared effective and to keep it effective for a period of two years. Upon effectiveness of such registration statement, those persons who receive shares of Common Stock upon redemption of Units may sell such shares in the secondary market without being subject to the volume limitations or other requirements of Rule 144. The Company will bear expenses incident to its registration requirements, except that such expenses shall not include any selling commissions, Securities and Exchange Commission or state securities registration fees, transfer taxes or certain other fees or taxes relating to such shares. Registration rights may be granted to future sellers of hotels to the Partnership who may receive, in lieu of cash, shares of Common Stock, Units, or other securities convertible into shares of Common Stock.

         The Common Stock trades on The Nasdaq National Market under the symbol "HUMP." See "Underwriting." No prediction can be made as to the effect, if any, that the Offering or the availability of shares for future sale, will have on the market price for shares of Common Stock or Preferred Stock prevailing from time to time. Sales of substantial amounts of shares of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of Common Stock. See "Risk Factors A and "Partnership Agreement A Transferability of Interests."

                             PARTNERSHIP AGREEMENT

         The following summary of the Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Management

         The Partnership has been organized as a Virginia limited partnership pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the General Partner as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Partnership. All of the outstanding shares of beneficial interest of the General Partner are held by the Company. The Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Partnership. The General Partner, without the consent of the Limited Partners, may amend the Partnership Agreement in any respect to the benefit of and not adverse to the interests of the Limited Partners; provided, however, that any other amendments to the Partnership Agreement requires the consent of Limited Partners (other than the General Partner) holding more than 50% of the Percentage Interests of the Limited Partners (other than the General Partner).

Transferability of Interests

         The General Partner may not voluntarily withdraw from the Partnership, and the Company may not transfer or assign its interest in the General Partner. In addition, the General Partner may not transfer or assign its interest in the Partnership unless (i) the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Redemption Rights immediately prior to such transaction, or (ii) the successor to the Company contributes substantially all of its assets to the Partnership in return for an interest in the Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Partnership, in whole or in part, without the written consent of the Company, which consent the Company may withhold in its sole discretion. The Company may not consent to any transfer that would cause the Partnership to be treated as a corporation for federal income tax purposes.

Capital Contribution

         The Company will contribute to the Partnership substantially all the Net Proceeds of the Offering in exchange for 1,000,000 Units. After the Closing Date, the Company will own an 87.21% partnership interest in the Partnership, and the Limited Partners will collectively own a 12.79% limited partnership interest in the Partnership. Upon the Company's contribution of the Net Proceeds to the Partnership, the property of the Partnership will be revalued to its fair market value (based on the Offering Price of the Common Shares), and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation. The Partnership Agreement provides that if the Partnership requires additional funds at any time or from time to time in excess of funds available to the Partnership from borrowing or capital contributions, the Company may borrow such funds from a financial institution or other lender and lend such funds to the Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. Under the Partnership Agreement, the Company generally is obligated to contribute the proceeds of a share offering as additional capital to the Partnership. Moreover, the Company is authorized to cause the Partnership to issue partnership interests for less than fair market value if the Company has concluded in good faith that such issuance is in the best interests of the Company and the Partnership. If the Company so contributes additional capital to the Partnership, the Company will receive additional Units and the Company's percentage interest in the Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Partnership at the time of such contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company. In addition, if the Company contributes additional capital to the Partnership, the Company will revalue the property of the Partnership to its fair market value (as determined by the Company) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

         Pursuant to the Partnership Agreement, the Limited Partners have the Redemption Rights, which enable them to cause the Partnership to redeem their interests in the Partnership in exchange for cash or, at the Company's option, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash in the discretion of the Company or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Redemption Rights currently are exercisable at any time, provided that (i) no Limited Partner may exercise the Redemption Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, less than all of the Units held by such Limited Partner and (ii) no Limited Partner may exercise the Redemption Right if, as a result, such partner or any other person would, upon redemption, own, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation. The aggregate number of shares of Common Stock issuable upon exercise of the Redemption Rights is 657,373. The number of shares of Common Stock issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the Limited Partners or the shareholders of the Company.

Operations

         The Partnership Agreement requires that the Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT, to use reasonable efforts to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of
Section 7704 of the Code.

         In addition to the administrative and operating costs and expenses incurred by the Partnership, the Partnership pays all administrative costs and expenses of the Company (the "Company Expenses") and the Company Expenses are be treated as expenses of the Partnership. The Company Expenses generally include
(A) all expenses relating to the formation and continuity of existence of the Company, (B) all expenses relating to the registration of securities by the Company, (C) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (D) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body and (E) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Partnership. The Company Expenses, however, do not include any administrative and operating costs and expenses incurred by the Company that are attributable to hotel properties or partnership interests in the Subsidiary Partnership that are owned by the Company directly. The Company currently does not own any Hotel directly.

Distributions

         The Partnership Agreement provides that the Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Partnership's property in connection with the liquidation of the Partnership) on a quarterly (or, at the election of the Company, more frequent) basis, in amounts determined by the Company in its sole discretion, to the partners in accordance with their respective percentage interests in the Partnership. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any partner loans, any remaining assets of the Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the Company has a negative balance in its capital account following a liquidation of the Partnership, it will be obligated to contribute cash to the Partnership equal to the negative balance in its capital account.

Allocations

         Income, gain and loss of the Partnership for each fiscal year generally are allocated among the partners in accordance with their respective interests in the Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

Term

         The Partnership will continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the Company (unless the Limited Partners elect to continue the Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Partnership,
(iii) the redemption of all Units (other than those held by the Company, if any), or (iv) the election of the General Partner and approval of the holders of 75% of the Percentage Interests of the Limited Partners (excluding the General Partner).

Tax Matters

         Pursuant to the Partnership Agreement, the General Partner is the tax matters partner of the Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Partnership.

                       FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Stock. Hunton & Williams has acted as counsel to the Company and has reviewed this summary and is of the opinion that the discussion contained herein fairly summarizes the federal income tax considerations that are likely to be material to a Common Shareholder. The discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except as described below), financial institutions or broker-dealers, and, except as described below, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

         The statements in this discussion and the opinion of Hunton & Williams are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

         EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

         The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code, effective for its short taxable year ended December 31, 1994. The Company believes that, commencing with such taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively.

         Hunton & Williams has acted as counsel to the Company in connection with the IPO, the Company's secondary public stock offerings, the Offering and the Company's election to be taxed as a REIT. In the opinion of Hunton & Williams, the Company qualified to be taxed as a REIT for its taxable years ended December 31, 1994 through December 31, 1997, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ended December 31, 1998 and in the future. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Hunton & Williams' opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties, the Percentage Leases, and the future conduct of the Company's business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that will be delivered by Hunton & Williams at the closing of the Offering. Moreover, such qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code discussed below. Hunton & Williams will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Federal Income Tax Considerations A Failure to Qualify."

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" of income (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, beginning with its 1998 taxable year, the Company may elect to retain and pay income tax on the long-term capital gain it received during a taxable year. Any such retained amounts would be treated as having been distributed by the Company for purposes of the 4% excise tax described above. Finally, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in gain" assume that the Company would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition. See "Proposed Tax Legislation."

Requirements for Qualification

         The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) did not apply until after the first taxable year for which an election was made by the Company to be taxed as a REIT. For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual, although a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual and the beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

         The Company has issued sufficient shares of Common Stock with sufficient diversity of ownership to allow it to satisfy requirements (v) and
(vi). In addition, the Company's Articles of Incorporation restrict the ownership and transfer of shares of Common Stock in a manner intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock A Restrictions on Ownership and Transfer."

         The Company does not currently have any corporate subsidiaries, nor will it have any corporate subsidiaries immediately after completion of the Offering, although it may have corporate subsidiaries in the future. Code
Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" acquired or formed by the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company.

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests, described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Partnership are treated as assets and gross income of the Company for purposes of applying the requirements described herein.

  Income Tests

         In order for the Company to maintain its qualification as a REIT, there are two requirements relating to the Company's gross income that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

         Rents received by the Company will qualify as "rents from real property" for purposes of the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" for purposes of the gross income tests if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of the ownership interests in such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, beginning with its 1998 taxable year, the Company may furnish or render a de minimis amount of "noncustomary services" to the tenants of a property other than through an independent contractor as long as the amount that the Company receives that is attributable to such services does not exceed 1% of its total receipts from the property. For that purpose, the amount attributable to the Company's noncustomary services will be at least equal to 150% of the Company's cost of providing the services.

         Pursuant to the Percentage Leases, the Lessee leases from the Partnership the land, buildings, improvements, furnishings and equipment comprising the Hotels for a 10-year period. The Percentage Leases provide that the Lessee is obligated to pay to the Partnership (i) the Base Rent and the Percentage Rent (collectively, the "Rents") and (ii) certain other Additional Charges. The Percentage Rent is calculated by multiplying fixed percentages by the gross room and other revenues for each of the Hotels. The Base Rent accrues and is required to be paid monthly and the Percentage Rent accrues and is required to be paid monthly, quarterly, semi-annually and annually (if applicable).

         In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation) with respect to the property.

         In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

         The Company believes that the Percentage Leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts: (i) the Partnership and the Lessee intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements, (ii) the Lessee has the right to exclusive possession and use and quiet enjoyment of the Hotels during the term of the Percentage Leases, (iii) the Lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the Hotels, other than the cost of capital expenditures that are classified as capital items under generally accepted accounting principles which are necessary for the continued operation of the Hotels, and dictates how the Hotels are operated, maintained, and improved, (iv) the Lessee bears all of the costs and expenses of operating the Hotels (including the cost of any inventory used in their operation) during the term of the Percentage Leases (other than real and personal property taxes, property and casualty insurance, and the cost of replacement or refurbishment of furniture, fixtures and equipment, to the extent such costs do not exceed the allowance for such costs provided by the Partnership under each Percentage Lease), (v) the Lessee benefits from any savings in the costs of operating the Hotels during the term of the Percentage Leases, (vi) in the event of damage to or destruction of a Hotel, the Lessee is at economic risk because it generally is obligated either
(A) to restore the property to its prior condition, in which event it will bear all costs of such restoration in excess of any insurance proceeds or (B) to purchase the Hotel for an amount generally equal to the fair market value of the property, less any insurance proceeds, (vii) the Lessee has indemnified the Partnership against all liabilities imposed on the Partnership during the term of the Percentage Leases by reason of (A) injury to persons or damage to property occurring at the Hotels or (B) the Lessee's use, management, maintenance or repair of the Hotels, (viii) the Lessee is obligated to pay substantial fixed rent for the period of use of the Hotels, and (ix) the Lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Hotels.

         Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. If the Percentage Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Partnership receives from the Lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

         In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property leased in connection with the lease of the real property comprising a Hotel must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in a Hotel is the amount that bears the same ratio to total Rent for the taxable year as the average of the adjusted basis of the personal property in the Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of both the real and personal property comprising the Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). With respect to each Hotel that the Partnership has acquired, or will acquire, in exchange for Units, the initial adjusted basis of the personal property in such hotel was, or will be, less than 15% of the initial adjusted basis of both the real and personal property comprising such Hotel. In addition, the Company obtained an appraisal of the personal property at each Initial Hotel acquired for cash that indicates that the fair market value of the personal property was less than 15% of the purchase price of such Hotel. Further, in no event will the Partnership acquire additional personal property for a Hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for that hotel to exceed 15%. There can be no assurance, however, that the Service would not assert that the personal property acquired by the Partnership had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the Adjusted Basis Ratio as to one or more of the Hotels, which in turn potentially could cause the Company to fail to satisfy the 95% or 75% gross income test and thus lose its REIT status.

         Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Percentage Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(iii) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Hotels that are established in the Percentage Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profits and (ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

         A third requirement for qualification of the Rents as "rents from real property" is that the Company must not own, actually or constructively, 10% or more of the Lessee. The constructive ownership rules generally provide that, if 10% or more in value of the shares of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the shares owned, actually or indirectly, by or for such person. The Company does not own directly any stock of the Lessee. The Limited Partners, including Mr. Humphrey, who is the sole shareholder of the Lessee, may acquire shares of Common Stock by exercising their Redemption Rights. The Partnership Agreement, however, provides that a redeeming Limited Partner will receive cash, rather than shares of Common Stock, if the Company so elects or if the acquisition of shares of Common Stock by such partner would cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code. The Articles of Incorporation likewise prohibit transfers of Common Stock that would cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code. Thus, the Company should never own, actually or constructively, 10% of more of the Lessee. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not rent any property to a Related Party Tenant. However, because the Code's constructive ownership rules for purposes of the Related Party Tenant rules are broad and it is not possible to monitor continually direct and indirect transfers of shares of Common Stock, no absolute assurance can be given that such transfers or other events of which the Company has no knowledge will not cause the Company to own constructively 10% or more of the Lessee at some future date.

         A fourth requirement for qualification of the Rents as "rents from real property" is that other than pursuant to the 1% de minimis exception described above, the Company cannot furnish or render noncustomary services to the tenants of the Hotels, or manage or operate the Hotels, other than through an independent contractor who is adequately compensated and from whom the Company does not derive or receive any income. Provided that the Percentage Leases are respected as true leases, the Company should satisfy that requirement because the Partnership is not performing any services other than customary ones for the Lessee. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not perform noncustomary services with respect to the tenant of the property. As described above, however, if the Percentage Leases are recharacterized as service contracts or partnership agreements, the Rents likely would be disqualified as "rents from real property" because the Company would be considered to furnish or render services to the occupants of the Hotels and to manage or operate the Hotels other than through an independent contractor who is adequately compensated and from whom the Company derives or receives no income.

         If the Rents do not qualify as "rents from real property" because the Rents attributable to personal property exceed 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rents attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceed 5% of the Company's gross income during the year, the Company would lose its REIT status. If, however, the Rents do not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessee, (ii) the Company owns, actually or constructively, 10% or more of the Lessee, or (iii) the Company furnishes noncustomary services to the tenants of the Hotels, or manages or operates the Hotels, other than through a qualifying independent contractor (other than pursuant to the 1% de minimis exception described above), none of the Rents would qualify as "rents from real property." In that case, the Company likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income test.

         In addition to the Rents, the Lessee is required to pay the Additional Charges to the Partnership. To the extent that the Additional Charges represent either (i) reimbursements of amounts that the Lessee is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent, however, that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

         The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

         The net income derived from any prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the Hotels has been and will be purchased by the Lessee or its designee as required by the terms of the Percentage Leases. Accordingly, the Company believes that no asset owned by the Company or the Partnership is held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company or the Partnership. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company and the Partnership will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company or the Partnership can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

         The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT on the last day of the third taxable year following the taxable year in which the REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent), or (iii) which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income). As a result of the rules with respect to foreclosure property, if the Lessee defaults on its obligations under a Percentage Lease for a Hotel, the Company terminates the Lessee's leasehold interest, and the Company is unable to find a replacement Lessee for such Hotel within 90 days of such foreclosure, gross income from hotel operations conducted by the Company from such Hotel would cease to qualify for the 75% and 95% gross income tests. In such event, the Company likely would be unable to satisfy the 75% and 95% gross income tests and, thus, would fail to qualify as a REIT.

         It is possible that, from time to time, the Company or the Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Partnership enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or similar financial instrument to reduce the interest rate risk with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company or the Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

         If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations A Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed with respect to the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

  Asset Tests

         The Company, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through share or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold in real property, and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in the Partnership or a qualified REIT subsidiary). See "Proposed Tax Legislation."

         For purposes of the asset tests, the Company will be deemed to own its proportionate share of the assets of the Partnership, rather than its partnership interest in the Partnership. The Company has represented that, at all relevant times (including the taxable periods preceding the Offering), (i) at least 75% of the value of its total assets has been and will be represented by real estate assets, cash and cash items (including receivables), and government securities and (ii) it has not owned and will not own any securities that do not satisfy the 75% asset requirement (except for the stock of qualified REIT subsidiaries). In addition, the Company has represented that it will not acquire or dispose, or cause the Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset test.

         If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of one or more nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the quarter in which it arose.

  Distribution Requirements

         The Company, in order to avoid corporate income taxation of its earnings, is required each taxable year to distribute dividends (other than capital gain dividends and retained capital gains) to its shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of
(i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on its net capital gain, such retained amounts will be treated as having been distributed for purposes of the excise tax. The Company has made, and has represented that it will continue to make, timely distributions sufficient to satisfy all annual distribution requirements.

         It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, under the Percentage Leases, the Lessee may defer payment of the excess of the Percentage Rent over the Base Rent for a period of up to 90 days after the end of the calendar year in which such payment was due. In that case, the Partnership still would be required to recognize as income the excess of the Percentage Rent over the Base Rent in the calendar quarter to which it relates. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less Cash Available for Distribution to Shareholders than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional common or preferred shares.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

  Recordkeeping Requirement

         Pursuant to applicable Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company has complied, and represents that it will continue to comply, with such requirements.

  Partnership Anti-Abuse Rule

         The U.S. Department of Treasury has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or availed of in connection with a transaction (or series of related transactions) a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring an entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

         The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. The Redemption Rights do not conform in all respects to the redemption rights described in the foregoing example. Moreover, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Partnership for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

Failure to Qualify

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

Taxation of Taxable U.S. Shareholders

         As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a Common Shareholder that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

         Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his shares of Common Stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Beginning with its 1998 taxable year, the Company may elect to retain and pay income tax on its net long-term capital gains. In that case, the Company's shareholders would include in income their proportionate share of the Company's undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

         Distributions in excess of current and accumulated earnings and profits will not be taxable to a Common Shareholder to the extent that they do not exceed the adjusted basis of the Common Shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Common Shareholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares of Common Stock have been held for one year or less) assuming the shares of Common Stock are capital assets in the hands of the Common Shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a Common Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the Common Shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

         Common Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of shares of Common Stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the shareholder is a limited partner) against such income. In addition, taxable distributions from the Company and gain from the disposition of shares of Common Stock generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of Shareholders on the Disposition of the Common Stock

         In general, any gain or loss realized upon a taxable disposition of the Common Stock by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

Capital Gains and Losses

         The highest marginal individual income tax rate is 39.6%. The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 28% for sales and exchanges of assets held for more than one year but not more than 18 months, and 20% for sales and exchanges of assets held for more than 18 months. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., depreciable real property) held for more than 18 months is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute, the Company may designate (subject to certain limits) whether such a distribution is taxable to its noncorporate stockholders at a 20%, 25%, or 28% rate. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

         The Company will report to its U.S. shareholders and the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders. The regulations alter the technical requirements relating to backup withholding compliance and will be effective for distributions made after December 31, 1998 See "Federal Income Tax Considerations A Taxation of Non-U.S. Shareholders."

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on the intention of the Company to invest its assets in a manner that will avoid the recognition of UBTI by the Company, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of shares of Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code
Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares of capital stock is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's shares of capital stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's shares of capital stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares of capital stock collectively owns more than 50% of the value of the Company's shares of capital stock. Because the Ownership Limitation prohibits any pension trust from owning more than 9.9% of the number of outstanding shares of Common Stock or the outstanding shares of Preferred Stock of any class or series, no pension trust should recognize UBTI as a result of its investment in the Company.

Taxation of Non-U.S. Shareholders

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

         Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in shares of Common Stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service has issued final regulations. Those regulations are effective for distributions made after December 31, 1998 that modify the manner in which the Company complies with the withholding requirements.

         Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares of Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's shares of Common Stock, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares of Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of the current and accumulated earnings and profits of the Company. The Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Shareholder upon a sale of his shares of Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. However, because the shares of Common Stock are publicly traded, no assurance can be given that the Company is or will continue to be a "domestically controlled REIT." A Non-U.S. Shareholder that owned, actually or constructively, 5% or less of the Common Stock at all times during a specified testing period will not be subject to tax under FIRPTA if the Common Stock is "regularly traded" on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the shares of Common Stock is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the shares of Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S.
corporations).

Proposed Tax Legislation

         On February 2, 1998, President Clinton released his budget proposal for fiscal year 1999 (the "Proposal"). Two provisions contained in the Proposal could affect the Company if enacted in final form. First, the Proposal would prohibit a REIT from owning, directly or indirectly, more than 10% of the voting power or value of all classes of a C corporation's stock (other than the stock of a qualified REIT subsidiary). Currently, a REIT may own no more than 10% of the voting stock of a C corporation (other than a qualified REIT subsidiary), but its ownership of the nonvoting stock of a C corporation is not limited (other than by the rule that the value of a REIT's combined equity and debt interest in a C corporation may not exceed 5% of the value of a REIT's total assets). That provision is proposed to be effective with respect to stock in a C corporation acquired by a REIT on or after the date of "first committee action" (i.e., first action by the House Ways and Means with respect to the provision) ("First Committee Action"). A REIT that owns stock in a C corporation in excess of the new ownership limit prior to First Committee Action would be "grandfathered," but only to the extent that the C corporation does not engage in a new trade or business or acquire substantial new assets on or after the date of First Committee Action. If enacted as presently written, that provision would severely limit the use by a REIT of taxable subsidiaries to conduct businesses the income from which would be nonqualifying income if received by the REIT. Currently, the Company has no such taxable subsidiaries. Second, the Proposal would require recognition of any built-in gain associated with the assets of a "large" C corporation (i.e., a C corporation whose stock has a fair market value of more than $5 million) upon its conversion to REIT status or merger into a REIT. That provision is proposed to be effective for conversions to REIT status effective for taxable years beginning after January 1, 1999 and mergers of C corporations into REITs that occur after December 31, 1998. The Company currently believes that the Proposal, if enacted in final form, would not have a material adverse effect on the Company's business or operations, as currently conducted.

Other Tax Consequences

         The Company, the Partnership or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

Tax Aspects of the Partnership and the Subsidiary Partnership

         The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Partnership and the Subsidiary Partnership (each, a "Hotel Partnership"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership

         The Company will be entitled to include in its income its distributive share of each Hotel Partnership's income and to deduct its distributive share of each Hotel Partnership's losses only if each Hotel Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and (ii) is not a "publicly traded" partnership. In general, under the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if (i) the entity had a reasonable basis for its claimed classification, (ii) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and
(iii) neither the entity nor any of its members was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. Each Hotel Partnership in existence on January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. In addition, no Hotel Partnership was notified by a taxing authority on or before May 8, 1996 that its classification was under examination. The Hotel Partnerships intend to continue to be classified as partnerships and the Company has represented that no Hotel Partnership will elect to be treated as an association taxable as a corporation for federal income tax purposes under the Check-the-Box Regulations.

         A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "-- Requirements for Qualification--Income Tests." The U.S. Treasury Department has issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. Each Hotel Partnership qualifies for the Private Placement Exclusion. If a Hotel Partnership is considered to be a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Hotel Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

         Each Hotel Partnership has not requested, and does not intend to request, a ruling from the Service that it will be classified as a partnership for federal income tax purposes. Instead, Hunton & Williams is of the opinion that, based on the provisions of the partnership agreement of each Hotel Partnership, certain factual assumptions, and certain representations described in the opinion, each Hotel Partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of each Hotel Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, each Hotel Partnership would be treated as a corporation for federal income tax purposes, as described below. The opinion of Hunton & Williams is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

         If for any reason either Hotel Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to qualify as a REIT. See "Federal Income Tax Considerations A Requirements for Qualification A Income Tests" and "A Requirements for Qualification A Asset Tests." In addition, any change in either Hotel Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations A Requirements for Qualification A Distribution Requirements." Further, items of income and deduction of such Hotel Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Hotel Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Hotel Partnership's taxable income.

  Income Taxation of Each Hotel Partnership and its Partners

         Partners, Not the Hotel Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company is required to take into account its allocable share of each Hotel Partnership's income, gains, losses, deductions, and credits for any taxable year of such Hotel Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from such Hotel Partnership.

         Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Hotel Partnership's allocations of taxable income, gain and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

         Tax Allocations With Respect to Contributed Properties. Pursuant to
Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The U.S. Department of Treasury has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by Section 704(c) of the Code and outlining several reasonable allocation methods. The application of Section 704(c) to the Partnership is not entirely clear, however, and may be affected by Treasury Regulations promulgated in the future.

         Under the Partnership Agreement, depreciation or amortization deductions of the Partnership generally will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under Code Section 704(c) to use a method for allocating tax depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on the sale of an Hotel will be specially allocated to the Limited Partners to the extent of any "built-in" gain with respect to such Hotel for federal income tax purposes. The Partnership generally has elected to use the "traditional method" for allocating items of income, gain, and expense as required by Section 704(c) of the Code with respect to Hotels that it acquires in exchange for Units.

         Basis in Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Partnership by the Company, (ii) increased by (A) its allocable share of the Partnership's income and (B) its allocable share of indebtedness of the Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Partnership's loss and (B) the amount of cash distributed to the Company, and by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Partnership.

         If the allocation of the Company's distributive share of the Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

         Depreciation Deductions Available to the Partnership. To the extent that a Hotel Partnership has acquired, or will acquire, equity interests in the Hotels for cash, the Hotel Partnership's initial basis in the Hotels for federal income tax purposes generally equals or will equal the purchase price paid by the Hotel Partnership. The Hotel Partnerships generally depreciate such depreciable hotel property for federal income tax purposes under either MACRS or ADS. The Hotel Partnerships generally use MACRS for furnishings and equipment. Under MACRS, the Hotel Partnerships generally depreciate such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, a Hotel Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The Hotel Partnerships generally use ADS for buildings and improvements. Under ADS, the Hotel Partnerships generally depreciate such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention. However, to the extent that a Hotel Partnership has acquired, or will acquire, equity interests in the Hotels in exchange for Units, the Hotel Partnership's initial basis in each Hotel for federal income tax purposes should be the same as the transferor's basis in such Hotel on the date of acquisition. Although the law is not entirely clear, the Hotel Partnerships generally depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and using the same methods used by the transferors. A Hotel Partnership's tax depreciation deductions will be allocated among its partners in accordance with their respective interests in the partnership (except to the extent that the Hotel Partnership is required under Code Section 704(c) to use a method for allocating depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions).

Sale of a Hotel Partnership's Property

         Generally, any gain realized by a Hotel Partnership on the sale of property by the Hotel Partnership held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by a Hotel Partnership on the disposition of the Hotels will be allocated first to the Limited Partners under Section 704(c) of the Code to the extent of their "built-in gain" on those hotels for federal income tax purposes. The Limited Partners' "built-in gain" on the Hotels sold will equal the excess of the Limited Partners' proportionate share of the book value of the Hotels over the Limited Partners' tax basis allocable to the Hotels at the time of the sale. Any remaining gain recognized by the Hotel Partnership on the disposition of the Hotels will be allocated among the partners in accordance with their respective percentage interests in the Hotel Partnership. The Board of Directors has adopted a policy that any decision to sell a Hotel will be made by a majority of the Directors, including a majority of the Independent Directors. See "Risk Factors A Conflicts of Interest A Conflicts Relating to Sales or Refinancings of Hotels."

         The Company's share of any gain realized by a Hotel Partnership on the sale of any property held by the partnership as inventory or other property held primarily for sale to customers in the ordinary course of the partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Federal Income Tax Considerations A Requirements for Qualification A Income Tests." Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations A Requirements For Qualification A Income Tests" above. The Company, however, does not presently intend to acquire or hold or allow a Hotel Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Hotel Partnerships' trade or business.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to take and pay for, all 1,000,000 Common Shares offered hereby, if any are taken.

         The Underwriter proposes to offer the Common Shares in part directly to the public at the Offering Price set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices less a concession of $_____ per share. After the Common Stock is released for sale to the public, the Offering Price and other selling terms may from time to time be varied by the Underwriter.

         The Company has granted the Underwriter an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 150,000 additional shares of Common Stock solely to cover over-allotments, if any.

         In connection with the IPO, the Company also granted the Underwriter a right of first refusal, expiring November 29, 1999, to act as underwriter or sales agent with respect to any future offering by the Company or the Partnership of any debt or equity securities, or the placement of any long-term debt by the Company or the Partnership. In connection with this Offering, the Underwriter will permanently waive this right of first refusal with respect to any future offerings by the Company.

         Mr. Whittemore, a Senior Vice President of the Underwriter, serves as a Director of the Company and, as of March 1, 1998, owned directly and indirectly 92,952 shares of Common Stock. Mr. Whittemore received $12,500 in 1997 for serving as a Director of the Company, which he used to purchase Common Stock in open market transactions. See "Certain Relationships and Transactions -- Other."

         Simultaneously with the closing of the Offering, the Company will enter into a Capital Consulting Agreement with Charles A. Mills, III, the Senior Vice President Chairman and largest shareholder of the Underwriter. Pursuant to that Agreement, Mr. Mills will provide the Company with advice with respect to future equity offerings and access to capital markets generally. Under the terms of the Capital Consulting Agreement, which has a one year term, Mr. Mills will receive $20,000 plus .25% of the net proceeds of any future public equity offerings over the next twelve months.

         The Company and the Partnership have agreed to indemnify the Underwriter or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

         The Underwriter may engage in passive market making transactions in the Common Stock in accordance with Rule 103 of Regulation M promulgated by the Securities and Exchange Commission. In general, a passive market maker may not bid for, or purchase, the Common Stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed the greater of 30% of its average daily trading volume in the Common Stock during a specified two month prior period, or 200 shares. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriter is not required to engage in passive market making and may end passive market making activities at any time.

         In order to facilitate the offering of the Common Stock, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Common Stock for its own account. In addition, to cover overallotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

         The Underwriter does not intend to sell the Common Stock offered hereby to any accounts over which it is exercising discretionary authority.

         The Directors will each agree, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into, or exercisable or exchangeable for shares in the Company) for a period of 90 days after the date of this Prospectus, without the prior written consent of the Underwriter.

         The Common Stock trades on The Nasdaq National Market under the symbol "HUMP."

                                    EXPERTS

         The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the years in the three year period ended December 31, 1997 and the financial statement schedule of the Company as of December 31, 1997 included in this Prospectus; the financial statements of the Lessee as of December 31, 1996 and 1997 and for each of the years in the three year period ended December 31, 1997 included in this Prospectus; the financial statements of the Gateway Acquisition Hotel as of and for the year ended December 31, 1996; and the combined financial statements as of and for the year ended December 31, 1996 for the H&W Acquisition Hotels, the BCL Acquisition Hotel, and the HERSHA Acquisition Hotels included in this Prospectus, have been audited by Reznick Fedder & Silverman, independent public accountants, as set forth in their reports thereon included elsewhere herein and in the Registration Statement. Such consolidated financial statements, financial statements, and combined financial statements, are included in reliance upon such reports given on their authority as experts in accounting and auditing.

                            REPORTS TO SHAREHOLDERS

         The Company intends to furnish its shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                 LEGAL MATTERS

         The validity of the Common Shares offered hereby will be passed upon for the Company by Hunton & Williams. In addition, the description of federal income tax consequences contained in the section of the Prospectus entitled "Federal Income Tax Considerations" is based on the opinion of Hunton & Williams. Certain legal matters related to this Offering will be passed upon for the Underwriter by Willcox & Savage, P.C. Hunton & Williams will rely on Gallagher, Evelius & Jones, LLP, Baltimore, Maryland as to certain matters of Maryland law.

                                    GLOSSARY

         Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

         "ADA" means the Americans with Disabilities Act of 1990.

         "Additional Charges" means certain amounts payable under the Percentage Leases other than Rent, including interest on any late payments or charges.

         "Additional Reserve Fund" means the additional capital reserve set-aside, equal to 2% of room revenue, to be used at the Hotels to enhance their competitive position.

         "ADR" means average daily room rate.

         "ADS" means the alternative depreciation system of depreciation.

         "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

         "Affiliated Transaction" means any material acquisition transaction between a Virginia corporation having more than 300 holders of record and any Interested Shareholder.

         "Articles of Incorporation" means the Articles of Incorporation of the Company.

         "Base Rent" means the fixed obligation of the Lessee to pay a sum certain in monthly Rent under each of the Percentage Leases.

         "Beneficiary" means the beneficiary of the Trust.

         "Best Western" means Best Western International, Inc.

         "Board of Directors" means the Board of Directors of the Company.

         "Bylaws" means the Bylaws of the Company.

         "Capital Reserves Lease Amendment" means each amendment to a Lease that provides for additional rent payments to the Company in the event that a Hotel receives funds from the Additional Reserve Fund.

         "Cash Available for Distribution to Shareholders" means net income, or loss, plus depreciation and amortization and minority interest, minus capital expenditures or reserves therefor and principal payments on indebtedness.

         "Choice Hotels" means Choice Hotels International, Inc.

         "Closing" means the closing of the Offering.

         "Closing Price" means on any date, the last quoted price as reported by The Nasdaq National Market.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Common Shares" means 1,000,000 shares of Common Stock to be issued in connection with the Offering.

         "Common Shareholders" means the holders of shares of Common Stock.

         "Common Stock" means the common stock, par value $.01 per share, of the Company.

         "Company" means Humphrey Hospitality Trust, Inc., a Virginia corporation.

         "Company Expenses" means all administrative costs and expenses of the Company.

         "Control Share Acquisitions" means transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33_% or 50%) of the total votes entitled to be cast for the election of directors.

         "Credit Facility" means the $25.5 million secured line of credit which Mercantile Safe Deposit and Trust Company has extended to the Partnership.

         "Days Inn" means Days Inn of America, Inc.

         "Debt Policy" means the policy adopted by the Board of Directors limiting the Company's consolidated indebtedness to less than 55% of the aggregate purchase price paid by the Company for the Hotels in which it has invested.

         "Development Agreement" means the amended development services agreement, as amended, between the Company and Humphrey Development.

         "Directors" means the members of the Company's Board of Directors.

         "Disinterested Director" means with respect to a particular Interested Shareholder, a member of the Company's Board of Directors who was (i) a Director on the date on which an Interested Shareholder became an Interested Shareholder and (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board.

         "Event of Default" means on Breach of Default as provided in the Percentage Leases.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FFE Reserves" means the reserves for furniture, fixtures and capital expenditures equal to 4% of room revenues per quarter on a cumulative basis that the Company sets aside for the Lessee to use on the Hotels. Upon completion of the Offering, the Company will increase its FFE Reserves from 4% to 6% of room revenue. The additional 2% will be held in the Additional Reserve Fund and will be used pursuant to the Capital Reserves Lease Amendment.

         "Fixed Lease" means the operating lease between the Partnership and the Lessee pursuant to which the Lessee leases the Comfort Suites-Dover, Delaware Hotel and any additional hotels developed by the Company in the future from the Partnership, for a fixed amount of rent.

         "Franchise Licenses" means the franchise licenses held by the Lessee for the Hotels.

         "Funds From Operations" represents net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization on real estate assets, other than amortization of loan fees, and after adjustments for unconsolidated partnerships and joint ventures.

         "GAAP" means generally accepted accounting principles.

         "General Partner" means Humphrey Hospitality REIT Trust, a Maryland real estate investment trust, as the sole general partner of the Partnership.

         "Hotel Partnership" means either the Partnership or the Subsidiary Partnership.

         "Hotels" means the twenty existing limited service hotels in which the Company through the Partnership owns interests.

         "Humphrey Affiliates" means Mr. Humphrey and his Affiliates.

         "Humphrey Associates" means Humphrey Associates, Inc., a Maryland corporation.

         "Humphrey Development" means Humphrey Development, Inc., a Maryland corporation.

         "Humphrey Key Largo" means Humphrey-Key Largo Associates, L.P., a Maryland limited partnership, which assigned its interest in the purchase agreement for the Best Western Suites-Key Largo, Florida Hotel to the Company.

         "Independent Director" means a Director of the Company who within the last two years, has not (i) owned an interest in any Humphrey Affiliates, (ii) been employed by Mr. Humphrey or any Humphrey Affiliates, (iii) been an officer or director of any Humphrey Affiliates, (iv) performed services for the Company,
(v) been a director for more than three REITs organized by Mr. Humphrey or any of his Affiliates or (vi) had any material business or professional relationship with Mr. Humphrey or any of his Affiliates.

         "Initial Hotels" means the eight hotels acquired directly or indirectly by the Partnership in connection with the IPO, which hotels include seven Comfort Inn hotels and one Best Western hotel.

         "Interested Shareholder" means any holder of more than 10% of any class of outstanding voting shares of a Virginia corporation having more than 300 shareholders of record.

         "Investment Policy" means the policy of the Board of Directors limiting the Company's investments in hotel properties, including the acquisition of existing hotels and development of hotels to properties that the Company can reasonably demonstrate will yield an annual return on its investment in such property, after deducting insurance, real estate and personal property taxes and FFE Reserves of 4% of room revenues that is greater than or equal to 12% of the total purchase price to be paid by the Company for such Property.

         "IOC" means the International Operators Council for Choice Hotels.

         "IPO" means the initial public offering of Common Stock of the Company, which closed on November 29, 1994.

         "Leases" means Fixed Leases and/or Percentage Leases.

         "Lessee" means Humphrey Hospitality Management, Inc., a Maryland corporation, which leases the Hotels from the Partnership pursuant to the Percentage Leases.

         "Limited Partners" means the limited partners of the Partnership.

         "LLC" means the Farmville Lodging Associates, LLC, a Maryland limited liability company, which sold the Days Inn-Farmville, Virginia Hotel to the Company.

         "MACRS" means the modified accelerated cost recovery system of depreciation.

         "Market Price" means on any date, the average of the Closing Price for the five consecutive Trading Days ending on such date.

         "Mercantile" means Mercantile Safe Deposit and Trust Company, as lender under the Credit Facility.

         "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

         "Net Proceeds" means the proceeds of the Offering to be received by the Company net of all Offering expenses and fees to the Underwriter.

         "Non-Competition Agreement" means the acquisition agreement and covenant not to compete between Mr. Humphrey, his Affiliates and the Company pursuant to which Mr. Humphrey and his Affiliates agreed that none of them will compete with the Company for hotel acquisition, development and management opportunities within 20 miles of the Hotels or any other hotel acquired by the Company.

         "Offering" means the offering of Common Shares hereby.

         "Offering Price" means the offering price of $____ per Common Share offered hereby.

         "Operator" means Humphrey Hotels, Inc., a Maryland corporation, which operated the Hotels for the Lessee.

         "Option Agreement" means the option agreement to be executed by the Company and Mr. Humphrey and granting the Company certain rights in any hotels to be developed or acquired by Mr. Humphrey or of any Affiliate of Mr. Humphrey within the United States.

         "Ownership Limitation" means the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of more than 9.9% of the outstanding Common Shares or any other class of outstanding shares of capital stock.

         "Partnership" means Humphrey Hospitality Limited Partnership, a limited partnership organized under the laws of the State of Virginia.

         "Partnership Agreement" means the partnership agreement of the Partnership, as amended and restated.

         "Percentage Leases" means operating leases between the Lessee and the Partnership pursuant to which the Lessee leases the Hotels from the Partnership and any additional existing hotels acquired by the Company after the date of the Offering.

         "Percentage Rents" means Rent based on percentages of revenues payable by the Lessee pursuant to the Percentage Leases.

         "Preferred Stock" means the preferred stock, par value $.01 per share, of the Company.

         "Prohibited Owner" means the record holder of shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust.

         "Redemption Right" means the right of the persons receiving Units to cause the redemption of Units in exchange for Common Shares on a one-for-one basis (or for cash at the election of the Company or in certain other circumstances).

         "REIT" means real estate investment trust, as defined in Section 856 of the Code.

         "Remaining Indebtedness" means that certain indebtedness in the aggregate approximate principal amount of $21 million to remain outstanding after the application of the Net Proceeds.

         "Rent" means the Base Rent and the Percentage Rents and rent payments under the Fixed Lease.

         "REVPAR" means revenue per available room for the applicable period.

         "Rule 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Partnerships" means the limited partnerships that sold the Initial Hotels to the Company in connection with the IPO.

         "Service" means the Internal Revenue Service.

         "Services Agreement" means the amended and restated services agreement between the Lessee and the Company.

         "Shares-in-Trust" means those shares transferred to the Trust in the event of any purported transfer of shares of Common Stock or Preferred Stock that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock or Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution),
(iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% of more of the ownership interests in a tenant of the Company's, the Partnership's or the Subsidiary Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code.

         "Subsidiary Partnership" means the Solomons Beacon Inn Limited Partnership, a Maryland limited partnership, which owns one Initial Hotel, the Comfort Inn-Beacon Marina, Solomons, Maryland.

         "Trading Day" means a day on which the principal national securities exchange on which the shares of Common Stock or Preferred Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock or Preferred Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Threshold" means the amount of annual room revenues set out in each Percentage Lease above which the Lessee will pay the Partnership or Subsidiary Partnership, as applicable, a Percentage Rent relating to annual room revenues above that Threshold.

         "Treasury Regulations" means the final, temporary and proposed tax regulations promulgated under the Code.

         "Trust" means the record holder of Shares-in-Trust.

         "Trustee" means the trustee of the Trust.

         "Underwriter" means Anderson & Strudwick Incorporated.

         "Units" means units of partnership interest in the Partnership.

                         INDEX TO FINANCIAL STATEMENTS

HUMPHREY HOSPITALITY TRUST, INC.

         INDEPENDENT AUDITOR'S REPORT                                       F-4

         CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1996
             AND 1997                                                       F-5

         CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED
             DECEMBER 31, 1995, 1996 AND 1997                               F-6

         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR
             THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997               F-7

         CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
             YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997                   F-8

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                        F-10

         SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION           F-25

         NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
             DEPRECIATION                                                  F-26


HUMPHREY HOSPITALITY MANAGEMENT, INC.

         INDEPENDENT AUDITOR'S REPORT                                      F-27

         BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1997                   F-28

         STATEMENTS OF INCOME FOR THE YEARS ENDED
             DECEMBER 31, 1995, 1996 AND 1997                              F-29

         STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE
             YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997                  F-30

         STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
             DECEMBER 31, 1995, 1996 AND 1997                              F-31

         NOTES TO FINANCIAL STATEMENTS                                     F-32


HERSHA ACQUISITION HOTELS

         INDEPENDENT AUDITORS' REPORT                                      F-35

         COMBINED BALANCE SHEET AS OF DECEMBER 31, 1996                    F-36

         COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-37

                         INDEX TO FINANCIAL STATEMENTS


         COMBINED STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-38

         NOTES TO COMBINED FINANCIAL STATEMENTS                            F-39


H&W ACQUISITION HOTELS

         INDEPENDENT AUDITORS' REPORT                                      F-41

         COMBINED BALANCE SHEET AS OF DECEMBER 31, 1996                    F-42

         COMBINED STATEMENT OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-43

         COMBINED STATEMENT OF EQUITY
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-44

         COMBINED STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-45

         NOTES TO COMBINED FINANCIAL STATEMENTS                            F-46


GATEWAY ACQUISITION HOTEL

         INDEPENDENT AUDITORS' REPORT                                      F-50

         BALANCE SHEET AS OF DECEMBER 31, 1996                             F-51

         STATEMENT OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-52

         STATEMENT OF PARTNERS' EQUITY
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-53

         STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-54

         NOTES TO FINANCIAL STATEMENTS                                     F-55


BCL ACQUISITION HOTEL

         INDEPENDENT AUDITORS' REPORT                                      F-57

         COMBINED BALANCE SHEET AS OF DECEMBER 31, 1996                    F-58

         COMBINED STATEMENT OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-59

                         INDEX TO FINANCIAL STATEMENTS


         COMBINED STATEMENT OF EQUITY
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-60

         COMBINED STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1996                          F-61

         NOTES TO COMBINED FINANCIAL STATEMENTS                            F-62

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Humphrey Hospitality Trust, Inc.

         We have audited the accompanying consolidated balance sheets of Humphrey Hospitality Trust, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, and the financial statement schedule as of December 31,1997. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Humphrey Hospitality Trust, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. The financial statement schedule referred to above, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

         As described in Notes 1 and 6 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share, in 1997.


                                           /s/ REZNICK FEDDER & SILVERMAN

Baltimore, Maryland
February 4, 1998

                        Humphrey Hospitality Trust, Inc.

                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                           December 31, 1996 and 1997

                                                                              1996                1997
                                                                        -----------------   -----------------
                                 ASSETS

Investment in hotel properties, net of accumulated depreciation
    of $1,134 and $2,636                                                $         21,405    $         50,476
Cash and cash equivalents                                                          7,101                 204
Accounts receivable from lessee                                                    1,067               1,857
Reserve for replacements                                                              68                 149
Deferred expenses, net of accumulated amortization
        of $76 and $207                                                              373                 904
Other assets                                                                         207                 209
                                                                           --------------       -------------

        Total assets                                                    $         30,221    $         53,799
                                                                           ==============       =============

                                    LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgages and bonds payable                                             $          8,151    $         31,721
Obligations under capital leases                                                      34                  34
Dividends payable                                                                    561                 559
Accounts payable and accrued expenses                                                 83                 263
                                                                           --------------       -------------

        Total liabilities                                                          8,829              32,577
                                                                           --------------       -------------

MINORITY INTEREST                                                                  3,247               3,370
                                                                           --------------       -------------

COMMITMENTS AND CONTINGENCIES                                                          -                   -

SHAREHOLDERS' EQUITY
    Preferred stock, $.01 par value, 10,000,000 shares authorized;
        no shares issued and outstanding                                               -                   -
    Common stock, $.01 par value, 25,000,000 shares authorized;
        3,481,700 shares issued and outstanding                                       35                  35
    Additional paid-in capital                                                    18,202              18,042
    Distributions in excess of net earnings                                         (92)               (225)
                                                                           --------------       -------------

                                                                                  18,145              17,852
                                                                           --------------       -------------

        Total liabilities and shareholders' equity                      $         30,221    $         53,799
                                                                           ==============       =============

                 See notes to consolidated financial statements

                        Humphrey Hospitality Trust, Inc.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share data)

                  Years ended December 31, 1995, 1996 and 1997


                                                              1995              1996             1997
                                                        ----------------- ----------------- ----------------
Revenue
    Percentage lease revenue                            $          3,750  $          3,958  $          7,326
    Other revenue                                                     21                47               106
                                                           --------------    --------------    -------------

        Total revenue                                              3,771             4,005             7,432
                                                           --------------    --------------    -------------

Expenses
        Interest                                                   1,011               493             1,764
        Real estate and personal property taxes and
        property insurance                                           196               252               476
        General and administrative                                   238               411               537
        Depreciation and amortization                                680               736             1,633
                                                           --------------    --------------    -------------

        Total expenses                                             2,125             1,892             4,410
                                                           --------------    --------------    -------------

        Income before allocation to minority
         interest                                                  1,646             2,113             3,022

Income allocated to minority interest                                396               435               465
                                                           --------------    --------------    -------------

        NET INCOME                                      $          1,250  $          1,678  $          2,557
                                                           ==============    ==============    =============

Basic earnings per common share                         $            .72  $            .70  $            .73
                                                           ==============    ==============    =============

Diluted earnings per common share                       $            .70  $            .70  $            .73
                                                           ==============    ==============    =============

                 See notes to consolidated financial statements

                        Humphrey Hospitality Trust, Inc.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (In thousands)

                  Years ended December 31, 1995, 1996 and 1997



                                                                     Common Stock    Additional      Distributions
                                                      ---------------------------     Paid-In        in excess of
                                                            Shares     Dollars        Capital        net earnings         Total
                                                      ------------   ------------  --------------   ---------------  ---------------
Balance,  December 31, 1994                              1,321,800    $        13   $       4,338     $          14    $       4,365

Redemption of shares                                         (100)              -             (1)                 -              (1)

Issuance of shares, net of offering expenses             1,010,000             10           6,947                 -            6,957

Minority interest in the proceeds from the
    common stock offering                                        -              -         (1,467)                 -          (1,467)

Net increase resulting from the acquisition of
Farmville, LLC                                                   -              -             448                 -              448

Dividends declared                                               -              -               -           (1,262)          (1,262)

Net income                                                       -              -               -             1,250            1,250
                                                      ------------     ----------    ------------      ------------     ------------

Balance,  December 31, 1995                              2,331,700             23          10,265                 2           10,290

Issuance of shares, net of offering
expenses                                                 1,150,000             12           8,633                 -            8,645

Minority interest in the proceeds from the
    common stock offering                                        -              -           (696)                 -            (696)

Dividends declared                                               -              -               -           (1,772)          (1,772)

Net income                                                       -              -               -             1,678            1,678
                                                      ------------     ----------    ------------      ------------     ------------

Balance,  December 31, 1996                              3,481,700             35          18,202              (92)           18,145

Offering expenses                                                -              -             (7)                 -              (7)

Minority interest issued in connection with the
acquisition of the Best Western Key Largo                        -              -           (153)                 -            (153)

Dividends declared                                               -              -               -           (2,690)          (2,690)

Net income                                                       -              -               -             2,557            2,557
                                                      ------------     ----------    ------------      ------------     ------------

Balance,  December 31, 1997                            3,481,700               35          18,042     $       (225)    $      17,852
                                                      ============     ==========    ============      ============     ============

                 See notes to consolidated financial statements

                        Humphrey Hospitality Trust, Inc.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                  Years ended December 31, 1995, 1996 and 1997

                                                                                      1995              1996              1997
                                                                                ----------------  ----------------  ----------------
Cash flows from operating activities
    Net income                                                                  $          1,250  $          1,678  $          2,557
    Adjustments to reconcile net income to net cash provided by operating activities
        Depreciation and amortization                                                        680               736             1,633
        Income allocated to minority interests                                               396               435               465
        Changes in assets and liabilities
          Deferred franchise fees paid                                                         -                 -             (363)
          Increase in accounts receivable                                                  (881)              (42)             (790)
          Increase in other assets                                                          (43)              (64)               (2)
          (Decrease) increase in accounts payable and accrued expenses                      (68)                 8               180
                                                                                   -------------     -------------     -------------

             Net cash provided by operating activities                                     1,334             2,751             3,680
                                                                                   -------------     -------------     -------------

Cash flows from investing activities
    Investment in hotel properties                                                         (212)           (2,306)          (29,325)
    Deposits to reserve for replacements                                                   (407)                 -             (776)
    Withdrawals from reserve for replacements                                                  -               339               695
                                                                                   -------------     -------------     -------------

             Net cash used in investing activities                                         (619)           (1,967)          (29,406)
                                                                                   -------------     -------------     -------------

Cash flows from financing activities
    Proceeds from sale of stock                                                            6,957             8,645                 -
    Stock issuance costs                                                                       -                 -               (7)
    Proceeds from mortgages and bonds payable                                              1,283                 -                 -
    Principal payments on mortgages and bonds payable                                    (7,930)           (3,175)           (1,400)
    Proceeds from line of credit                                                             600             2,999            23,750
    Repayment of line of credit                                                            (600)                 -                 -
    Financing costs paid                                                                   (221)              (53)             (299)
    Dividends paid                                                                       (1,172)           (2,246)           (3,187)
    Principal payments on capital leases                                                    (16)              (22)              (28)
    Redemption of common stock                                                               (1)                 -                 -
                                                                                   -------------     -------------     -------------

             Net cash (used in) provided by financing activities                         (1,100)             6,148            18,829
                                                                                   -------------     -------------     -------------

              (DECREASE) INCREASE IN CASH                                                  (385)             6,932           (6,897)

Cash and cash equivalents, beginning                                                         554               169             7,101
                                                                                   -------------     -------------     -------------

Cash and cash equivalents, ending                                               $            169  $          7,101  $            204
                                                                                   =============     =============     =============

                 See notes to consolidated financial statements

                        Humphrey Hospitality Trust, Inc.

                                 (in thousands)

                  Years ended December 31, 1995, 1996 and 1997

                                                                                      1995             1996            1997
                                                                                ----------------  --------------  ---------------
Supplemental disclosures of cash flow information
    Cash paid during the period for interest                                    $          1,074  $          495  $         1,582
                                                                                   =============     ===========   ==============

Supplemental disclosures of non-cash investing and financing activities

    During 1995, the Partnership acquired the Days Inn Hotel in Farmville, Virginia, in exchange for units of limited partnership interest to Farmville Lodging Associates, LLC, which are redeemable for an aggregate of 95,484 common shares with a value of approximately $740 based on the offering price of $7.75 per common share, and the assumption of approximately $1,231 of indebtedness. The assets acquired and the liabilities assumed consisted of:

      Investment in hotel properties                                $  1,800
      Deferred expenses                                                   24
      Mortgages payable                                              (1,231)
      Obligations under capital leases                                  (20)
      Accounts payable and accrued expenses                              (6)
      Minority interest                                                (119)
      Net increase in additional paid-in capital resulting from
             acquisition of Farmville Lodging Associates, LLC          (448)
                                                                     -------

                                                                    $      -
                                                                     =======

    During 1997, the Partnership issued units of limited partnership interest to Humphrey-Key Largo Associates, L.P., which are redeemable for an aggregate of 34,023 common shares, with a value of approximately $370 based on an average price of $10.875 per share in connection with the acquisition of the Best Western Suites Hotel in Key Largo, Florida. The recording of the increase in minority interest resulted in a $153 reduction in additional paid in capital.

    During 1997, the Company acquired the Culpeper Comfort Inn Hotel for $1,900 of which $1,220 represented debt assumed.

    During 1997, the Company acquired equipment subject to capital leases totalling $28.

    Dividends declared on December 1, 1996, and on November 28, 1997 and December 31, 1997, are payable as of December 31, 1996 and 1997, in the amounts of $561 and $559, respectively. Dividends declared during 1996 and 1997 included $474 and $495, respectively, to the minority interests which have been deducted from the minority interest on the balance sheets as of December 31, 1996 and 1997, respectively.

                 See notes to consolidated financial statements

Note 1.  Organization and Summary of Significant Accounting Policies

         Humphrey Hospitality Trust, Inc. was incorporated on August 23, 1994. The Company is a self-administered real estate investment trust (REIT) for Federal income tax purposes. Humphrey Hospitality Trust, Inc., through its wholly-owned subsidiary Humphrey Hospitality REIT Trust (collectively, the Company) owns a controlling partnership interest in Humphrey Hospitality Limited Partnership (the Partnership) and through the Partnership owns interests in twenty existing limited - service Hotels (including ten hotel properties acquired during 1997) as of December 31, 1997. The Partnership owns a 99% general partnership interest and the Company owns a 1% limited partnership interest in Solomons Beacon Inn Limited Partnership (the Subsidiary Partnership). As of December 31, 1997, the Company owns a 84.12% interest in the Partnership. The Company began operations on November 29, 1994.

         Since inception, the Partnership has leased all of its hotel facilities to Humphrey Hospitality Management, Inc. (the Lessee), a corporation wholly owned by James I. Humphrey, Jr., the President and Chairman of the Board of the Company. The Lessee operates and leases the hotel properties pursuant to separate percentage and fixed lease agreements (the Percentage Leases and the Fixed Lease) which provide for both fixed base rents and percentage rents based on the revenues of the hotels.

         As of December 31, 1997, James I. Humphrey, Jr., Humphrey Associates, Inc., Farmville Lodging Associates, LLC and Humphrey-Key Largo Associates, L.P. (collectively, the Humphrey Affiliates) own a combined total of 657,373 units of limited partnership interests, representing a 15.88% interest in the Partnership.

The Company has completed the following public offerings since its incorporation:

                                                   Offering price per    Shares sold        Net proceeds
        Offering               Date completed             share                            (in thousands)
-------------------------  ----------------------  -------------------  --------------   ------------------
Initial public offering    November 29, 1994            $ 6.00            1,321,700          $    6,950
Second offering            July 21, 1995                $ 7.75            1,010,000          $    6,957
Third offering             December 6, 1996             $ 8.25            1,150,000          $    8,645

Principles of Consolidation

         The consolidated financial statements include the accounts of the Company, the Partnership and the Subsidiary Partnership. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997



Note 1.  Organization and Summary of Significant Accounting Policies (Continued)

Investment in Hotel Properties

         The hotel properties are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of the assets which range from 31 to 40 years for buildings and 5 to 12 years for furniture and equipment. Maintenance and repairs are generally the responsibility of the Lessee and are charged to the Lessee's operations as incurred; major replacements, renewals and improvements are capitalized. Upon disposition, both the asset and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the statement of income.

         The Company reviews the carrying value of each hotel property in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121 to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows of the specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel property based on the discounted future cash flows. The Company does not believe that there are any current facts or circumstances indicating impairment of any of its investment in hotel properties.

Cash and Cash Equivalents

         Cash and cash equivalents includes cash, a repurchase agreement, a certificate of deposit, and an investment in commercial paper, all with original maturities of three months or less when acquired, carried at cost which approximates fair value.

Deferred Expenses

         Deferred expenses are recorded at cost and consist of the following at December 31, 1996 and 1997:

                                             1996             1997
                                       ----------------  --------------
                                                (in thousands)

Initial franchise fees                 $              -  $          378
Computer software costs                               -              27
Loan costs                                          449             706
                                          -------------     -----------

                                                    449           1,111
Less accumulated amortization                        76             207
                                          -------------     -----------

                                       $            373  $          904
                                          =============     ===========

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997

Note 1.  Organization and Summary of Significant Accounting Policies (Continued)

         Amortization of loan costs is computed using the straight-line method over the terms of the loan agreements. The unamortized balance of loan costs associated with retired debt is expensed upon repayment of the related debt. Amortization of initial franchise fees is computed using the straight-line method over the remaining lives of the franchise agreements, which range up to 20 years. Amortization of computer software costs is computed using the straight-line method over three years.

Revenue Recognition

         Lease income is recognized when earned from the Lessee under the lease agreements from the date of acquisition of each hotel property (see Note 7).

Earnings Per Common Share

         During 1997, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic and diluted earnings per share have been calculated in accordance therewith for 1995, 1996 and 1997 (see Note
6).

Distributions

         The Company intends to pay regular monthly dividends which are dependent upon the receipt of distributions from the Partnership.

Minority Interest

         Minority interest in the Partnership represents the limited partners' proportionate share of the equity of the Partnership. The limited partnership interests are owned by the Humphrey Affiliates as of December 31, 1997. Income is allocated to minority interest based on weighted average percentage ownership throughout the year.

Income Taxes

         The Company intends to continue to qualify as a REIT under Sections 856 and 860 of the Internal Revenue Code effective with its taxable period ended December 31, 1994. Accordingly, no provision for Federal income taxes has been reflected in the financial statements.

         Earnings and profits, which will determine the taxability of dividends to shareholders, will differ from net income reported for financial reporting purposes due to the differences for Federal tax purposes in the estimated useful lives and methods used to compute depreciation. Distributions made in 1996 are considered to be 5.7% return of capital for Federal income tax purposes. During 1997, none of the distributions are considered to be return of capital.

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997



Note 1.  Organization and Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk

         The Company maintains its deposits, including its repurchase agreements and investment in commercial paper, with three major banks. At December 31, 1997, the balances reported by the banks, exceeded the federal depository insurance limit, however, management believes that no significant concentration of credit risk exists with respect to these uninsured cash balances.

Note 2.  Investment in Hotel Properties

         Investment in hotel properties consist of the following at December 31, 1996 and 1997:

                                       1996           1997
                                   -------------- --------------
                                   (in thousands)
                                   -----------------------------

Land                               $       3,048  $       4,455
Buildings and improvements                16,140         43,595
Furniture and equipment                    1,631          4,937
Leased equipment                             100            125
Construction-in-progress                   1,620              -
                                      -----------    -----------

                                          22,539         53,112
Less accumulated depreciation              1,134          2,636
                                      -----------    -----------

                                   $      21,405  $      50,476
                                      ===========    ===========

         Depreciation expense was $486, $610 and $1,502 for the years ended December 31, 1995, 1996 and 1997, respectively.

         The twenty hotel properties owned at December 31, 1997 (including the 10 hotels acquired during 1997) are all limited service hotels located in nine states in the eastern United States and are subject to leases as described in
Note 7. During 1997, the Company also completed the development of a Comfort Suites Hotel located in Dover, Delaware (the Dover Hotel) at a cost of approximately $2,688 (see Note 7).

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997

Note 2.  Investment in Hotel Properties (Continued)

         During 1997, the Company acquired the following hotels for the approximate amounts indicated:


                                                    Contract Purchase
                                                           Price
      Location            Number of hotels            (in thousands)
----------------------   ------------------        --------------------



Florida                          1                        $       2,590

Kentucky                         2                                5,341

North Carolina                   1                                1,975

Pennsylvania                     5                               16,400

Virginia                         1                                1,900
                                                           ------------

                                                          $      28,206
                                                           ============


         The above acquisitions were accounted for as purchases, and the results of such acquisitions are included in the Company's consolidated statements of income from the date of acquisition. The hotel property in Key Largo, Florida, was acquired pursuant to an assignment of a purchase contract from Humphrey-Key Largo Associates, L.P. (the Affiliate), a partnership substantially owned by Mr. Humphrey. Pursuant to the assignment of the contract, the Affiliate received as compensation 34,023 units of limited partnership interest in the Partnership, valued at $370 based on an average price of $10.875 per share of common stock for the ten trading days prior to September 2, 1997. The acquisition of the hotel has been recorded by the Company at its acquisition cost ($2,590) which excludes the value of the units issued to the Affiliate ($370) and is less than or equal to net realizable value.


Note 3.  Dividends Payable

         On December 1, 1996, the Company declared a $.19 dividend on each share of common stock and on each unit of interest outstanding on December 1, 1996. The dividend (including the distribution to minority interests) was paid on January 31, 1997.

         On November 28, 1997 and December 31, 1997, the Company declared a $.0675 dividend on each share of common stock and on each unit of interest outstanding on November 28, 1997 and December 31, 1997, respectively. The dividends (including the distributions to minority interest) were paid on January 9, 1998 and January 30, 1998, respectively.

Note 4.  Mortgages and Bonds Payable

         Mortgages and bonds payable at December 31, 1996 and 1997, consisted of the following:

                                                                                         1996                1997
                                                                                  -----------------   -----------------
                                                                                             (in thousands)
Comfort Inn - Morgantown, West Virginia

Bonds payable; see (a) below for repayment terms, interest rates, and maturity;
collateralized by a first mortgage on the hotel facility and equipment with a net book value of $3,064,725 and $3,133,740 at December 31, 1996 and 1997,
respectively, and secured by a letter of credit issued by Crestar Bank in the amount of $2,281,104 expiring in April 2000. The outstanding principal and interest are guaranteed jointly and severally by the
Company and James I. Humphrey, Jr.                                                $          2,275    $          2,230

Comfort Inn - Dublin, Virginia

Bonds payable; see (b) below for repayment terms, interest rates, and maturity;
collateralized by a first mortgage on the hotel facility and equipment with a net book value of $2,920,557
and $2,741,938 at December 31, 1996 and 1997, respectively.                                  2,375               2,325

Rodeway Inn - Wytheville, Virginia

Bonds payable; see (c) below for repayment terms, interest rates, and maturity;
collateralized by a first mortgage on the hotel facility and equipment with a net book value of $2,133,880 and $2,071,272 at December 31, 1996 and 1997,
respectively, and secured by a letter of credit issued by Crestar Bank in the amount of $1,749,188 which expires November 1, 1999. The outstanding principal and accrued interest are guaranteed jointly
and severally by the Company and James I. Humphrey, Jr.                                      1,795               1,710

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997


Note 4.  Mortgage and Bonds Payable (Continued)

                                                                                      1996                 1997
                                                                                   -----------         -----------
                                                                                            (in thousands)
Mortgage payable to Mercantile Safe Deposit and Trust Company under the terms of a $25.5 million line of credit, collateralized by 17 of the hotel properties
(see (d) below). The terms of the line of credit require monthly installments of interest only at the prime rate plus .25% (8.75% per annum as of December 31,
1997). The outstanding principal balance plus any accrued interest are payable in full in April 1999, with two one year extensions at the option of the bank.
The mortgage is collateralized by hotel facilities and equipment having a combined net book value of $6,567,156 and $42,381,185 at December 31, 1996 and
1997, respectively. The first $2 million outstanding on the line is guaranteed
jointly and severally by the Company and James I.  Humphrey, Jr.                          1,706              25,456
                                                                                 --------------       -------------

                                                                                 $        8,151       $      31,721
                                                                                 ==============       =============

--------------
(a) The bonds are Monongalia County, West Virginia, Commercial Development Variable Rate Demand Refunding Revenue Bonds, Series 1988 issued through Crestar Bank in the amount of $2,500,000. Interest is accrued at the rate necessary to remarket the bonds at a price equal to 100% of the outstanding principal balance. The rate is adjusted weekly and is not to exceed 11.3636%. At December 31, 1997, the interest rate was 4.15% . In addition, letter of credit fees and financing fees increase the effective rate on the bonds. The bonds may be redeemed at the option of the Partnership in denominations greater than $25,000. Mandatory redemptions are pursuant to a sinking fund redemption schedule which began on April 1, 1989, in the amount of $15,000 increasing annually until April 1, 2017, when the payment equals $140,000. The Partnership is required to fund a principal reserve fund monthly equal to one-twelfth of the mandatory sinking fund redemption. In addition, the Partnership is required to fund an interest reserve fund. All principal and interest payments will be automatically deducted by the trustee. Any deficiencies will be drawn down under the letter of credit.

(b) On October 14, 1992, $2,528,000 of Variable Rate First Mortgage Refunding Revenue Bonds were issued by the Industrial Development Authority of Pulaski County, Virginia. Crestar Bank is the trustee. In August 1995, the bonds were refinanced with approximately $2,460,000 of 1995 First Mortgage Refunding Revenue Bonds bearing interest at 8% per annum. The agreement establishes a sinking fund from which principal payments on the bonds will be made. The bonds mature in varying amounts November 1, 1995 through November 1, 2005.

(c) The original $2,600,000 bond issue financing of 1984 was refunded with $2,270,000, 1993 Series Industrial Development Revenue Bonds on December 21, 1993. Crestar Bank is the lender and bond

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997

Note 4.  Mortgage and Bonds Payable (Continued)

               trustee. Interest is accrued at the rate necessary to remarket the bonds at a price equal to 100% of the outstanding principal balance. The rate is adjusted weekly and is not to exceed 15%. At December 31, 1997, the interest rate was 4.15%. The bonds are subject to mandatory redemption at a redemption price equal to the principal amount thereof plus all unpaid accrued interest thereon, pursuant to the sinking fund installments beginning on November 1, 1994, in the amount of $65,000 increasing annually until November 1, 2009, when the payment equals $300,000. The Partnership is required to fund a principal reserve monthly equal to one-twelfth of the mandatory sinking fund redemption. In addition, the Partnership is required to fund an interest reserve fund. All principal and interest payments will be automatically deducted by the trustee. Any deficiencies will be drawn under the letter of credit described above.

        (d) As of December 31, 1997, the line of credit is secured by the Company's hotels located in Solomons, MD; Farmville, VA (2 hotels); Elizabethton, TN; Dahlgren, VA; Princeton, WV; Dover, DE; Culpeper, VA; New Castle, PA; Harlan, KY; Danville, KY; Murphy, NC; Chambersburg, PA; Allentown, PA; Gettysburg, PA (2 hotels); and Key Largo, FL.

        Aggregate annual principal payments and payments to bond sinking funds for the five years following December 31, 1997, and thereafter are as follows:

                         (in thousands)
                         ----------------

December 31, 1998           $   195
             1999            25,661
             2000               225
             2001               245
             2002               265
Thereafter                    5,130
                             ------

                            $31,721
                            =======

         Bond sinking funds and escrows for taxes and insurance in the amounts of approximately $114 and $198 are included in other assets at December 31, 1996 and 1997, respectively.

         Management believes that the carrying amounts of the Company's mortgages and bonds payable approximate fair value at December 31, 1997, as there were no significant changes in the market rate of interest between that date and the dates of the respective mortgages and bonds.

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997

Note 5.  Obligations Under Capital Lease

         Certain of the hotel properties lease equipment under noncancellable capital leases expiring at various intervals through 1999. The leases provide for bargain purchase options at the end of the respective terms. Future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments are as follows:

                                 (in thousands)
                                ---------------

Years ended December 31, 1998        $25
                         1999          8
                         2000          6
                         2001          3
                                      --

                                      42
Less amount representing interest      8
                                     ---

Present value of net minimum lease
  payments                           $34
                                     ===

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997

Note 6. Earnings Per Share

         The following is a reconciliation of the income (numerator) and weighted average shares (denominator) used in the calculation of basic earnings per common share and diluted earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share:

                                                 Year ended December 31, 1995            Year ended December 31, 1996
                                            ------------------------------------  -----------------------------------------
                                               Income                                Income
                                            (Numerator)                            (Numerator)
                                                (In          Shares    Per Share       (In           Shares     Per Share
                                             thousands)  (Denominator)   Amount    thousands)    (Denominator)    Amount
                                            ----------- -------------- ---------  ------------- --------------- ----------
Basic earnings per share
   Income available to common                  $1,250      1,742,533     $0.72       $1,678        2,410,252      $0.70
                                                                          ====                                     ====

Effect of diluted securities
   Units held by minority interests               396        623,350                    435          623,350
                                               ------      ---------                 ------        ---------
Income available to common shareholders
  plus assumed conversion                      $1,646      2,365,883     $0.70       $2,113        3,033,602      $0.70
                                               ======      =========      ====       ======        =========       ====


                                              Year ended December 31, 1997
                                         -------------------------------------
                                           Income
                                         (Numerator)
                                             (In          Shares     Per Share
                                         thousands)   (Denominator)    Amount
                                         ------------ -------------  ---------

Basic earnings per share
   Income available to common               $2,557      3,481,700      $0.73
                                                                        ====

Effect of diluted securities
   Units held by minority interests            465        657,373
                                            ------      ---------
Income available to common shareholders
  plus assumed conversion                   $3,022      4,139,073      $0.73
                                            ======      =========       ====

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997

Note 7. Commitments and Contingencies and Related Party Transactions

         Pursuant to the Humphrey Hospitality Limited Partnership Agreement (the Partnership Agreement), the Humphrey Affiliates have received redemption rights, which will enable them to cause the Partnership to redeem their interests in the Partnership in exchange for shares of common stock or for cash at the election of the Company. The redemption rights may be exercised by the Humphrey Affiliates, excluding Humphrey - Key Largo Associates, L.P., at any time. Humphrey - Key Largo Associates, L.P. may redeem its units at any time after March 3, 1998. At December 31, 1997, the number of shares of common stock issuable to the Humphrey Affiliates upon exercise of the redemption rights is 657,373. The number of shares issuable upon exercise of the redemption rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Humphrey Affiliates or the shareholders of the Company.

         The Company acts as the general partner of the Partnership, which acts as a general partner of the Subsidiary Partnership and as such, is liable for all recourse debt of the partnerships to the extent not paid by the partnerships. In the opinion of management, the Company does not anticipate any losses as a result of its general partner obligations.

         The Company has entered into percentage leases relating to nineteen of its twenty Hotels, and a fixed lease relating to the Dover Hotel, with Humphrey Hospitality Management, Inc. (the "Lessee"). Each such lease (the Percentage Leases and the Fixed Lease) has a term of 10 years, with a five year renewal option at the option of the Lessee. Pursuant to the terms of the Percentage Leases, the Lessee is required to pay a fixed rent and certain other additional charges and is entitled to all profits from the operations of the Hotel after the payment of certain specified operating expenses. The percentage rents are based on a percentage of gross room revenue and other revenue. Also pursuant to the terms of the Percentage Leases and the Fixed Lease, the Company is required to make available to the Lessee an amount equal to 4% (increased to 6% upon completion of the Offering) of room revenue on a quarterly, cumulative basis for capital improvements and refurbishments. The Company has future lease commitments from the Lessee through August 2007. Minimum future rental income under these noncancelable operating leases at December 31, 1997, is as follows:

                                    Years                     (in thousands)
                            ----------------         ------------------------
                                    1998                         $ 4,082
                                    1999                           4,082
                                    2000                           4,082
                                    2001                           4,082
                                    2002                           4,082
                                 Thereafter                       13,693

                                                                 $34,103

         The Company earned base rents of $1,609, $1,679 and $3,303 and percentage rents of $2,141, $2,279 and $4,023 for the years ended December 31, 1995, 1996 and 1997, respectively. As of December 31, 1996 and 1997, $1,067 and $1,857, respectively, of lease revenue was due from the Lessee.

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997

Note 7.  Commitments and Contingencies and Related Party Transactions
(Continued)

         On January 1, 1996, the Company executed an agreement with the Lessee to provide accounting and securities reporting services for the Company. The initial terms of the agreement provided for a fixed fee of $80,000 per year. On October 1, 1996, the Company amended the Agreement reducing the initial annual fee to $30,000 per year, with an increase of $10,000 per year (prorated from the time of acquisition) for each hotel added to the Company's portfolio (excluding the Dover Hotel). Under the terms of the amended agreement, the service fee cannot exceed $100,000 in any year. As of December 31, 1996 and 1997, $67,503 and $79,388, respectively, has been charged to operations.

         During 1996, the Company executed a Development Agreement with Humphrey Development, Inc., a Humphrey Affiliate, pursuant to which Humphrey Development, Inc. provided construction supervision services for the Dover Hotel and agreed to pay any development costs in excess of $2,796 in exchange for a right to purchase the Dover Hotel from the Company on the sixth anniversary of its commencement of operations for $2,796. The development costs incurred in connection with the Dover Hotel totaled approximately $2,794 of which $2,688 was recorded as investment in hotel properties and $106 as deferred loan costs.

         The hotel properties are operated under franchise agreements by the Lessee that may be terminated by either party on certain anniversary dates specified in the agreements. The agreements require annual payments for franchise royalties, reservation and advertising services which are based upon percentages of gross room revenue.
These fees are paid by the Lessee.

         On April 17, 1997, the Company assumed a land lease agreement in conjunction with the purchase of the Best Western, Harlan, Kentucky. The lease requires monthly payments of the greater of $2 or 5% of room revenue through November 2091. On May 23, 1997, the Company assumed a land lease agreement in conjunction with the purchase of the Comfort Inn, Gettysburg, Pennsylvania. The lease requires an annual payment of $35 through May 2025. For the year ended December 31, 1997, land lease expense totalled approximately $52 and is included in the general and administrative expense line item.

         As of December 31, 1997, the future minimum lease payments applicable to noncancellable land leases are as follows:


                               (in thousands)
                              ----------------

December 31, 1998               $     59
             1999                     59
             2000                     59
             2001                     59
             2002                     59
      Thereafter                   2,919

Total minimum lease payments    $  3,214
                                ========

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997



         In response to the year 2000 issue, the Company modified its existing information systems in order to make them year 2000 compliant. The Company believes that it has made all necessary modifications to its existing systems and does not expect that additional costs associated with year 2000 compliance, if any, will be material to the Company's results of operations or financial position.

Note 8. Capital Stock

         The Company's common stock is duly authorized, fully paid and nonassessable. Subject to preferential rights of any other shares or series of shares of capital stock, common shareholders are entitled to receive dividends if and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. See Notes 2 and 7 for a discussion of the units issued during 1997 and the redemption rights of Humphrey Affiliates with respect to 657,373 units that are redeemable on a one-for-one basis for shares of common stock at any time. None of the units discussed in Notes 2 and 7 have been redeemed.

         The Board of Directors is authorized to provide for the issuance of ten million shares of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restriction thereof. As of December 31, 1996 and 1997, no preferred stock was issued.

         The Board of Directors, excluding the Chairman, unanimously agreed on September 9, 1997, to utilize their Directors fees to purchase the Company's Common Stock on the open market effective immediately. Presently, members of the Board of Directors own approximately 9.5% of the Company's outstanding shares of stock.


Note 9. Pro Forma Financial Information (Unaudited)

         Due to the impact of the acquisitions discussed in Notes 1 and 2, historical operations may not be indicative of future results of operations and net income per common share.

                        Humphrey Hospitality Trust, Inc.

                 (Amounts in thousands, except per share data)

                        December 31, 1995, 1996 and 1997

         The following unaudited Pro Forma Consolidated Statements of Income for the years ended December 31, 1996 and 1997, are presented as if the acquisition of all 20 hotels owned at December 31, 1997 had occurred on January 1, 1996, and all of the hotels had been leased to the Lessee pursuant to the Percentage and Fixed Leases Agreements. The Pro Forma Consolidated Statements of Income do not purport to present what actual results of operations would have been if the acquisitions had occurred and the leases executed on such date or to project results for any future period.

                                                                    Pro Forma (Unaudited)
                                                               --------------------------------
                                                                         (in thousands)
                                                               --------------------------------
                                                                    1996               1997
                                                               --------------        ----------
Revenue
  Lease revenue                                                $       8,298     $       8,827
  Other revenue                                                           47               106
                                                                  -----------        ----------

  Total revenue                                                        8,345             8,933
                                                                  -----------        ----------

Expense
   Real estate and personal property taxes and insurance                 554               592
   Depreciation and amortization                                       1,735             2,040
   Interest expense                                                    2,549             2,582
   General and administrative                                            521               568
   Minority interest                                                     474               504
                                                                  -----------        ----------

   Total expense                                                       5,833             6,286
                                                                  -----------        ----------

   Net income applicable to common shareholders                $       2,512     $       2,647
                                                                  ===========        ==========

Note 10. Subsequent Events

         On February 3, 1998, the Company exercised its option to pay off various capital leases for a total of $39.

                        Humphrey Hospitality Trust, Inc.

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1997
                                 (in thousands)

                                                                                        Gross Amounts at which
                                                                Costs Capitalized             Carried at
                                          Initial Costs      Subsequent to Acquisition     Close of Period
                                      ---------------------  -------------------------  -----------------------
                            Encum-            Buildings and             Buildings and         Buildings and
      Description          brances     Land   Improvements     Land     Improvements    Land  Improvements    Total
------------------------ ------------ ------  -------------  ---------  ------------    ----- ------------- -----------
Comfort Inn Hotel
    Morgantown,
    West Virginia          $2,230      $277       $2,574         -          $120        $277      $2,694      $2,971

Comfort Inn Hotel
   Dublin, Virginia         2,335       118        2,611         -            44         118       2,655       2,773

Best Western Hotel
   Wytheville, Virginia     1,710       137        1,737         -            73         137       1,810       1,947

Solomons Beacon Inn
   Solomons Island,          (e)      1,354        2,012         -           155       1,354       2,167       3,521
Maryland

Comfort Inn Hotel
Elizabethton, Tennessee      (e)        156        1,040         -            47         156       1,087       1,243

Comfort Inn Hotel
   Farmville, Virginia       (e)        148        1,201         -            17         148       1,218       1,366

Comfort Inn Hotel
   Dahlgren, Virginia        (e)        205        1,546         -            55         205       1,601       1,806

Comfort Inn Hotel
   Princeton, West Virginia  (e)        363        1,600         -            43         363       1,643       2,006

Days Inn Hotel
   Farmville, Virginia       (e)        290        1,389         -            29         290       1,418       1,708

Holiday Inn Express
 Allentown, Pennsylvania     (e)        139        3,360         -             -         139       3,360       3,499

                                                                           Life Upon
                                                                            Which
                            Accumulated      Net Book                   Depreciation
                            Depreciation       Value                  in Latest Income
                           Buildings and  Buildings and    Year of      Statement is
      Description          Improvements   Improvements   Acquisition      Computed
------------------------ ---------------  -------------  -----------  ---------------
Comfort Inn Hotel
    Morgantown,
    West Virginia               $140          $2,831        1994           (d)

Comfort Inn Hotel
   Dublin, Virginia              156           2,617        1994           (d)

Best Western Hotel
   Wytheville, Virginia           94           1,853        1994           (d)

Solomons Beacon Inn
   Solomons Island,              116           3,405        1994           (d)
Maryland

Comfort Inn Hotel
Elizabethton, Tennessee           63           1,180        1994           (d)

Comfort Inn Hotel
   Farmville, Virginia            74           1,292        1994           (d)

Comfort Inn Hotel
   Dahlgren, Virginia             84           1,722        1994           (d)

Comfort Inn Hotel
   Princeton, West Virginia       86           1,920        1994           (d)

Days Inn Hotel
   Farmville, Virginia            54           1,654        1994           (d)

Holiday Inn Express
 Allentown, Pennsylvania          49           3,450        1997           (d)

                                                                                        Gross Amounts at which
                                                                Costs Capitalized             Carried at
                                          Initial Costs      Subsequent to Acquisition     Close of Period
                                      ---------------------  -------------------------  -----------------------
                            Encum-            Buildings and             Buildings and         Buildings and
      Description          brances     Land   Improvements     Land     Improvements    Land  Improvements    Total
------------------------ ------------ ------  -------------  ---------  ------------    ----- ------------- -----------
Comfort Inn Hotel
    Chambersburg,
    Pennsylvania              (e)        97         2,343          -             -        97       2,343       2,440

Comfort Inn Hotel
    Culpeper, Virginia        (e)        97         2,343          -             -       146       1,705       1,851

Holiday Inn Hotel Express
    Danville, Kentucky        (e)       140         2,366          -             -       140       2,366       2,606

Comfort Suites
    Dover, Delaware           (e)       200         2,090          -             -       200       2,090       2,290

Comfort Inn Hotel
    Gettysburg,
    Pennsylvania              (e)         -         4,036          -             -         -       4,036       4,036

Holiday Inn Express
    Gettysburg,
    Pennsylvania              (e)       101         2,450          -             -       101       2,450       2,551

Best Western Hotel
    Harlan, Kentucky          (e)         -         2,395          -             -         -       2,395       2,395

Best Western Suites
    Key Largo, Florida        (e)       269         2,237          -             -       269       2,237       2,506

Comfort Inn Hotel
    Murphy, North
    Carolina                  (e)       276         1,569          -             -       276       1,569       1,845

Comfort Inn Hotel
    New Castle,               (e)        39         2,751          -             -        39       2,751       2,790
Pennsylvania
                         ----------  ------  -------------  ---------  ------------  -------------------- -----------

                           $ 6,275   $4,455   $    43,012          -      $    583  $  4,455   $  43,595   $  48,050
                         ==========  ======  =============  =========  ============  ==================== ===========



                                                                           Life Upon
                                                                            Which
                            Accumulated      Net Book                   Depreciation
                            Depreciation       Value                  in Latest Income
                           Buildings and  Buildings and    Year of      Statement is
      Description          Improvements   Improvements   Acquisition      Computed
------------------------ ---------------  -------------  -----------  ---------------
Comfort Inn Hotel
    Chambersburg,
    Pennsylvania                 34           2,406          1997           (d)

Comfort Inn Hotel
    Culpeper, Virginia           36           1,815          1997           (d)

Holiday Inn Hotel Express
    Danville, Kentucky           39           2,467          1997           (d)

Comfort Suites
    Dover, Delaware              48           2,242          1997           (d)

Comfort Inn Hotel
    Gettysburg,
    Pennsylvania                 59           3,977          1977           (d)

Holiday Inn Express
    Gettysburg,
    Pennsylvania                 36           2,515          1997           (d)

Best Western Hotel
    Harlan, Kentucky             45           2,350          1997           (d)

Best Western Suites
    Key Largo, Florida           18           2,488          1997           (d)

Comfort Inn Hotel
    Murphy, North
    Carolina                     26           1,819          1997           (d)

Comfort Inn Hotel
    New Castle,                  51           2,739          1997           (d)
Pennsylvania
                          ---------- ---------------

                             $1,308       $  46,742
                          ========== ===============

                                      F-25

                        Humphrey Hospitality Trust, Inc.

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1997
                                 (in thousands)

(a)  Reconciliation of real estate:

     Balance at December 31, 1995                                          $15,809
     Additions to building and improvements                                    331
                                                                            ------

     Balance at December 31, 1996                                           16,140
     Acquisition of building and improvements                               27,302
     Additions to building and improvements                                    153
                                                                            ------

     Balance at December 31, 1997                                          $43,595
                                                                            ======

(b)  Reconciliation of accumulated depreciation:

     Balance at December 31, 1995                                          $   406
     Depreciation for the period ended December 31, 1996                       405
                                                                            ------

     Balance at December 31, 1996                                              811

     Depreciation for the period ended December 31, 1997                       497
                                                                            ------

     Balance at December 31, 1997                                          $ 1,308
                                                                            ======

(c) The aggregate cost of land, buildings, furniture and equipment for Federal income tax purposes is approximately $48,807.

(d)  Depreciation is computed based upon the following useful lives:

          Buildings and improvements                31 - 40 years
          Furniture and equipment                    5 - 12 years

(e) The Company has a mortgage payable with a bank which is collateralized by 17 of the hotels. The outstanding balance at December 31, 1997, was $25,456.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder
Humphrey Hospitality Management, Inc.

         We have audited the accompanying balance sheets of Humphrey Hospitality Management, Inc. as of December 31, 1997 and 1996, and the related statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31,1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Humphrey Hospitality Management, Inc. as of December 31, 1997 and 1996, and the results of its operations, the changes in shareholder's equity and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            /s/ REZNICK FEDDER & SILVERMAN


Baltimore, Maryland
January 19, 1998

                     Humphrey Hospitality Management, Inc.

                                 BALANCE SHEETS

                           December 31, 1996 and 1997

                                                                                     1996               1997
                                                                                ----------------   ----------------
                                                      ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                                   $     1,127,573    $     2,483,403
    Accounts receivable                                                                  89,060            224,201
    Accounts receivable - shareholder                                                    51,250                  -
    Prepaid expenses                                                                     36,282             66,862
    Other assets                                                                            818             60,377
                                                                                   -------------      -------------

                  Total current assets                                          $     1,304,983    $     2,834,843
                                                                                   =============      =============

                                       LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
    Accounts payable                                                            $       107,845    $       402,188
    Accrued expenses                                                                     67,328            346,744
    Advanced deposits                                                                     1,730             12,031
    Prepaid slip rentals - Marina                                                        31,203             31,914
    Due to affiliates                                                                 1,066,996          1,857,021
                                                                                   -------------      -------------

                  Total current liabilities                                           1,275,102          2,649,898
                                                                                   -------------      -------------

COMMITMENTS                                                                                   -                  -

SHAREHOLDER'S EQUITY
    Common stock, $.01 par value, 1,000 shares authorized; 100
        shares issued and outstanding                                                         1                  1
    Retained earnings                                                                    29,880            184,944
                                                                                   -------------      -------------

                  Total shareholder's equity                                             29,881            184,945
                                                                                   -------------      -------------

                  Total liabilities and shareholder's equity                    $     1,304,983    $     2,834,843
                                                                                   =============      =============

                       See notes to financial statements

                     Humphrey Hospitality Management, Inc.

                              STATEMENTS OF INCOME

                  Years ended December 31, 1995, 1996 and 1997


                                                               1995                 1996                 1997
                                                         -----------------     ---------------     ----------------
Revenue from hotel operations
    Room revenue                                         $       7,499,245       $   7,941,875       $   15,581,298
    Telephone revenue                                              168,385             173,743              273,256
    Slip revenue                                                   262,113             243,725              252,481
    Other revenue                                                  104,137             192,147              313,316
    Interest revenue                                                20,972              27,422               32,131
                                                            --------------        ------------        -------------

                  Total revenue                                  8,054,852           8,578,912           16,452,482
                                                            --------------        ------------        -------------

Expenses
    Salaries and wages                                           1,737,805           2,062,594            3,849,840
    Room expense                                                   407,335             433,870              950,239
    Telephone                                                      145,777             182,735              258,926
    Marina expense                                                  33,822              42,925               34,821
    General and administrative                                     299,591             386,670              729,163
    Marketing and promotion                                        240,438             254,205              621,067
    Utilities                                                      390,894             429,608              768,138
    Repairs and maintenance                                        150,932             227,200              384,050
    Taxes and insurance                                            130,544             149,811              244,877
    Management fees                                                241,010                   -                    -
    Franchise fees                                                 387,853             420,809              875,104

    Lease payments                                               3,750,456           3,957,401            7,326,193
                                                            --------------        ------------        -------------

                  Total expenses                                 7,916,457           8,547,828           16,042,418
                                                            --------------        ------------        -------------

                    NET INCOME                           $         138,395       $      31,084       $      410,064
                                                            ==============        ============        =============


                       See notes to financial statements

                     Humphrey Hospitality Management, Inc.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                  Years ended December 31, 1995, 1996 and 1997




                                                   Common Stock            Retained
                                                 -----------------         Earnings
                                                 Shares     Amount        (Deficit)         Total
                                                 -------    ------       ------------     ----------
Balance, December 31, 1994                         100        $ 1         $ (89,599)       $(89,598)

Net income                                             -        -            138,395         138,395
                                                 -------       ----        ---------        --------

Balance, December 31, 1995                           100        1             48,796          48,797

Distributions                                          -        -           (50,000)        (50,000)

Net income                                             -        -             31,084          31,084
                                                 -------       ----        ---------        --------

Balance, December 31, 1996                           100        1             29,880          29,881

Distributions                                          -        -          (255,000)        255,000)

Net income                                             -        -            410,064         410,064
                                                 -------       ----        ---------        --------

Balance, December 31, 1997                           100      $ 1          $ 184,944       $ 184,945
                                                 =======       ====         ========        ========


                       See notes to financial statements

                     Humphrey Hospitality Management, Inc.

                            STATEMENTS OF CASH FLOWS

                  Years ended December 31, 1995, 1996 and 1997


                                                                1995             1996              1997
                                                              ----------      ----------        ----------
Cash flow from operating activities
    Net income                                                $  138,395      $   31,084       $  410,064
    Adjustments to reconcile net income to net
    cash provided by (used in) operating activities
       Changes in assets and liabilities
          Decrease (increase) in accounts receivable               8,971        (10,475)        (135,141)
          Increase in prepaid expenses                             (368)        (18,306)         (30,580)
          Increase in other assets                                     -           (818)         (59,559)
          Increase (decrease) in accounts payable                 29,998        (62,610)          294,343
          (Decrease) increase in prepaid slip rentals -
              Marina                                            (10,531)         (6,862)              711
          Increase (decrease) in due to affiliates               889,166        (25,477)          790,025
          Increase in accrued expenses                                 -          67,328          279,416
          Increase in advanced deposits                                -           1,730           10,301
                                                               ----------      ----------       ----------

                  Net cash provided by (used in)
                      operating activities                     1,055,631        (24,406)        1,559,580
                                                               ----------      ----------       ----------

Cash flows from financing activities
    Distributions paid                                                 -        (50,000)        (255,000)
    Advances to (from) shareholder                                     -        (51,250)           51,250
                                                               ----------      ----------       ----------

                  Net cash used in financing activities                -       (101,250)        (203,750)
                                                               ----------      ----------       ----------

                  NET INCREASE (DECREASE) IN
                      CASH AND CASH EQUIVALENTS                1,055,631       (125,656)        1,355,830

Cash and cash equivalents, beginning of year                     197,598       1,253,229        1,127,573
                                                               ----------      ----------       ----------

Cash and cash equivalents, end of year                        $1,253,229    $  1,127,573       $2,483,403
                                                               ==========      ==========       ==========

                       See notes to financial statements

Note 1.  Organization and Summary of Significant Accounting Policies

         Humphrey Hospitality Management, Inc. (the Lessee) was incorporated under the laws of the State of Maryland on August 18, 1994, to lease and operate hotel properties from Humphrey Hospitality Limited Partnership (the Partnership). James I. Humphrey, Jr. is the sole shareholder of the Lessee.
The Lessee began operations on November 29, 1994.   As of December 31, 1997, the
Lessee leases 20 hotel properties from the Partnership.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

         The Lessee considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Income Taxes

         The Lessee has elected to be treated as an S Corporation for Federal and state income tax purposes. Therefore, no provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the stockholder individually.

Cash and Cash Equivalents

         Cash and cash equivalents consist of cash and a repurchase agreement with a bank with an original maturity of three months or less when acquired, carried at cost, which approximates fair value.

Concentration of Credit Risk

         The Lessee places cash deposits with major banks. The Company has not experienced any losses with respect to bank balances in excess of government provided insurance. As of December 31, 1997, management believes that no significant concentration of credit risk exists with respect to these cash balances.


Note 2.  Related Party Transactions

Management Fees and Payroll Reimbursements

         The Lessee entered into separate management agreements, relating to each of the Initial Hotels, with Humphrey Hotels, Inc. (the Operator), an affiliate. Pursuant to the management agreements, a fee equal to 3% of total revenue was payable to Humphrey Hotels, Inc. and was subordinate, in all respects, to the Lessee's obligations under the percentage leases. For the year ended December 31, 1995, management fees of $241,010 were accrued and charged to operations.

                     Humphrey Hospitality Management, Inc.

                           December 31, 1996 and 1997


Note 2.  Related Party Transactions  (Continued)

         The Operator provided all site employees for the Lessee and was reimbursed for the salaries and related costs. During the year ended December 31, 1995, the Lessee incurred charges of $1,737,805 for such payroll reimbursements.

         On February 9, 1996, the Lessee announced the termination of its operating agreements with the Operator effective January 1, 1996. The Lessee immediately began operating all of the hotels that it leases from the Partnership. All personnel from the Operator were hired in identical capacities by the Lessee. The Lessee intends to operate the hotels throughout the lease term.

Shared Expenses

         Humphrey Associates, Inc., and HAI Management, Inc., affiliates of the Lessee, share certain operating expenses with the Lessee. Expenditures are allocated based on each entity's pro rata share of the expense.

Percentage Lease Payment

         The Lessee has entered into percentage leases, with the Partnership relating to nineteen of its Hotels (including ten hotels acquired in 1997) and a fixed lease relating to the Dover Hotel (collectively , the Acquired Hotels). Each such lease (the "Percentage Leases" and the "Fixed Lease") has a term of 10 years. Pursuant to the terms of the Percentage Leases, the Lessee is required to pay both base rent and percentage rent and certain other additional charges. Pursuant to the terms of the Fixed Lease, the Lessee is required to pay a fixed rent and certain other additional charges. The Lessee has future lease commitments through August 2007. Minimum future lease payments due under these noncancellable operating leases as of December 31, 1997 are as follows:

                     Year                                   Amount

                 1998                                     $  4,081,920
                 1999                                        4,081,920
                 2000                                        4,081,920
                 2001                                        4,081,920
                 2002                                        4,081,920
                 Thereafter                                 13,693,746
                                                        --------------
                                                          $ 34,103,346
                                                        ==============

         The Lessee has incurred base rents of $1,608,976, $1,678,347 and $3,302,922 and percentage rents of $2,141,480, $2,279,054 and $4,023,271 for the years ended December 31, 1995, 1996 and 1997, respectively. As of December 31, 1996 and 1997, the amount due Humphrey Hospitality Limited Partnership and Solomons Beacon Inn Limited Partnership for lease payments totalled $1,066,996 and $1,857,021, respectively, and is included in due to affiliates on the balance sheets.

                     Humphrey Hospitality Management, Inc.

                           December 31, 1996 and 1997



Note 2.  Related Party Transactions  (Continued)

         During 1996, the Lessee made a loan to its shareholder in the amount of $51,250 which is unsecured and non-interest bearing. The amount was repaid in January 1997.

Services Agreement

         On January 1, 1996, the Lessee executed an Agreement with Humphrey Hospitality Trust, Inc., to provide accounting and securities reporting services. The initial terms of the Agreement provided for a fixed fee of $80,000 per year. On October 1, 1996, the Agreement was amended reducing the initial annual fee to $30,000 per year with an increase of $10,000 per year (prorated from the time of acquisition) for each hotel acquired by Humphrey Hospitality Trust, Inc. (excluding the hotel property in Dover, DE). Under the terms of the amendment, the service fee cannot exceed $100,000 in any year. As of December 31, 1996 and 1997, the Lessee received $67,503 and $79,388, respectively, for the services provided in accordance with the Agreement, which is included in other revenue.


Note 3.  Commitments

Franchise Agreements

         The Lessee operates the hotels owned by the Partnership and the Subsidiary Partnership under the terms of existing franchise agreements. The franchise licenses generally specify certain management, operational, accounting, reporting and marketing standards and procedures with which the franchisee must comply and provide for annual franchise fees based upon percentages of gross room revenue. During the years ended December 31, 1995, 1996 and 1997, $387,853, $420,809 and $875,104, respectively, of franchise fees were charged to operations.

Restaurant Leases

         Three of the eight Initial Hotels have executed lease agreements for the hotel's restaurant facilities with varying expiration dates, including renewal periods, through December 1, 2023. Monthly rent is payable during the terms of the leases at 3% to 8% of the previous month's gross receipts.


Note 4.  Economic Dependency

         The Lessee receives the majority of its income from related hotel entities. The related hotels are primarily located in the Mid-Atlantic region of the United States.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Humphrey Hospitality Trust, Inc.

         We have audited the accompanying combined balance sheet of the HERSHA Acquisition Hotels as of December 31, 1996, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the management of the HERSHA Acquisition Hotels. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the HERSHA Acquisition Hotels as of December 31, 1996, the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                /s/ REZNICK FEDDER & SILVERMAN

Baltimore, Maryland
May 17, 1997

                           HERSHA Acquisition Hotels

                             COMBINED BALANCE SHEET

                               December 31, 1996


                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                    $  448,111
    Accounts receivable                                              48,817
    Prepaid expenses and other assets                                 6,901
    Due from shareholders and affiliates                            799,528
                                                                  ----------

        Total current assets                                      1,303,357

    Furniture and equipment, net of
        accumulated depreciation of $55,575                         238,166

    Franchise costs, net of
        accumulated amortization of $6,252                           18,748
                                                                  ----------

                                                                 $1,560,271
                                                                  ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                        $   88,635
    Advances deposits                                                 2,600
    Income taxes payable                                             37,990
                                                                  ----------

        Total current liabilities                                   129,225

SHAREHOLDERS' EQUITY
    Common stock, $1 par value, 3,000 shares
        authorized; 1,200 shares issued and outstanding               1,200
    Retained earnings                                             1,429,846
                                                                  ----------

                                                                 $1,560,271
                                                                  ==========

                           HERSHA Acquisition Hotels

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                          Year ended December 31, 1996


REVENUES
    Room revenue                                                   $4,484,652
    Telephone revenue                                                  50,861
    Other revenue                                                     110,836
                                                                    ----------

        Total revenue                                               4,646,349
                                                                    ----------

EXPENSES
    Salaries and wages                                              1,011,779
    Room expense                                                      279,495
    Telephone                                                          52,426
    General and administrative                                        139,809
    Marketing and promotion                                           227,898
    Utilities                                                         230,477
    Repairs and maintenance                                           111,125
    Taxes and insurance                                               188,634
    Franchise fees                                                    376,766
    Rent                                                            1,791,089
    Land lease                                                         35,000
    Depreciation and amortization                                      31,964
                                                                    ----------

        Total expenses                                              4,476,462
                                                                    ----------

INCOME BEFORE TAXES                                                   169,887

INCOME TAXES, CURRENTLY PAYABLE                                        49,506
                                                                    ----------

NET INCOME                                                            120,381

RETAINED EARNINGS, BEGINNING                                        1,309,465
                                                                    ----------

RETAINED EARNINGS, ENDING                                          $1,429,846
                                                                    ==========

                           HERSHA Acquisition Hotels

                        COMBINED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1996

Cash flows from operating activities
    Net Income                                                  $  120,381
    Adjustments to reconcile net income to net cash
    provided by operating activities
        Depreciation                                                29,046
        Amortization                                                 2,918
        Changes in assets and liabilities
           Decrease in accounts receivable                           1,832
           Decrease in prepaid expenses                              4,793
           Decrease in other assets                                  3,297
           Decrease in accounts payable and accrued expenses     (110,608)
           Increase in income taxes payable                         37,990
                                                                 ----------

                  Net cash provided by operating activities         89,649
                                                                 ----------

Cash flow from investing activities
    Investment in furniture and equipment                        (177,608)
    Advances to shareholders and affiliates, net                 (276,648)
                                                                 ----------

                  Net cash used in investing activities          (454,256)
                                                                 ----------

                  NET DECREASE IN CASH                           (364,607)

Cash and cash equivalents, beginning                               812,718
                                                                 ----------

Cash and cash equivalents, ending                               $  448,111
                                                                 ==========

Supplemental disclosures of cash flow information
    Cash paid during the year for income taxes                  $   11,516
                                                                 ==========

                           HERSHA Acquisition Hotels

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               December 31, 1996



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The HERSHA Acquisition Hotels combined financial statements are a combination of the balance sheets and statements of income, retained earnings and cash flows of three corporations (collectively, the Companies). The Companies are related through common control and management. Each company operates under a lease arrangement hotel properties which are owned by an affiliated entity.

    The Companies combined in these financial statements consist of the following hotel properties:

     Company                      Hotel                           Location
-----------------        ------------------------       -----------------------------
Chambersburg             Comfort Inn - 65               Chambersburg, Pennsylvania
   Lodging, Inc.           rooms
Gettysburg               Comfort Inn - 81               Gettysburg, Pennsylvania
   Lodging, Inc.           rooms
Allentown                Holiday Inn Express -          Allentown, Pennsylvania
   Lodging, Inc.            83 rooms
Gettysburg               Holiday Inn Express -          Gettysburg, Pennsylvania
   Lodging, Inc.            51 rooms

    During 1997, the HERSHA group sold the hotel properties to Humphrey Hospitality Limited Partnership. The sales agreements did not extend to any other assets or liabilities of the Companies or their affiliates.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reporting amounts and revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Furniture and Equipment

    Furniture and equipment is stated at cost. Depreciation is provided for in amount sufficient to relate the cost of depreciable assets to operations over their estimated services lives using accelerated methods.

    Franchise Fees

    The Comfort Inn hotels are operated under franchise agreements with Choice Hotels International. The Holiday Inn Express hotels are operated under franchise agreements with Holiday Hospitality Corporation. Franchise fees are being amortized over the term of the franchise agreements using the straight-line method.

                           HERSHA Acquisition Hotels

                               December 31, 1996



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
              (Continued)

    Revenue Recognition

    Room and other revenue is recognized as earned. Ongoing credit evaluations are performed and accounts deemed uncollectible are charged to operations.

    Income Taxes

    Income tax expense includes federal and state taxes currently payable. For the year ended December 31, 1996, there were no differences between income for financial reporting and income tax purposes resulting in deferred taxes.


NOTE B - RELATED PARTY TRANSACTIONS

    Operating Leases

    The Companies lease the hotel properties from an affiliated partnership of a shareholder under noncancellable operating leases. The lease for the Allentown Holiday Inn Express calls for an annual rent of $120,000 through the year 2000. The other HERSHA hotels are operated under month-to-month leases which provide for rent payment based on a percentage of net operating income. For the year ended December 31, 1997, lease expense totaled $1,791,089.

    Due From Shareholders and Affiliates

    The Companies make advances to and from shareholders and entities related to the Companies through common ownership. Amounts due from shareholders and affiliates as of December 31, 1996 are unsecured, non-interest bearing and payable on demand.


NOTE C - COMMITMENTS

    Franchise costs represent the annual expense for franchise royalties, reservation and advertising services under the terms of the hotel franchise agreements. The payments are based upon percentages of gross room revenue. For the year ended December 31, 1997, franchise fees totaled $376,766.

    The Company has a land lease on the Comfort-Inn Gettysburg, PA, which requires an annual payment of $35,000 through May 31, 2025.

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors
Humphrey Hospitality Trust, Inc.

    We have audited the accompanying combined balance sheet of the H&W Acquisition Hotels as of December 31, 1996, and the related combined statements of income, equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of the H&W Acquisition Hotels. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the H&W Acquisition Hotels as of December 31, 1996, the combined results of its operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.


                                              /s/ REZNICK FEDDER & SILVERMAN

Baltimore, Maryland
March 26, 1997

                             H&W Acquisition Hotels

                             COMBINED BALANCE SHEET

                               December 31, 1996




                                     ASSETS

INVESTMENT IN HOTEL PROPERTIES


    Land                                                            $  425,000
    Buildings and improvements                                       3,862,686
    Furniture and equipment                                            514,855
                                                                     ---------
                                                                     4,802,541
    Less accumulated depreciation                                      448,942
                                                                     ---------
    Net investment in hotel properties                               4,353,599

    Cash and cash equivalents                                          144,669
    Accounts receivable                                                 42,064
    Supplies inventory                                                   5,892
    Franchise costs, net of accumulated amortization of $16,338         77,962
    Mortgage costs, net of accumulated amortization of $9,477           41,718
    Goodwill, net of accumulated amortization of $20,000               180,000
                                                                     ----------

                                                                    $4,845,904
                                                                     ==========

                             LIABILITIES AND EQUITY

    Long-term debt                                                  $4,152,923
    Accounts payable and accrued expenses                              103,214
    Accrued interest payable                                            21,192
    Obligation under capital lease                                      12,870
                                                                     ---------
                                                                     4,290,199

    Equity                                                             555,705
                                                                     ----------

                                                                    $4,845,904
                                                                     ==========

                                     F - 42
                        See notes to financial statement

                             H&W Acquisition Hotels

                          COMBINED STATEMENT OF INCOME

                          Year ended December 31, 1996



REVENUES
    Room revenue                                                       $2,375,857
    Telephone revenue                                                      53,873
    Other revenue                                                          48,570
                                                                        ----------

        Total revenue                                                   2,478,300
                                                                        ----------

EXPENSES
    Salaries and wages                                                    483,323
    Room expense                                                          208,129
    Telephone                                                              31,131
    General and administrative                                            133,690
    Marketing and promotion                                                97,301
    Utilities                                                             114,979
    Repairs and maintenance                                                66,035
    Taxes and insurance                                                    49,344
    Management fees                                                       137,577
    Real estate taxes                                                      56,519
    Franchise fees                                                        104,241
    Land lease                                                             38,990
    Interest expense                                                      404,370
    Depreciation and amortization                                         202,155
                                                                        ----------

        Total expenses                                                  2,127,784
                                                                        ----------

        NET INCOME                                                     $  350,516
                                                                        ==========


                                     F - 43
                        See notes to financial statement

                             H&W Acquisition Hotels

                          COMBINED STATEMENT OF EQUITY

                          Year ended December 31, 1996



                                     Common             Retained          Partners'
                                      stock             earnings            equity             Total
                                  -------------       -------------      ------------       ------------
Balance, December 31, 1995
                                      $ 100            $  232,657        $ 322,432           $  555,189

Net income                                -               306,112           44,404              350,516

Distributions                             -              (350,000)               -             (350,000)
                                       ----             ---------         --------            ---------

Balance, December 31, 1996            $ 100            $  188,769        $ 366,836           $  555,705
                                       ====             =========         ========            =========


                                     F - 44
                        See notes to financial statement

                             H&W Acquisition Hotels

                        COMBINED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1996

Cash flows from operating activities
    Net Income                                                          $    350,516
    Adjustments to reconcile net income to net cash
    provided by operating activities
        Depreciation                                                         175,437
        Amortization                                                          26,718
        Changes in assets and liabilities
           Decrease in accounts receivable                                    11,713
           Increase in inventory                                              (1,231)
           Decrease in accounts payable and accrued expenses                 (16,545)
                                                                         ------------

                  Net cash provided by operating activities                  546,608
                                                                         ------------

Cash flow from investing activities
    Investment in hotel property                                             (37,125)
                                                                         ------------

                  Net cash used in investing activities                      (37,125)
                                                                         ------------

Cash flow from financing activities
    Repayment of mortgage payable                                         (1,196,760)
    Proceeds from mortgage payable                                         1,345,870
    Principal payments on mortgage                                          (147,298)
    Principal payments on notes payable                                     (148,437)
    Payment on loan fees                                                     (25,000)
    Distribution to shareholders                                            (350,000)
                                                                         ------------

                  Net cash used in financing activities                     (521,625)
                                                                         ------------

                  NET DECREASE IN CASH AND CASH EQUIVALENTS                  (12,142)

Cash and cash equivalents, beginning                                         156,811
                                                                         ------------

Cash and cash equivalents, ending                                       $    144,669
                                                                         ============

Supplemental disclosures of cash flow information
    Cash paid during the year for interest                              $    404,370
                                                                         ============



                                     F - 45
                        See notes to financial statement

                             H&W Acquisition Hotels

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               December 31, 1996



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The H&W Acquisition Hotels combined financial statements are a combination of the balance sheets and statements of income, equity and cash flows of one limited liability company and two "Subchapter S" corporations (collectively the Companies) The Companies are related through common control and management.
    Each company owns and operates one hotel property.

    The Companies combined in these financial statements consist of the following hotel properties:

       Companies                             Hotel                               Location
------------------------       ----------------------------------        ------------------------
H&W Wheeling Inn,              Comfort Inn - 56 rooms                    Murphy, North
   LLC                         Best Western - 63 rooms                   Carolina
Harlan Hotel Corp.             Holiday Inn Express - 62 rooms            Harlan, Kentucky
Danville Hotel Corp.                                                     Danville, Kentucky

    In April 1997, the Companies sold their hotel properties to Humphrey Hospitality Limited Partnership. The sales agreements did not extend to any other assets or liabilities of the Companies. The Companies plan to liquidate their remaining assets, satisfy their liabilities and make final distributions to their owners.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reporting amounts and revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Investment in Hotel Properties

    The hotel properties are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Depreciation is provided by the use of the straight-line and accelerated methods on the following estimated useful lives:

    Buildings and improvements                15 - 40 years
    Property and equipment                    5 -   7 years


    Maintenance and repairs are charged to operations as incurred. Additions and major improvements are capitalized. Upon sale or disposition, both the asset and related accumulated depreciation are relieved and the related gain or loss is included in operations.

    The Companies evaluate long-lived assets for potential impairment by analyzing the operating results, trends and prospects for the Company and considering any other events and circumstances which might indicate potential impairment.

                             H&W Acquisition Hotels

                               December 31, 1996



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
              (Continued)

    Cash and Cash Equivalents

    Cash and cash equivalents consist of cash and all highly liquid investments with original maturities of three months or less when acquired, carried at cost which approximates fair value.

    Franchise Fees

    The Comfort Inn hotel is operated under a franchise agreement with Choice Hotels International. The Best Western hotel is operated under a franchise agreement with Best Western. The Holiday Inn Express hotel is operated under a franchise agreement with Holiday Hospitality Corporation. Franchise fees are being amortized over the term of the franchise agreement using the straight-line method.

    Mortgage Costs

    Mortgage costs are amortized over the term of the mortgage using the straight-line method.

    Goodwill

    Goodwill, which represents the excess of the cost of purchased hotel properties over the fair value of their net assets at the date of acquisition, is being amortized using the straight-line method of 10 years.

    Revenue Recognition

    Room and other revenue is recognized as earned.

    Income Taxes

    No provision or benefit for income taxes has been included in the financial statement for the Companies since taxable income or loss passes through to, and is reportable by, the owners individually.

                             H&W Acquisition Hotels

                               December 31, 1996



NOTE B - LONG-TERM DEBT

    At December 31, 1996, long-term debt consists of the following:

Note payable in equal monthly installments of principal and interest
    of $15,124 bearing interest at 8.75%, due August 2008.                             $ 1,318,929

Note payable in equal monthly installments of principal and interest
    of $13,400 bearing interest at 7.8%, due August 2012.                                1,448,816

Note payable in equal monthly installments of principal and interest
    of $16,029 bearing interest at 10.5%, due May 2010.                                  1,385,178
                                                                                        ----------

                                                                                       $ 4,152,923
                                                                                        ==========

    The debt is collateralized by the investments in hotel properties.

    Aggregate annual principal payments for long-term debt at December 31, 1996, are as follows:

    December 31, 1997         $ 170,745
                 1998         $ 186,552
                 1999         $ 203,848
                 2000         $ 222,778
                 2001         $ 243,495



NOTE C - OBLIGATION UNDER CAPITAL LEASE

    The Companies lease certain equipment under capital leases expiring in 2001. Future minimum lease payments under these capital leases, together with the present value of the net minimum lease payments are as follows:

Years ended December 31,                    1997        $  4,175
                                            1998           4,175
                                            1999           4,175
                                            2000           4,175
                                            2001           3,131
                                                          -------
                                                          19,831

Less amount representing interest                          6,961
                                                          -------

Present value of net minimum lease payments            $  12,870
                                                        =========

                             H&W Acquisition Hotels

                               December 31, 1996



NOTE D - RELATED PARTY TRANSACTIONS

    Management Fees

    The Partnerships' hotel properties were managed by an affiliate of the general partner. The management agreement called for percentage fees of 2% of gross sales plus 8.5% of net operating income. As of December 31, 1996, management fees totaled $137,577.


NOTE E - COMMITMENTS

    Franchise costs represent the annual expense for franchise royalties, reservation and advertising services under the terms of the hotel franchise agreements. The payments are based upon percentages of gross room revenue. As of December 31, 1996, franchise fees totaled, $104,241.

    The Company has executed a land lease related to the Holiday Inn Express, Harlan, Kentucky, which requires monthly payments of the greater of $2,000 or 5% of room revenue through November 2091. For the year ended December 31, 1996, land lese expense totaled $38,990.

                          INDEPENDENT AUDITORS' REPORT



To The Shareholders and
   Board of Directors
Humphrey Hospitality Trust, Inc.

    We have audited the accompanying balance sheet of the Gateway Acquisition Hotel, as of December 31, 1996, and the related statements of income, partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Gateway Acquisition Hotel as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                              /s/ REZNICK FEDDER & SILVERMAN


Baltimore, Maryland
March 26, 1997

                           Gateway Acquisition Hotels

                                 BALANCE SHEET

                               December 31, 1996

                                     ASSETS

INVESTMENT IN HOTEL PROPERTIES
    Land                                                                 $   144,875
    Building and improvements                                              1,257,413
    Furniture and equipment                                                  211,996
                                                                          -----------

                                                                           1,614,284
    Less accumulated depreciation                                           (494,968)
                                                                          -----------

    Net investment in hotel properties                                     1,119,316
    Cash and cash equivalents                                                 89,659
    Accounts receivable                                                        8,108
    Prepaid expenses and other assets                                          3,725
    Bond escrows                                                              50,341
    Mortgage costs net of accumulated amortization of $34,734                 90,311
                                                                          -----------

                                                                         $ 1,361,460
                                                                          ===========

                        LIABILITIES AND PARTNERS' EQUITY

    Bond payable                                                         $ 1,245,000
    Accounts payable and accrued expenses                                     18,475
    Accrued interest payable                                                   8,995
                                                                          -----------

                                                                           1,272,470

Partners' equity                                                              88,990
                                                                          -----------

                                                                         $ 1,361,460
                                                                          ===========

                                     F - 51
                        See notes to financial statement

                           Gateway Acquisition Hotels

                              STATEMENT OF INCOME

                          Year ended December 31, 1996


Revenue
    Room revenue                                              $ 682,885
    Telephone revenue                                            20,243
    Other revenue                                                 9,912
                                                               ---------

        Total revenue                                           713,040

Expenses
    Salaries and wages                                          146,125
    Room expense                                                 42,515
    Telephone                                                     8,878
    General and administrative                                   41,832
    Marketing and promotion                                       7,035
    Utilities                                                    37,177
    Repairs and maintenance                                      46,604
    Taxes and insurance                                          18,413
    Management fees                                              37,743
    Real estate taxes                                            13,052
    Franchise fees                                               47,391
    Interest expense                                            115,215
    Depreciation and amortization                                56,174
                                                               ---------
        Total expense                                           618,154
                                                               ---------
        NET INCOME                                            $  94,886
                                                               =========


                                     F - 52
                        See notes to financial statement

                           Gateway Acquisition Hotels

                         STATEMENT OF PARTNERS' EQUITY

                          Year ended December 31, 1996


Partners' equity, beginning                            $  24,104

Net income                                                94,886

Distributions                                            (30,000)
                                                        --------

Partners' equity, ending                               $  88,990
                                                        ========




                                     F - 53
                        See notes to financial statement

                           Gateway Acquisition Hotels

                             STATEMENT OF CASH FLOW

                          Year ended December 31, 1996

Cash flow from operating activities
    Net income                                                                               $  94,886
    Adjustments to reconcile net loss to net cash used in operating activities
        Depreciation                                                                            47,838
        Amortization                                                                             8,336
        Changes in assets and liabilities
           Decrease in accounts receivable                                                      11,498
           Increase in prepaid expenses and other assets                                        (2,645)
           Increase in bond escrow                                                              (2,309)
           Decrease in accounts payable and accrued expenses                                    (7,524)
                                                                                              --------

                  Net cash provided by operating activities                                    150,080
                                                                                              --------

Cash flows from investing activities
    Investment in hotel property                                                               (38,007)
                                                                                              --------

                  Net cash used in investing activities                                        (38,007)
                                                                                              --------

Cash flows from financing activities
    Principal payments on mortgage                                                             (65,000)
    Distributions to shareholders                                                              (30,000)
                                                                                              --------

                  Net cash used in financing activities                                        (95,000)
                                                                                              --------

                  NET INCREASE IN CASH                                                          17,073

Cash and cash equivalents, beginning                                                            72,586
                                                                                              --------

Cash and cash equivalents, ending                                                            $  89,659
                                                                                              ========


Supplemental disclosures of cash flow information
    Cash paid during the year for interest                                                   $ 115,215
                                                                                              ========


                                     F - 54
                        See notes to financial statement

                           Gateway Acquisition Hotels

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1996


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The Gateway Partnership I (the Partnership) was formed to own and operate a Comfort Inn in Culpeper, Virginia. In February 1997, the Partnership sold its hotel property to Humphrey Hospitality Limited Partnership. The sales agreements did not extend to any other assets or liabilities of the Partnership. The Partnership plans to liquidate its remaining assets, satisfy its liabilities and make final distributions to its owners.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Investment in Hotel Property

    The hotel property is stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated services lives. Depreciation is provided by the use of the straight-line method over estimated useful lives of 5 and 40 years for furniture and equipment and buildings and improvements, respectively.

    Maintenance and repairs are charged to operations as incurred. Additions and major improvements are capitalized. Upon sale or disposition, both the asset and related accumulated depreciation are relieved and the related gain or loss is included in operations.

    The Partnership evaluates long-lived assets for potential impairment by analyzing the operating results, trends and prospects for the Partnership and considering any other events and circumstances which might indicate potential impairment.

    Cash and Cash Equivalents

    Cash and cash equivalents consist of cash and all highly liquid investments with original maturities of three months or less when acquired, carried at cost which approximates fair value.

    Financing Costs

    Financing costs are amortized over the term of the bonds using the straight-line method.

    Revenue Recognition

    Room and other revenue is recognized as earned. Room payments received in advance are deferred until earned.

    Income Taxes

    No provision or benefit for income taxes has been included in the financial statement for the Partnership since taxable income or loss passes through to and is reportable by the partners individually.

                           Gateway Acquisition Hotels

                               December 31, 1997

NOTE B - BOND PAYABLE

    Bond payable consists of First Mortgage Revenue Refunding Bonds issued by the Virginia Small Business Financing Authority in the original amount of $1,465,000. Crestar Bank is the trustee. The bonds bear interest at 10% per annum, which is subject to adjustment on November 1, 1997 to equal the then current yield on five year Treasury Bonds plus 4%, with a minimum interest rate of 10% and a maximum rate of 14%. The agreement established a sinking fund from which principal payments on the bonds will be made. The bonds mature in varying amounts through November 2002. The bonds are secured by the investment in hotel property.

    Aggregate annual payments to the bond sinking fund for the five years of following December 31, 1996 are as follows:

        December 31,  1997    $  75,000
                      1998    $  80,000
                      1999    $  95,000
                      2000    $ 100,000
                      2001    $ 100,000

NOTE C - RELATED PARTY TRANSACTIONS

    Management Fees

    The hotel property is managed by an affiliate of the general partner. The management agreement called for percentage fees of 2% of gross sales plus $4,800 per annum.

NOTE D - COMMITMENTS

    The Comfort Inn Hotel is operated under a franchise agreement with Choice Hotels International. Franchise fees represent the annual expense for franchise royalties, reservation and advertising services under the terms of the hotel franchise agreements. The payments are based upon percentages of gross room revenue.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Humphrey Hospitality Trust, Inc.

    We have audited the accompanying combined balance sheet of the BCL Acquisition Hotel as of December 31, 1996, and the related combined statements of income, equity and cash flows for the year then ended. These financial statements are the responsibility of the management of the BCL Acquisition Hotel. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the BCL Acquisition Hotel as of December 31, 1996, the combined results of its operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.




                                           /s/ REZNICK FEDDER & SILVERMAN


Baltimore, Maryland
March 26, 1997

                             BCL Acquisition Hotel

                             COMBINED BALANCE SHEET

                               December 31, 1996


                                     ASSETS

INVESTMENT IN HOTEL PROPERTIES
    Land                                                        $    50,000
    Buildings and improvements                                    2,535,970
    Furniture and equipment                                         786,051
                                                                 -----------

                                                                  3,372,021
    Less accumulated depreciation                                 1,592,462
                                                                 -----------

    Net investment in hotel properties                            1,779,559

    Cash and cash equivalents                                       569,675
    Accounts receivable                                              62,366
    Supplies inventory                                               10,969
    Prepaid expenses and other assets                                 6,030
    Mortgage costs, net of accumulated amortization of $32,000        6,404
                                                                 -----------

                                                                $ 2,435,003
                                                                 ===========

                             LIABILITIES AND EQUITY

LIABILITIES
    Long-term debt                                              $ 1,615,589
    Accounts payable and accrued expenses                            38,205
    Due from affiliates                                             459,901
                                                                 -----------

                                                                  2,113,695

EQUITY                                                              321,308
                                                                 -----------

                                                                $ 2,435,003
                                                                 ===========


                                     F - 58
                        See notes to financial statement

                             BCL Acquisition Hotel

                          COMBINED STATEMENT OF INCOME

                          Year ended December 31, 1996




Revenue
    Room revenue                                                 $1,024,143
    Telephone revenue                                                13,992
    Other revenue                                                    21,101
    Restaurant revenue                                              478,244
                                                                  ----------

                  Total revenue                                   1,537,480
                                                                  ----------

Expenses
    Salaries and wages                                              209,838
    Room expense                                                     62,646
    Restaurant expense                                              350,687
    Telephone                                                        13,136
    General and administrative                                       40,195
    Marketing and promotion                                          14,637
    Utilities                                                        95,325
    Repairs and maintenance                                          38,691
    Taxes and insurance                                              25,132
    Real estate taxes                                                52,859
    Franchise fees                                                   49,210
    Interest expense                                                164,498
    Depreciation and amortization                                   165,035
                                                                  ----------

                  Total expenses                                  1,281,889
                                                                  ----------

                  NET INCOME                                     $  255,591
                                                                  ==========


                                     F - 59
                        See notes to financial statement

                             BCL Acquisition Hotel

                          COMBINED STATEMENT OF EQUITY

                          Year ended December 31, 1996

                                                Common            Retained          Partners'
                                                stock             earnings           deficit             Total
                                            --------------    ----------------   ---------------    ---------------
Balance, December 31, 1995                    $ 15,000           $ 159,532        $ (108,815)          $  65,717

Net income (loss)                                    -             688,342          (432,751)            255,591
                                               -------            --------         ----------           --------

Balance, December 31, 1996                    $ 15,000           $ 847,874        $ (541,566)          $ 321,308
                                               =======            ========         ==========           ========


                                     F - 60
                        See notes to financial statement

                             BCL Acquisition Hotel

                        COMBINED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1996


Cash flows from operating activities
    Net income                                                     $  255,591
    Adjustments to reconcile net income to net cash
    provided by operating activities
        Depreciation                                                  161,605
        Amortization                                                    3,430
        Changes in assets and liabilities
           Decrease in accounts receivable                              8,052
           Increase in prepaid expenses and other assets               (4,664)
           Increase in supplies inventory                              (2,314)
           Increase in accounts payable and accrued expenses            4,515
                                                                    ----------

                  Net cash provided by operating activities           426,215
                                                                    ----------

Cash flow from investing activities
    Investment in hotel property                                      (25,475)
                                                                    ----------

                  Net cash used in investing activities               (25,475)
                                                                    ----------

Cash flow from financing activities
    Principal payments on long-term debt                             (194,577)
                                                                    ----------

                  Net cash used in financing activities              (194,577)
                                                                    ----------

                  NET INCREASE IN CASH AND CASH EQUIVALENTS           206,163

Cash and cash equivalents, beginning                                  363,512
                                                                    ----------

Cash and cash equivalents, ending                                  $  569,675
                                                                    ==========

Supplemental disclosures of cash flow information
    Cash paid during the year for interest                         $  164,498
                                                                    ==========

                                     F - 61
                        See notes to financial statement

                             BCL Acquisition Hotel

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               December 31, 1996



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The BCL Acquisition Hotel (BCL) combined financial statements are a combination of the balance sheets and statements of income, equity and cash flows of BCL Management, Inc., a "Subchapter S" corporation and BCL Properties, L.P., a limited partnership. BCL owns and operates a Comfort Inn located in New Castle, Pennsylvania. On March 17, 1997, BCL sold the hotel property to Humphrey Hospitality Limited Partnership. The sales agreement did not extend to any other assets or liabilities of BCL. BCL plans to liquidate its remaining assets, satisfy its liabilities and make final distributions to its owners.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reporting amounts and revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Investment in Hotel Properties

    The hotel property is stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated services lives. Depreciation is provided for by use of the straight-line method over estimated useful lives of 5 and 40 years for furniture and equipment and buildings and improvements, respectively.

    Maintenance and repairs are charged to operations as incurred. Additions and major improvements are capitalized. Upon sale or disposition, both the asset and related accumulated depreciation are relieved and the related gain or loss is included in operations.

    BCL evaluates long-lived assets for potential impairment by analyzing the operating results, trends and prospects for BCL and considering any other events and circumstances which might indicate potential impairment.

    Cash and Cash Equivalents

    Cash and cash equivalents consist of cash and all highly liquid investments with original maturities of three months or less when acquired, carried at cost which approximates fair value.

    Mortgage Costs

    Mortgage costs are amortized over the term of the debt using the straight-line method.

    Revenue Recognition

    Room and other revenue is recognized as earned. Ongoing credit evaluations are performed and accounts deemed uncollectible are charged to operations.

                             BCL Acquisition Hotel

                               December 31, 1996



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
              (Continued)

    Income Taxes

    No provision or benefit for income taxes has been included in the financial statement for BCL because taxable income or loss passes through to, and is reportable by, the owners individually.


NOTE B - LONG-TERM DEBT

    Mortgage payable in equal monthly principal payments of $6,000 plus interest at the prime rate plus 1% per annum (9.75% at December 31, 1996) through December 2006, at which time the remaining outstanding balance is due in full. The mortgage is secured by the investment in hotel property. As of December 31, 1996, the outstanding mortgage balance was $1,601,500.

    Note payable in equal monthly installments of principal and interest of $337 bearing interest at 7.85%, due December 2000. The note payable is secured by a vehicle having a net book value of approximately $9,500 at December 31, 1996. As of December 31, 1996, the outstanding note payable balance was $14,089.

    Aggregate annual principal payments on the mortgage and note payable to the bond sinking fund for the five years following December 31, 1996, are as follows:

          December 31, 1997     $  9,045
                       1998     $  9,293
                       1999     $  9,561
                       2000     $ 10,179
                       2001     $  6,000



NOTE C - COMMITMENTS

    The Comfort Inn hotel is operated under a franchise agreement with Choice Hotel International. Franchise fees represent the annual expense for franchise royalties, reservation and advertising services under the terms of the hotel franchise agreements. The payments are based upon percentages of gross room revenue. As of December 31, 1996, the franchise fees totaled $49,210.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
PROSPECTUS SUMMARY..................................................
RISK FACTORS........................................................
THE COMPANY.........................................................
GROWTH STRATEGY.....................................................
USE OF PROCEEDS.....................................................
PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS.......................
CAPITALIZATION......................................................
DILUTION............................................................
SELECTED FINANCIAL INFORMATION......................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.....................................................
BUSINESS AND PROPERTIES.............................................
POLICIES AND OBJECTIVES WITH RESPECT
  TO CERTAIN ACTIVITIES.............................................
MANAGEMENT..........................................................
CERTAIN RELATIONSHIPS AND TRANSACTIONS..............................
THE LESSEE..........................................................
OWNERSHIP OF THE COMPANY'S COMMON STOCK.............................
DESCRIPTION OF CAPITAL STOCK........................................
CERTAIN PROVISIONS OF VIRGINIA LAW AND
  OF THE COMPANY'S ARTICLES OF
  INCORPORATION AND BYLAWS..........................................
SHARES AVAILABLE FOR FUTURE SALE....................................
PARTNERSHIP AGREEMENT...............................................
FEDERAL INCOME TAX CONSIDERATIONS...................................
UNDERWRITING........................................................
EXPERTS.............................................................
REPORTS TO SHAREHOLDERS.............................................
LEGAL MATTERS.......................................................
GLOSSARY............................................................
INDEX TO FINANCIAL STATEMENTS.......................................







                                1,000,000 Shares



                              HUMPHREY HOSPITALITY
                                  TRUST, INC.


                                  Common Stock


                                 --------------
                                   PROSPECTUS
                                 --------------



                              ANDERSON & STRUDWICK
                                  INCORPORATED




                                     , 1998



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Common Shares.

Securities and Exchange Commission, registration fee...................$  3,944
NASD filing fee........................................................   1,837
Printing and mailing...................................................  25,000
Accountant's fees and expenses.........................................  42,000
Nasdaq National Market additional share listing fee....................  17,500
Counsel fees and expenses.............................................. 105,000
Miscellaneous..........................................................  14,719
                                                                        -------
    Total..............................................................$210,000
                                                                        =======

Item 31.  Sales to Special Parties

         None.

Item 32.  Recent Sales of Unregistered Securities

         None.

Item 33.  Indemnification of Directors and Officers

         The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions described below, eliminates the liability of a Director or officer to the Company or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

         The Company's Articles of Incorporation also require the Company to indemnify any Director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the Company, by reason of the fact that he or she is or was such a Director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity provided that the Board of Directors determines that the conduct in question was in the best interest of the Company and such person was acting on behalf of the Company. A Director or officer of the Company is entitled to be indemnified against all liabilities and expenses incurred by the Director or officer in the proceeding, except such liabilities and expenses as are incurred
(i) if such person is an Independent Director or officer, because of his or her gross negligence, willful misconduct or knowing violation of the criminal law or
(ii) in the case of the Director other than the Independent Directors, because of his or her negligence or misconduct. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the Director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. Such advance shall be permissible when the proceeding has been initiated by a shareholder of the Company only if such advance is approved by a court of competent jurisdiction. The Board of Directors of the Company also has the authority to extend to any person who is an employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another entity, the same indemnification rights held by Directors and officers, subject to all of the accompanying conditions and obligations.

         The Company has not purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

         The Underwriting Agreement contains certain provisions pursuant to which certain officers, directors and controlling persons may be entitled to be indemnified by the underwriter named therein.

Item 34.  Treatment of Proceeds from Shares Being Registered

         None.

Item 35.  Financial Statements and Exhibits

                         INDEX TO FINANCIAL STATEMENTS

HUMPHREY HOSPITALITY TRUST, INC.

         INDEPENDENT AUDITOR'S REPORT                                 F-4
         CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1996
             AND 1997                                                 F-5
         CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED
             DECEMBER 31, 1995, 1996 AND 1997                         F-6
         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR
             THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997         F-7
         CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
             YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997             F-8
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                  F-10
         SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION F-25 NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
             DEPRECIATION                                            F-26


HUMPHREY HOSPITALITY MANAGEMENT, INC.

         INDEPENDENT AUDITOR'S REPORT                                F-27
         BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1997             F-28
         STATEMENTS OF INCOME FOR THE YEARS ENDED
             DECEMBER 31, 1995, 1996 AND 1997                        F-29
         STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE
             YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997            F-30
         STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
             DECEMBER 31, 1995, 1996 AND 1997                        F-31
         NOTES TO FINANCIAL STATEMENTS                               F-32


HERSHA ACQUISITION HOTELS

         INDEPENDENT AUDITORS' REPORT                                F-35
         COMBINED BALANCE SHEET AS OF DECEMBER 31, 1996              F-36
         COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-37
         COMBINED STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-38
         NOTES TO COMBINED FINANCIAL STATEMENTS                      F-39

H&W ACQUISITION HOTELS

         INDEPENDENT AUDITORS' REPORT                                F-41
         COMBINED BALANCE SHEET AS OF DECEMBER 31, 1996              F-42
         COMBINED STATEMENT OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-43
         COMBINED STATEMENT OF EQUITY
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-44
         COMBINED STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-45
         NOTES TO COMBINED FINANCIAL STATEMENTS                      F-46


GATEWAY ACQUISITION HOTEL

         INDEPENDENT AUDITORS' REPORT                                F-50
         BALANCE SHEET AS OF DECEMBER 31, 1996                       F-51
         STATEMENT OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-52
         STATEMENT OF PARTNERS' EQUITY
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-53
         STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-54
         NOTES TO FINANCIAL STATEMENTS                               F-55


BCL ACQUISITION HOTEL

         INDEPENDENT AUDITORS' REPORT                                F-57
         COMBINED BALANCE SHEET AS OF DECEMBER 31, 1996              F-58
         COMBINED STATEMENT OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-59
         COMBINED STATEMENT OF EQUITY
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-60
         COMBINED STATEMENT OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1996                    F-61
         NOTES TO COMBINED FINANCIAL STATEMENTS                      F-62

                               INDEX TO EXHIBITS

Exhibits

   1.1     Form of Underwriting Agreement.

  *3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

  *3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

  *4.1     Form of Common Stock Certificate (incorporated by reference to
           Exhibit 4.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

 **5.1     Form of Opinion of Hunton & Williams.

 **8.1     Form of Opinion of Hunton & Williams as to Tax Matters.

  10.1     Declaration of Trust of Humphrey Hospitality REIT Trust

  10.2     Bylaws of Humphrey Hospitality REIT Trust

 *10.3 First Amended and Restated Agreement of Limited Partnership of Humphrey Hospitality Limited Partnership (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

**10.4 First Amendment to First Amended and Restated Agreement of Limited Partnership of Humphrey Hospitality Limited Partnership.

**10.5 Second Amendment to First Amended and Restated Agreement of Limited Partnership of Humphrey Hospitality Limited Partnership.

**10.6 Third Amendment to First Amended and Restated Agreement of Limited Partnership of Humphrey Hospitality Limited Partnership.

**10.7 Second Amended and Restated Agreement of Limited Partnership of Humphrey Hospitality Limited Partnership.

 *10.8 Second Amended and Restated Agreement of Limited Partnership of Solomons Beacon Inn Limited Partnership (incorporated by reference to
           Exhibit 10.2 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.9 Agreement of Purchase and Sale dated November 29, 1994 between Dahlgren Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn-Dahlgren, Virginia (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.10 Agreement of Purchase and Sale dated November 29, 1994 between Dublin Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn-Dublin, Virginia (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.11 Agreement of Purchase and Sale dated November 29, 1994, between Elizabethton Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn-Elizabethton, Tennessee (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.12 Agreement of Purchase and Sale dated November 29, 1994 between Farmville Motor Inn Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn-Farmville, Virginia (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.13 Agreement of Purchase and Sale dated November 29, 1994 between Morgantown Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn-Morgantown, West Virginia (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.14 Agreement of Purchase and Sale dated November 29, 1994 between Princeton Inn Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn-Princeton, West Virginia (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-11 (Registration No. 33- 93346)).

 *10.15 Agreement of Purchase and Sale dated November 29, 1994 between Wytheville Motor Inn Limited Partnership and Humphrey Hospitality Limited Partnership for the Best Western-Wytheville, Virginia (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.16 Agreement of Purchase and Sale dated June 8, 1995 between Farmville Lodging Associates, LLC, and Humphrey Hospitality Limited Partnership for the Days Inn - Farmville, Virginia (incorporated by reference to
           Exhibit 10.10 to the Company's Registration Statement on Form S-11 (Registration No. 33- 93346)).

  10.17 Agreement of Purchase and Sale dated March 26, 1997, between 344 Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn-Gettysburg, Pennsylvania.

  10.18 Agreement of Purchase and Sale dated March 26, 1997, between 144 Associated Limited Partnership and Humphrey Hospitality Limited Partnership for the Holiday Inn Express-Gettysburg, Pennsylvania.

  10.19 Purchase Agreement dated March 26, 1997, between 644 Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Holiday Inn Express - Allentown, Pennsylvania.

  10.20 Purchase Agreement, dated March 26, 1997, between 544 Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn-Chambersburg, Pennsylvania Hotel.

 *10.21 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn-Dahlgren, Virginia (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.22 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn-Dublin, Virginia (incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.23 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn-Elizabethton, Tennessee (incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.24 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn-Farmville, Virginia (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.25 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn-Morgantown, West Virginia (incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.26 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn-Princeton, West Virginia (incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.27 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Best Western-Wytheville, Virginia (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.28 Form of Percentage Lease Agreement between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Days Inn - Farmville, Virginia (incorporated by reference to Exhibit 10.18 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

 *10.29 Percentage Lease Agreement dated November 29, 1994 between Solomons Beacon Inn Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn-Beacon Marina, Solomons, Maryland (incorporated by reference to Exhibit 10.19 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

**10.30    Form of Percentage Lease Agreement

**10.31 Lease Agreement, dated December 23, 1996, between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Suites - Dover, Delaware.

 *10.32 Option Agreement (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

 *10.33 Non-Competition Agreement (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658))

 *10.34 Services Agreement dated as of January 1, 1996 between the Company and the Lessee (incorporated by reference to Exhibit 10.22 to the Company's Registration Statement on Form S-11 (Registration No. 333-15897)).

 *10.35 First Amendment to Services Agreement, dated as of October 1, 1996, between the Company and the Lessee (incorporated by reference to Exhibit 10.23 to the Company's Registration Statement on Form S-11 (Registration No. 333-15897)).

 *10.36 Construction Loan Agreement dated April 1, 1996, by and among the Partnership, and Mercantile (incorporated by reference to Exhibit
           10.24 to the Company's Registration Statement on Form S-11 (Registration No. 333-15897)).

 *10.37 Development Services Agreement, dated as of April 4, 1996, between the Partnership and Humphrey Development (incorporated by reference to Exhibit 10.25 to the Company's Registration Statement on Form S-11 (Registration No. 333-15897)).

 *10.38 First Amendment to Development Services Agreement dated November 6, 1996 between the Partnership and Humphrey Development (incorporated by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-11 (Registration No. 333-15897)).

**23.1     Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1).

  23.2     Consent of Reznick Fedder & Silverman.

--------------------
*Previously filed.
**To be filed by amendment.

Item 36. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Silver Spring, State of Maryland, on the 24th day of March, 1998. Humphrey Hospitality Trust, Inc., a Virginia corporation (Registrant)

                                    By /s/ James I. Humphrey, Jr.
                                      ----------------------------------
                                         James I. Humphrey, Jr.
                                         Chairman of the Board and President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 24th day of March, 1998 in the capacities indicated. Each of the directors and/or officers of Humphrey Hospitality Trust, Inc. whose signature appears below hereby appoints James I. Humphrey, Jr., as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this Registration Statement, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Humphrey Hospitality Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                                                         Title
---------                                                         -----
/s/ James I. Humphrey, Jr.
--------------------------                           Chairman of the Board of Directors, President
James I. Humphrey, Jr                                   and Director (Principal Executive Officer,
                                                        Financial and Accounting Officer)


-------------------------                            Director
Margaret Allen

/s/ Andrew A. Mayer
-------------------------                            Director
Andrew A. Mayer


-------------------------                            Director
Leah T. Robinson

/s/ George R. Whittemore
-------------------------                            Director
George R. Whittemore

/s/ Jeffrey M. Zwerdling
-------------------------                            Director
Jeffrey M. Zwerdling

                                      II-8


